Exhibit 99.1
TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

Bill:	Good morning, everyone. If we could take a seat, please, we’ll get the program started. We’re going to be maniacal on running a tight ship here on the timing. We know this is a big commitment on your part.

But good morning. My name is Bill Murray. I’m the Managing Director of Investor Relations at TD AMERITRADE. I’ve met many of you in the last three or four months and hope to meet a lot more today.

Again, welcome to our first TD AMERITRADE Investor/Analyst Day. At this point, we have about 70 analysts in the room and another 30 on the way, and we have a hundred people on the webcast, so thank you for your interest in TD AMERITRADE. We look forward to telling you our growth story and we’re looking forward even more to a give-and-take of Q&A, so let’s have some fun in the Q&A.

Before that, let me do the honors here. I’d like to note that the presentations today contain forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. These statements include risks, uncertainties and assumptions that may cause actual results to differ materially from those anticipated. We advise you to review the risk factors contained in our most recent annual report on Form 10-K and quarterly report on 10-Q, and with respect to Ed Clark’s presentation, TD Bank’s 2005 annual report, for a description of risks, uncertainties and assumptions related to the forward-looking statements.

TD AMERITRADE management will discuss some(?) non-GAAP financial measures, and you can find the reconciliation of these financial measures to the most comparable GAAP financial measures and other required disclosures in the slide presentation which you have been provided and are also on our AMTD website.

Please note that the presentations made today are intended for investors and analysts and may not be reproduced in the media, in whole or in part, without prior consent of TD AMERITRADE.

Now we’ve got the formal festivities out of the way. Our theme today is going to be growth, retention and yield. We didn’t really have to think too hard about that. That is Joe’s mantra. Every meeting we go to, it’s what are you doing about growth, what are you doing about retention, what are you doing about yield? It’s the basis of how we think, it’s the basis of our operating plans, and so it really wasn’t that much of an effort to consolidate around that thinking.

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

Our goal today, though, is to introduce you to the management team — the people that are going to do the execution, make you understand their strategy, their messaging, and importantly, tell you the growth story, and hopefully it’s going to be a compelling one in your minds. Of course, this growth strategy and the messaging is going to be how you perceive it. So as a result, we have a survey included in your booklets, and we’d like you to fill it out. We couldn’t ask for a more dedicated focus group, and we want you to critique the messaging that you’ll see in the presentation. So after you hear our presentation, sort of look for a question that relates to the presenter’s messaging and grade us. One’s good, five’s better(?). It’ll be like American Idol, they’ll all ___one. Anyway, so there’s a survey there, and please pay attention to that.

As far as the agenda goes today, Joe will come up and set the vision and the tone for the day and the expectations for TD AMERITRADE. Ed Clark — we’re happy to have him here today — is going to share with you his views of TDA’s future and how important it is to his US growth strategy. After that we’re going to have Asiff Hirji, our Chief Operating Officer, come up and tell you about the major opportunity we think we have before us. A little bit about leveraging our joint ventures, how we think about acquisitions, and importantly, differentiate—our differentiating strengths. After that we’re going to weave together some tactical programs to show you the compelling argument we have for the growth story.

First we’ll have Larry Szczech come up, our Chief Client Officer. He will present our client segment set(?) strategy around the active trader and the long-term investor. He is the architect of the value proposition, so we’ll get into that, followed up with—the next three presenters will be the people that are the senior-most TD Waterhouse team members, bringing with them their expertise around the long-term investor and the RIA space. Chris Armstrong will lead that effort, talking about branding, marketing, advertising, and how that connects with our client base. Next we’ll have John Bunch come up and talk about the retail platform and its effectiveness. Then we’ll have Tom Bradley come up and talk about the registered investment advisor — our platform there, our competitive strengths, and how we’re going to grow that piece of the business.

Finally, after you’ve swallowed all that, the face behind the voice will come up, Randy MacDonald, on the earnings call, to pull it all together in what we will call the earnings power and strength of TD AMERITRADE.

So anyway, that’s pretty much the program. I’d like to introduce—by the way, there’ll be plenty of time for Q&A, so your Type A personalities out there, let the guy get through his presentation. You’ll see time segments on there. Basically the

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

presentation will run about half that length, so there’s plenty of time for Q&A, and we actually encourage it.

The first figure will be Joe Moglia. You all know Joe. He’s 7-and-0 in acquisitions, soon to be 8-and-0. As far as I’m concerned, at Merrill Lynch he was 2-and-0 — one on the capital markets side, one on the private client side. And then I look back into his record books as a Dartmouth coach, and the best thing I can come up with is that he had one Academic All-American on the defensive squad, but maybe there’s more to the story that I don’t understand. Anyway, let me introduce Joe Moglia, a man who turns a business strategy meeting into a contact sport. Mr. Moglia?

Joe:	Thanks, Billy.

Good morning everybody. Somebody say something?

Speaker:	[Inaudible]

Joe:	Good morning, everybody. I’m delighted for all of you to come today. I recognize that some of you came a long ways. We certainly appreciate that.

I was going to begin this morning with a joke or two. Our team said whoa, whoa, whoa, whoa, if you’ve got to tell a joke or two, to prevent you from doing that, we’d rather show everybody a video. So we’ve got that, and we’d like to show you our video for today.

VIDEO

Joe:	A couple of thoughts prior to beginning, and that is I want to reinforce what Bill was talking about a few minutes ago. There will be plenty of time today for Q&A. We have built time in for each presentation. We have got opportunity for Q&A. And at the end of the day, we will all come back on stage and we will spend as long as you have questions. If that takes us to 10 o’clock tonight, we’ll be here until 10 o’clock tonight. Now clearly, you don’t all have to stay. But if you’ve got a question, you’re more than welcome to ask that.

Secondly, the idea feedback that Bill talked about as well at the end of each presentation, so we get this straight. We are not asking you to give us your opinion on the quality of the presentation. We’re asking you as investors—you think what we talked about in that particular segment made sense to you, so you think there is no better way for us to get that type of feedback. Okay?

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

So with that, what I wanted to do was talk a little bit about, frankly, why we exist as a firm. I really believe this. I think there are a lot of bright people that run businesses across the country and across the world. But sometimes, and many times, firms under-perform. And when I talk(?) under-perform, I’m not necessarily talking about their stock price, I’m talking about their actual business performance. One of the reasons for me why firms tend to under-perform is because they forget why they exist. They remember why they’re smart and they remember how to make great presentations and they remember all of those things, but they don’t remember why they exist. The only reason we are in business is for the sake of our clients — period. If there are no clients, we are not in business. So everything we think about, then, begins and ends with the client. But because we are in business, then we’ve got to be able to generate a real return, a real profit—generate a real return for our shareholders.

Now, the only way we’re going to be able to do that—if we add too much on one side or the other, we’re not going to be successful. Clients want everything for free. That’s terrific, but that’s not going to be great for the shareholders, and our shareholders need of course to understand that they are doing a good job with our clients. And by running our business effectively and productively, and being able to grow, etcetera, we will be a good return as far as our shareholders go. So that’s it. There’s one other reason why we exist.

So frankly, five years ago, when I was at the firm, we would have meetings and someone would go on and talk about this grandiose idea that was terrific. It should be in Harvard Business Review, it should be in a magazine. But eventually we said, well, how’s that helping our shareholders, how is that helping our clients? Today, if in the meeting, somebody starts to talk about something for five minutes and the rest of the room doesn’t see how this is going to benefit the shareholders or the clients, they cut the conversation off.

We also recognize that if we’re going to deliver to those two(?) constituencies, the only way in the world that’s going to happen is through our associates, through our employees. That’s it. So the bottom line for us ___we’re only going to ultimately have three priorities, and that’s our clients, our shareholders and our associates.

Now, once we’ve established that, at the end of the day, as Bill already pointed out, if we are in business, there’s only three things that matter to us. How do we in effect grow? How do we grow our accounts, how do we grow our assets, how do we grow the amount of business in effect we are doing? With regard to retention, we work hard to get our clients in the door. Now, I know this may not be realistic, but the fact of the matter is, we don’t want to lose one of them. We don’t want to

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

lose one of them. So when we lose one, we’re not going to say, oh, well, you know, that’s a little account, he didn’t do much business. We don’t want to lose anybody. We work too hard to get them in.

And then finally, by doing a better job of offering a greater range of products, financial solutions, et cetera, we think we can do a better job with regard to getting greater(?) yield out of the client base that we currently have. In effect, if we didn’t grow an account, if we didn’t bring in another dollar’s worth of assets — I assume I said assets earlier, too, with regard to growth — if I didn’t, we clearly want to grow our assets — if we just focus on the six million accounts we have, we could grow our firm, but that’s not going to be good enough for us.

So we’ve got three objectives — growth potential(?) and yield — and as Bill said, you will seldom be in a meeting with somebody at TD AMERITRADE with us, at least internally, where growth potential and yield is not specifically discussed. And at the end of the day, what we’re trying to do is establish our core—we know our core competencies. How do we lever those and(?) the competitive advantages so we can be leaders in the segments that we choose to participate in or the businesses we choose to participate in? There are three that we think we can be leaders in. It’s the active trader, it’s the long-term investor, and the independent advisor. There’s incredible focus here. This is it for us. We’re not trying to do everything else. This is what we’re trying to do(?).

Now, we talked about this, it’s a very serious slide. Remember the slide from the earnings call. We have done relatively well in the active trader space, in the United States retail equity online trades were about a quarter of the entire market(?). We’ve done a pretty good job there. We will continue to do everything we can to be the leader in this particular area. But as we move forwards, there’s going to be a great—remember, we never deemphasize—we’re never going to deemphasize the active trader spot. But moving forward, there’s going to be a greater emphasis yet on asset gathering and the long-term investment, and specifically the independent advisor.

So when you look at our market share, these are brokerage assets, by the way — brokerage assets in the online space, we’ve got 11 percent of that. Now, we don’t feel that that’s particularly good, and we think from there we can certainly grow that. And if we’re 25% here, that’s not bad. Eleven percent, we know we could do better than that. But that’s not where the real opportunities lies. As we start to get into the long-term investor space more aggressively and continue to aggressively pursue market share and growth in the independent advisor space, remember, the real focus for us is going to be the mass affluent.

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

So realistically, we are starting to compete now with the full-commission firms on Wall Street. And when you start to think about the full-commission firms, they are a significant piece of this overall pie. Remember, we’re going after the mass affluent and we’re only 3% of that. So a big part of our growth doesn’t just come from what’s going on in the online space, it’s also from the full-commission firms. This is the number we think we can ___.

Now, I said a minute ago that our sweet spot is really the mass affluent market. Now, I want to talk about this for a second. The typical full-commission shop, the financial consultant, covers between 400 or 500 accounts — 400 to 500. I think we all know that they only get paid or they get paid—they get paid the most by the clients that have the most assets. I think we all understand that ___. There’s two things that a client—a retail client, I think, will pay for. They will pay for investment performance and they will pay for world-class service. The typical financial consultant—it’s impossible for that individual to be able to cover effectively 100% of his or her base. So by definition, it gravitates where the people that they make the most money of and I’d say they’d probably do a pretty reasonable job with the top 10 to 20% of their base — so conservatively, at least 50% that they don’t get to. That’s the mass affluent market in the United States. That’s 37 million households — a million dollars of ___in investible assets, it’s a $16 trillion opportunity.

We believe that that mass affluent market in the US is the most underserved in financial services, and that’s what we’re trying to go after. So when you look at the population as a whole, this would be the mass affluent. Within the actual—when you actually look at their assets, this would be the mass affluent, and we’re saying this is our sweet spot, and it’s not the sweet spot of the typical full-commission firm.

Now, having said that, we think we could do a pretty good job there. But we are also—we also serve as our clients’ independent advisors, and it’s the independent advisors that are our clients, that’s our clients’ segmentation strategy, that in effect cover the affluent. But we also intend to get our share of that pie not by going to the high net-worth client directly, but by doing that through our independent advisors.

And as we move more toward just transactions to asset gathering, we think that’s a rather positive impact on our multiple.

Now, how many of you graduated from MIT with a Ph.D. in advanced physics? Too bad, because you’re not going to be able to understand this chart, then. There are only three segments we’re going after, that’s it — three simple segments we’re

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

going after — the active trader, the long-term investor and the registered investment advisor. They will generate revenues that are both transaction-based and asset-based. One of the big criticisms we’ve always had was gees, too much volatility in your earnings, there’s too much of an effort ___transactions. Nevertheless, during the call, Andy pointed out that 50% of our revenues were generated from our assets. That’s the first time in the 31-year history of our firm that that’s been the case.

Because of our ability to have skill(?) and operating leverage, as well as with the TD Waterhouse acquisition, the ability to be able our branches, our investment centers and our sales force, we think that that growth — and keep in mind we’ve got about a 15% variable cost — we’ve got 85% in the incremental growth we bring in in effect to ___tax line(?). So from our perspective, I recognize nobody in this room needs this chart, and this is basically the business. This is basically the business.

Now, there are a lot of things you can talk about when it comes to running a business, and most people want to spend as much as they can emphasizing how sophisticated it is, how complex it is, how difficult it is. And therefore, as a management team, we are so— we’re going to handle all those things. At the end of the day, you’ve got to execute. And no matter how sophisticated or complicated you are, if you don’t work it down into its basic simple facts — shareholder, clients, associates — growth, retention, yield — what segments are you specifically going after, you’re not going to get the job done. This is it for us. This is it for us. And one of the advantages that this that gives us is that when we make a mistake, it doesn’t take us forever to recognize it or fix it. When we need to make a decision, we can make the decision, and what we believe we have internally, the competitive advantage, we think we can move quickly. Why? We’re ___that doesn’t matter.

Now, I think you know that we went eight quarters in a row with 50%-plus pretax margins. You know, at the last earnings call, we were at about 41%. We absolutely expect — and we’ve said this to you before — we absolutely expect to come back to 50%-plus pretax margin by the end of the integration, and you know that’s going to be sometime the end of ‘07.

Now, what I’m trying to do today is not necessarily—I think you all kind of understand what our strategy is. I think you sort of all understand what our vision is. Frankly, ___. We’re just trying to give you a feel for how we do what we do, why we think we’re going to be successful in the areas that we’ve chosen to be. That’s why we’ve got a lot of senior leadership that will be up here today to talk about that. This is just the way we think. We literally think through what our

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

strategy might be. We look at what the potential market opportunity is. So, for example, in the long-term investor space, it’s the mass affluent in the United States, $16 trillion. Full commission firms can’t get that. Maybe that’s a reasonable opportunity for us — when we come up with a value proposition that we feel good about, benefits our client and still takes care of our shareholders. Don’t underestimate how important it was for us as we were making decisions with regards to pricing, to balance the optimal solution between how we could best take care of our shareholders and how we could best take care of our clients. Literally, we never make a decision without considering our clients’ ___ — period.

For what it’s been—that we think we can create a marketing focus that would help us successful, today we also now think to what extent that we create a sales approach that will help us be successful. At the end of the day, because of our shareholders, there’s got to be some earnings power built into what we’re doing. That’s just the way we think. What does that come up with? We think there’s three areas it could be pretty effective that. Guess what? ___If we’re going to be successful here, how are we going to know that? Guess what? It’s growth, retention and yield. How do you know if you’ve got growth, retention and yield? I recognize if you don’t have a Ph.D. from MIT, you may not come up with that answer, but there’s a lot of little metrics you should look at to be able to ___. These are probably the most obvious.

But you look at whatever you want to look at. At the end of the day, if Bryce Engel, who’s our Chief Operations Officer, comes to me and he says, our client satisfaction index is high, I’m going to be really, really, really happy. But I’m not going to give him a big hug if retention’s not what’s supposed to be. So at the end of the day, it’s growth, retention and yield. Nothing else matters.

Now, I recognize at our last earnings call, many of you were not crazy about the fact that we lowered guidance for ‘07. I understand that. I talked about this. I talked about that day on the call, but I want to spend a minute or two about it—a minute or two on it again now. You also told us in the feedback you gave us in subsequent calls we made—concerned about some of the earlier press releases that had gone out were confusing. First, I want to spend a minute or two on the guidance, our guidance philosophy. Literally, since 2001, the only thing we have ever given you is our strategy, what we’re trying to do, how we’re going to do it, and then we give you results as we move towards whatever those objectives were or goals were. We always gave you 100% of our costs(?) up front, and in this case, with $100 million ___, we gave you that up front. We never—we have never, in the last four and a half years, given you upsides that we didn’t at least start to achieve.

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

Now, especially with ___, we wanted our credibility to you as pure and ___as possible. So at least from my seat(?), there was never a doubt that we were all of a sudden going to change now into, okay, here is the deal, here’s the real ___. ___were so confident that what we’re going to do—here’s what we think the upside is. We’ve never done it before, we’re not going to do it now. Now, recognize we will be giving you updates on a very regular basis. Every month you see our numbers, you see what’s happened with regard to trades — balances, assets, et cetera — and every quarter we try to give you as much information as we possibly can, and we always try to keep our outlook updated. The decision ___for the reason I’ve given you.

Now, one of the things that I hope may happen today is as we go through our respective presentations, you yourself start to make decisions as to — you know what? — I think these people have got it right, I think they’re going to be okay, I think they’re going to be fine, I think there is real upside, I think they can get it done. But those are decisions you make. We’re going to give you as much information as we possibly can. But that’s why we did the thing with 2007. We did not want to break from our standard operating procedure, especially in line with myself and some senior management ___. That’s one.

With regards to the press releases, our intent for those was to try to make that simple and transparent. Based on the feedback, clearly we didn’t do that. We’re very sensitive to that. We will do a better job going forward of making sure that our press releases are simple, and as clear and as transparent as we possible can.

Now, that’s our guidance philosophy as far as the street goes. Our management philosophy. Big priority – clients, shareholders, associates. Three objectives – growth, retention and yield. Three client segments — the active trader, the long-term investor, the independent advisor. That’s it. And all that’s got to generate to us good solid, legitimate earnings growth. Everybody in our organization has some equity exposure to the firm. Everybody in senior management in the firm has a reasonable part of their overall compensation package based on equity, and everybody that’s part of that — the entire leadership to TD AMERITRADE across the board — gets paid whether it’s a cash bonus or whether it’s stock. The amount, whatever it might be, is all based on ultimate earnings growth and our performance — period. That’s what it’s based on. And we are tough on ourselves. So we’re going to give you a specific example of that.

If you remember, I want to jump back to ‘03 for a minute. I was proud of ‘03. The reason why I was proud of ‘03 — and I think most of our shareholders were proud of ‘03 — ’03 was our 28th year in existence. We made more money in 2003 than

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we did in the previous 27 years added up all together. ___that was a hell of an accomplishment. Guess what? ‘04, we did the exact same thing. We did better than ‘03 plus the previous 27 years added up altogether. The last year was just a plain old record year, plus we announced a deal, plus we had a lot of other things going on. Our financial performance was up 24%. Most people would have been pretty proud of that. I think most of you were. Bottom line is, we thought we could have done better. We ___ourselves down ___%.

Now, I’m not going to spend a lot of time getting into this. But I do want you to know is, this is our philosophy. This is the way we run the place. What we tell you is exactly what we’re doing. When we give you guidance, we try to always build in—we try to build in as best we can, worst-case scenarios, as best we can. And we certainly want to give you all the costs and the headache issues wherever might be up front.

As we progress, we will let you know what’s going on. Internally, we are aggressive, but we’ve only got three priorities, three objectives, and three segments we’re going after. That’s how we can evaluate ourselves, so FYI.

Now, I want to spend a minute in terms of—I think this is worth a multiple point of ___P/E. I don’t think The Street has appreciated yet — I think The Street will, over time — but the value of the strategic relationship we have with TD. Literally, just from the bank’s perspective, just with(?) regard to the bank, number one, we said 578 in terms of overall integration opportunities. ___was revenue opportunities. Quickly we were able to go from 200 to 300. That’s because of the strategic relationship we have specifically with TD and the relationship we have specifically with the bank.

Now, in effect, we truly do get most of the benefits from being a bank without most of the costs associated with that. That is a homerun. That’s a homerun. You’ve got the expertise of somebody that’s been doing this for 150 years partnering with us. If later on we want to be more aggressive with bank products. How difficult do you think that’s going to be? There’s another big advantage that we ___from the strategic relationship with TD, and that’s specifically that they’ve got a wealth of resources. ___we have access to some of those and we can leverage some of those.

So as you think about the future of TD AMERITRADE, think a little bit about the strategic relationship TD AMERITRADE really has with TD and the benefits we get from that, because I think they’re substantial.

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Now, another thing I think a lot of people—because the headquarters is in Toronto, the United States don’t necessarily understand TD themselves. And frankly, when you look at TD ___Group, when you look at the entire organization, it really is a financial service power in North America. It really is. So we thought today it was important for you to hear directly from Ed, and he can tell you a little bit why he thinks this makes sense ___strategy. He’ll also give you a little bit more color in terms of TD so you just have a better understanding of the overall organization. We think that will be helpful for you, that we are committed to delivering around 10% a year in terms of earnings growth. Last year they did 10%. The year before that, they did 27%. Ed will give you a little bit more color on that later on.

Now, I want to take you back. How am I doing on time, folks? This thing hasn’t started to move yet. Well, just how much time do I have? Okay. ___. In the fall of 2001, I hosted my first analyst session in Omaha at Ameritrade. I’d been there about five or six months. Some of you that are here today were in that room then. That’s when we only had about 17 or 18 institutional investors that owned our stock, today, we have about 335 that own our stock. We didn’t get a humongous turnout. But that was the day when we started to really roll out what our vision and strategy was for the future. At that session I said, our job is to take our core competencies, level them into competitive advantages so we could be leaders in the market segments we choose to take the lead in. People nodded their heads and said, okay. This is the end of 2001 fiscal. We had lost that year on an operating basis ___22 cents. And I said that day, in 2002, on an operating basis, at least, we will be profitable. Not many people believed me. We were profitable next year.

We said that day that if we’re effective at levering these core competencies, we’re going to be leaders in the segments we choose to participate in, the one we believe we can do is going to be the active trader. So we wanted to be one of the leaders in the world in the retail online equity space. Nobody believed us, but we did that. Then I said something that people really kind of rose their eyebrows at. I said, we’re in the middle of the bubble. We didn’t know it was the middle of the bubble bursting(?). You’ve got the technology world going down, you’ve got online brokerage going down, you’ve got the markets in general going down, and we all look ___you know how difficult it was. ___in the industry. There’s no way this segment of the industry can survive without consolidation. If we figure these things out, we ___ Ameritrade, we think we’re going to be consolidated in the industry.

Nobody believed that. Then NBB comes up for sale. Nobody said Ameritrade—we weren’t even mentioned when we talk about that. But we bought NBB, and it was

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a successful integration for us. Then the ___thing is up for sale and everybody knows that. Everybody in the world — all the different possibilities. There may be one or two people that said, well, there’s also Ameritrade, no, forget about it. ___. We did that.

When we announced the Daytech(?) deal, we said we’re going to keep our accounts, and by the way, we’re going to deliver $145 million in synergies. $145 million in synergies may not be a big number if you’re GE, but at the time, our revenues were about $500 million. Nobody believed that. Our stock got hit. We delivered – no, $165 million. We wound up delivering $245 million.

Back again to the fall of 2001. We said, let’s redo these things. The next step of our revolution — we said this in the fall of 2001 — we will get into the long-term investor space and we will get into the independent advisor space. And we started those back then, and they were nice little growing businesses. But the TD Waterhouse acquisition propelled us years ahead of where we would have been without that, and today we are in the long-term investment space and we are in the independent advisor space. They are part of three priorities. We are going to be successful in those places(?).

Now, I’d like to believe that we’ve established credibility over the span of the last few years, not because I said something and not because the team said something, but because we’ve always delivered. We’ve always delivered whenever we have said anything. We’ve got three priorities. We’ve got three objectives and we’ve got three client segments — period. We expect internally, and you should expect us from your perspective, to be as good as it gets in those particular areas. We owe you that, and you will get that from us.

Now, I’ve got to tell you, I am incredibly proud of what we have accomplished over the span of the last four years or so. I think almost any business leader and I think almost any shareholder in the world would be proud of the results that we’ve been able to deliver. Back in the spring of ‘01 we had a million and a half clients. Today, as you know, we’ve got over 6 million. These should grow in not necessarily the best four or five-year environment in the history of ___.

Now, I talk about ‘03, ‘04, ‘05 — pretty good years for us. Oh-three, ‘04, 05, we made about $750 million in net income. Know what made in the previous 27 years? Negative 70(?). We’re proud of those numbers. Our pretax margins were negative. Our pretax margins over the span of the last years. And where are we at today? 43 to 53% percent. And we’re telling you, period, we’re going to be back over 50% by the end of the integration as well.

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Our client assets back then were $24 billion. We said we want to be an asset gatherer. Today we’re over a quarter of a trillion. I’m not ready to say today when(?) we hit a trillion. I’m not ready to do that. And then our market cap. I know our stock’s been under some pressure over the span of the last three or four weeks. But I feel great about our operating plan, I feel great about where we’re going, I feel great about we’re headed and I’m proud of the accomplishments that we’ve had with regards to our market cap, our $6 dividend and our overall performance over that time period.

Now remember, when you grade presentations, you’re not grading the presentation. Just what you’re grading—you know what? I believe this. Yeah, it works. It works for me. And if you want to write a note, write a note down. Because we can get a better focus group than this, and this feedback to us frankly will be invaluable. And with that, I’m going to ask Ed to come up, but I’d like to chat about Ed for a minute or two.

There’s two things—there’s actually three things that I want to specifically say. The first is, he’s going to talk a little bit about his performance. But the performance at TD from his arrival a few years ago to where they(?) are today is nothing short of extraordinary. The cultural changes—the overall implementation of risk control processes, grow the business—the idea of—one of the reasons why it made so much sense for us to kind of get together was because we were so philosophically aligned. We exist for the benefit of the client, we exist for the benefit of our shareholders, and we both know that there’s no way we can deliver to those constituencies without taking care of our associates. This is an interesting story that I think you’ll enjoy hearing a little bit of.

And secondly, it was three and a half years ago when we started to work on the Waterhouse deal — three and a half years ago. And frankly, the patience on the par part of Ed to hang in there with us over that entire time period, when things were looking good, when things were not looking so good, when we needed to take a break, when we wanted to be more aggressive, was just unbelievable — and I don’t think most people would have had the fortitude or the persistence to do that. He did it because he believed in it.

And then thirdly, he has been just an absolutely great partner to us as a member of our Board, as a friend, as a strategic partner.

And with that, Ed, we’re honored to have you here.

Ed:	Well, I’ve already learned something coming down here this morning, is that when Joe invites you to do a presentation, make sure you don’t follow him —

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right? Specifically, if he’s going to announce that ___multiple points to his(?) stock price.

Well, I am delighted to be here. I wanted to start off before I got into the formal presentation and really say why I wanted to come down here for the early part of this session, and it’s a fairly simple message. It’s really like our investment in TD AMERITRADE. We like the management team in TD AMERITRADE. Indeed, we think unquestionably that it is the best operating team in this space. We love the platforms which focus on the three investors, and it’s very high margin. And we like the industry. We do believe fundamentally that this is a growth sector that has enormous potential.

As the largest shareholder in TD AMERITRADE, we see our job as a pretty simple one, and that’s to be supportive of management — supportive of management in its investments, in its organic growth strategies, and supportive of management when it sees opportunities where it can employ its unbelievable acquisition skills and innovation skills to take advantage of things that add value to its shareholders.

What I’m going to try to do quickly this morning is to tell you a little bit about TD, but tell you a little bit ___, sort of give you a reason why we are doing what we’re doing in the United States and, in particular, why we’re in association in TD AMERITRADE.

So, fast facts about TD. As Joe mentioned, we’re a fairly large bank. We’re the ninth largest bank in terms of market cap, headquartered in North America. We’re a very strong capital ___. We’ve been following a strategy that’s pretty simple, which is, how do you become a growth company without extending out the risk curve in the financial services business? And we do that by focusing on high operating ROE companies.

The other characteristic which probably distinguishes us to a certain extent compared to most US large-cap banks is that we are a full universal bank. We have a large commercial bank in Canada which I’ll get into that is, in fact, a fast-growing bank. We also have a large wealth management business in Canada that is a full range. You can see that our wealth management business today is currently about 15%. This is last year’s numbers. That number will be growing over time, both because of domestic growth, but also the very rapid growth that we’re going to have from TD AMERITRADE. We also have a bank in the United States which we intend to grow, and so our US presence will grow significantly. And we have ___securities dealer, ___Securities, that is a Canadian ___franchise. That portion of our business has shrunk dramatically as we’ve exited

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many of the non-Canadian securities businesses that used to account for about 50% of our earnings. It’s now down to 19%.

If you take a look at our Canadian personal commercial bank called TD Canada(?) Trust, it’s basically in the number 1 or number 2 spot in the Canadian marketplace, with 20 to 22% market share in almost every product. We have a major play in the property and casualty insurance company and interest in ___small company that we bought(?) which we backed management and grew it now into the number 3 player in Canada. We hold the marketplace brand position ___the customer-focused bank in Canada. We win all the awards for being the number 1 best service bank in Canada.

And despite the image that you can’t have large, strong market share in a single market and have growth that’s not true(?), we’ve in fact averaged profit growth of 16% a year for the last three years, and had a very good first quarter.

We also, as I mentioned, have wealth management. We are a full-service wealth management. So in addition to what we call in Canada discount brokerage, we have an online brokerage. We have full-service brokerage. We have financial planners. We’re the number 1 high-net worth investment counseling, with the number 5 mutual fund company in Canada. So we’re a full wealth management player — very, very rapid growing area for us. We’re the most integrated—probably the most integrated bank in North America. We are masters at taking dominant franchise on our retail side and moving those customers effortlessly across(?) to our wealth management channel, thereby growing our wealth management channel very rapidly.

As I mentioned before, we have TD Securities, which is a full securities dealer in Canada. We’ve refocused this dramatically over the last three or four years, exiting businesses outside Canada where we didn’t like the risk reward. We’re highly focused on managing risk in the company and asking whether or not in fact we’ll be rewarded for the risk that we’re taking. As a result of that strategy, we in fact had very high REOs in this business as well. We have a very strong position. We’re the number 1 equity trader in Canada, number 3 in fixed income and number 2 in corporate and government financing.

All of this is translated into excellent earnings growth, both earnings per share and overall earnings. As I’ve indicated, we are a company that’s very focused on growing. We believe growth is fundamental in a business strategy. If you’re not growing, you’re falling behind. What we want to do, though, is have growth consistently and without accelerating(?) the risk curve. As we’ve indicated, our

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earnings targets are to grow 7 to 10% a year and to grow overall earnings by more than that amount. We’ve been able to achieve those over the last few years.

One of the things that distinguishes us, because of this focus on risk, is that we earn a much higher rate of return for every dollar of risk we take, quite dramatically compared to both US and Canadian peers. Again, this is a focus on high ROE operating businesses and being very careful about how we manage the risk.

As a result of this, of being a universal bank in Canada with a strong domestic foundation, that’s in fact enjoying very rapid growth and very ___ROEs, we end up generating large amounts of excess capital, about a billion and a half dollars annually in excess capital. And frankly, and given the size of our market position in Canada, there’s a dearth of opportunities for acquisitions in Canada. We make selective acquisition where those available, but we haven’t found anything really to do. And so, we’ve expanded into the United States in two prime focuses. The first is — it wasn’t the first or going after Ameritrade was the first, but it took us a little while, as Joe mentioned, to actually make that happen. And so, what was to be the second prong became the first prong and that is to develop a personal commercial bank in Northeastern United States. We have a very simple philosophy. We want to have top market positions in any market in which we choose to compete. And so, we’ve taken a position in a company called Banknorth, now called TD Banknorth. It’s been making aggressive acquisitions in the United States. We have a set of target markets that we’re going after and our intention is to position in the Northeastern United States as one of the top five banks there in the markets in which we’ve chosen to compete. The same comes from Ameritrade. What’s our attraction for Ameritrade? Well, in TD Waterhouse, we did not believe that we had an entity that, in fact, could have a sustainable position as a top player and we wanted to make sure that we could translate this into a platform that did. We believe TD AMERITRADE is exactly that platform. Obviously, the transaction itself created an addition, a significant economic synergies for all shareholders and from our point of view, we’re able to get the kind of corporate governance that we thought was appropriate. Joe has mentioned the TD Waterhouse Bank. We think this is a win-win for everyone. Essentially we are quite happy to give the economic efficiencies that come from our ownership of the bank, but through arrangements with TD Ameritrade to give the economics, fundamental economics of the arrangement to TD AMERITRADE as a 40% shareholder. At the same time, this means that we are able to meet the governance and regulatory structures that’s appropriate for a bank of our size. The key to us, though, as I mentioned earlier, is growth. We think TD AMERITRADE is a company that’s poised for growth. It has the management team, it has the platform, it’s in the right spaces, it’s on the right focus, and we see it as, in fact,

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an important part of our future. And the way that we can make it an important part of our future is by being supportive to management. We have recently increased our ownership in TD AMERITRADE. This says 37-1/2, we did a filing late Friday that said we were now over 38% ownership in TD AMERITRADE and that we have an intention to go to 39.5% to leave room, some room for potential buy backs. The result of all this, we believe that what TD AMERITRADE can help us continue to achieve the kind of results that we have over the last three years. Over the last three years, we have outperformed our Canadian peers, we’ve outperformed our U.S. peers, and we believe that the earnings potential that’s alive in TD AMERITRADE can help us continue to do that in the future. Thank you very much.

Joe:	[Inaudible] and there will be time at the end of each session, as well, for Q&A. Ed and I will handle whatever question you have now. A reminder, though, Ed actually — he’s sick and he’s got a fever, so don’t touch him, but — and he came back. He’s going to leave at the break. So, if you have a specific question of Ed, now would be a good time to get that done. You can get me anytime throughout the span of the day. All right. So, with that, and again, Q&A, you ask anything about anything you want to. Mark.

Mark:	___what you said again. You said the top of the bank is up to 38%, but you want to leave room for buy back. That’s for TD AMERITRADE to buy back stock and use that to go over to 39.9?

Ed:	Yeah. There is a potential that TD AMERITRADE might — we haven’t — the Board hasn’t decided this, but might buy back the stock that was the result of exercising the options of the management. So, if we were up at 39.5 and they bought back that stock, it would take us to 39.9. If the Board decides not to do that, then we would probably move up to a 39.9.

Joe:	Folks, can you hear Ed in the back? One thing before we go on, Mark stand up. Turn around a little bit. Okay. Now, this is Mark Mulholland(?). He’s a portfolio manager out of Philadelphia. Mark played nose guard for me when I was coaching the Lafayette ___. So, I’d like a round of applause for Mark Mulholland.

Mark:	I think I told Mary I did notice you mentioned you’re coaching at Dartmouth, but you didn’t bring up the Lafayette issue. I’d like to get that out in the public.

Q:	Yeah, I’ve gotten a question from a couple of investors and I know you’ve agreed to sign a five-year contract. Have you actually signed a contract yet?

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Joe:	Signed.

Q:	Thank you.

Joe:	[Inaudible] filed. You should get more information on that ___.

Q:	And secondly, for Ed, TD Securities, what role, if any, if that going to play in the combined entity or is there any relationship between TD AMERITRADE and TD Securities at this point?

Ed:	Yes, there is a flow agreement between TD AMERITRADE and TD Securities where we’re doing some of that Canadian flow from TD AMERITRADE.

Joe:	By the way, I think you’ll find on the Q&A span of the day, whoever’s asking the question, the next person wants it, get your hand up so we can get the microphone to you and we don’t waste time in between questions. Yes?

Q:	Yes, this is a question for both of you. Prior to the Ameritrade deal, TD Waterhouse was going to be cross selling in TD Bank. They had some plans for some kiosks. What are your specific plans to maybe leverage the TD Bank banking platform here in the U.S.? Anything along those lines or something else?

Joe:	Yeah, I think that the bottom line on this is right now the number one priority is our integration. And along with that is to have a successful rollout of the value proposition. So, we are in the process of looking at TD Banknorth, as well as TD, what might make sense to do next. We’re in the process of looking at all those things now, but no final decisions have been made. There are a lot of things we’re piloting. So, if you hear something, don’t automatically assume something significant is going on. If that’s the case, we will tell you. So, assume that our goal and objective is to figure out how we maximize our potential. We are working on those things. And as I’ve already said, there’s a lot of opportunity, I think we have here to lever a lot of the resources that TD has, as well as TD Banknorth. So, we’ll be looking at all that. Right now, though, the focus in on the value prop and the integration.

Q:	Hi. This question is for Ed. Joe said earlier that it took about three and a half years to kind of get to this point of the agreement here. I was curious, what was the thing that finally triggered it where you decided to go ahead with Ameritrade versus some of the other alternatives that TD may have been looking at?

Ed:	Well, I think — I mean we started with Ameritrade. We liked the management team from the start. That ___was an attraction all the way along. We liked the

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platform, so if you’re going to be in this space, you like to have the highest margin company in the States. It was really the different shareholders involved. This, obviously, in the case of Ameritrade, a more complicated share structure and so getting all the parties on side just took a lot of time. And so, it was almost as hard as getting Joe to sign that contract.

Joe:	[Inaudible]. The next question should be ready to ___.

Q:	Ed, I was just wondering you have two major properties now here in the U.S., how do you divide your time? What, I would think, TD Banknorth is probably more in the roundhouse of banking, but how do you look at splitting up your resources and what needs, frankly, more attention, TD Banknorth or TD AMERITRADE?

Ed:	Right. Well, first off, you have to understand philosophically how we view both TD AMERITRADE and TD Banknorth, but also if you go back to that pie diagram, I mean each of the businesses we have are pretty large, independent businesses that have their own management. And our philosophy historically, and then this is something actually I inherited at the TD, which I think is a great philosophy is that they bought companies to buy management and left the management in place. So, as I mentioned, we bought a company called ___and it was number 45th or something in the property and casualty. It’s now number 3. They bought — the TD Securities dealer is run, the head of it is by a company called ___that we bought. I came from Canada Trust that was bought by the TD Bank. So, historically, we like to get management that we like, leave them in place, and then say to them, “you ask us how we can help you as opposed to us tell you.” Where the analogy I use is we’re a delicatessen, we’ve got lots of things that are available, but we don’t know what works in your environment. You tell us what you want to draw from us and we’ll make them available to it. Obviously, today, right now, the same factors that have been helpful to TD AMERITRADE, which is the rise in short-term interest rates, have been very negative for TD Banknorth. And so, in the short run, that’s a hostile environment to be trying to build a franchise in the United States; hostile in the sense of it’s immediate earnings implications, frankly, positive given that we tend to have a three to five year time horizon rather than a three to five month time horizon because what it’s doing is throwing up candidates for further acquisitions faster than we’d originally anticipated. And so, I think we’re more hopeful that we’ll actually be able to build out exactly what we’re looking for. So, I would say probably spend more time at TD Banknorth because they’ve been more active and have more immediate problems to deal with than they have in TD AMERITRADE, but I’m basically there, as I say, to support management and make sure that my organization throws up whatever resources we can that the COs of the various

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underlying businesses want from the center.

Q:	You started out the presentation this morning with ___in acquisitions and I guess I’m curious as to do you see future acquisition opportunities for TD AMERITRADE and what is the timing and the bandwidth of management to be able to pursue acquisitions?

Joe:	Well, we actually in the process. We’re going to make a very, very big announcement tomorrow. I think everybody understands our mantra. So, that’s not changed. If we believe that doing any sort of strategic acquisition, merger, alliance, whatever it might be, if we believe that’s in the best interest more so of our clients than ourselves, we would look aggressively to do that. If you’re asking also Kyle whether or not we think there’s still room for ___in the online brokerage industry, I think the answer to that is yes. If you’re asking how about financial services in general, I think the answer to that is yes. So, we’re going to approach that the way we always have. If it’s good for our clients, good for our shareholders, it’ll be something that we will be thinking about and working on.

Q:	The question that’s probably or at least on my mind is Schwab had an analyst day, I think it was last week. They talk about going after very much now more focused on the affluent, but even at the lower end. They’re using a more high touch strategy.

Joe:	High touch or high tech?

Q:	High touch, where they’re employing their sales force. They must have used the word client relationship 40 times, but now you’re going after that same segment, the wealthy, but lower end of the wealthy. So, how do you differentiate yourself from Schwab who’s got a brand that’s probably got momentum — it has momentum on the asset gathering side already?

Joe:	Yeah, no I think from that perspective again, when you break it down into that three segments. In the active trader space, we feel great about our value proposition, we feel good about our growth, and we are comfortable with that value proposition relative to everybody else in the industry. We feel pretty good about that. With regards to the long-term investor space, remember that the long — with regards — Schwab should probably talk about their strategy rather than ___strategy, but there’s a reason why they ___and I think it hasn’t been a secret over time where, if anybody, they weren’t ever thinking about Ameritrade, but they’d be thinking about a Merrill Lynch and want to be more like that. And I think while they talk about high net worth and massive affluent, instead of ___, they’re focusing ___we take both of those. Also, ___it is in the long-term

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investor space on the mass affluent and the advantage that we have relative to the other people in the industry is (a) an incredible focus, but (b) we’re the ones with the 50% plus margins will be again, 60% operating margins. So, frankly, as we go after that long-term investor and we combine a long-term investor platform along with ___that I think is a differentiating product for us, portfolio allocation service for us in the industry, I feel very, very good about what our chances are to focus in the long-term investor ___because it’s the mass affluent in the United States. The independent advisor — there are only three major players in this country. Schwab is certainly one of them, Fidelity, and it was Waterhouse. Now, it’s TD AMERITRADE. And I feel great about the growth we see in that space in general. The advantage that we’ve got in that space is an incredible focus; this is all we’re doing. And don’t underestimate the power of our scalability, the power of our margins that allow us to do that. Now, having said all that Rich, keep in mind within the mass affluent alone, we’re talking about a $16 trillion market. If you add the high net worth to that, you’re talking about a $33 trillion market. There’s actually enough business here to go around. If we do our job right, though, we’re comfortable we’re going to get more than our fair share.

Joe:	[Inaudible]. Folks, thanks very much. Let me give it back over to Bill.

Bill:	Thanks, Joe. Thanks, Ed, for coming down. Okay. Let’s take it down a level. We’re going to have Asiff Hirji is our next presenter, our Chief Operating Officer. He’s also a member of the Office of the Chief Executive. Now that — he is joined by Randy and Chris Armstrong, together with Joe, form the strategic leadership of the TD AMERITRADE, so Asiff is a member of that. He came to us in 2003. He was the Chief Technology Officer during the Datek acquisition and was very instrumental in achieving those synergies that Joe mentioned earlier. Prior to that he was a Bain consultant, President and Chief Technology at Netfolio, Inc., founding partner in Mitchell Madison Group, and just recently he was appointed to the Board of Directors of Citrix, a NASDAQ firm with about $1 billion worth of revenue. Asiff is going to talk about growing and expanding our franchise. So, Asiff.

Asiff:	Good morning. My role as Chief Operating Officer is to oversee the firm’s operations, technology, and business development functions. And before I get going, I’d like to introduce you to the three very capable people who lead that because you’ll get a chance to meet them later on in the day if you haven’t already met them. So, Bryce Engle, would you please stand. Bryce Engle is our Chief Brokerage Operations Officer. Everything to do with operations and the clients basically talk to him. Jerry Bartlett. Jerry, please stand up wherever you are. Jerry Bartlett in the back there, he’s our Chief Information Officer. He leads our technology function. Wayne ___.Wayne, where are you? Wayne ___

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heads up business development for us, so when I talk about joint ventures, acquisitions, etc., he’s the guy you should talk to about that.

So, Joe mentioned, he mentioned our focus on our three segments of active trader, long-term investor, and the RIA. He mentioned the objectives and priorities around growth potential and yield. Question now really is, well, how? How are you going to execute? How are you going to capture this opportunity in the mass affluent segment? Why is it we should believe — to Rich’s question, I think — why should we believe that you’re going to be able to make significant progress here and create shareholder value? And that’s what I’d like to talk about. And I’m going to do it in three ways. One is I’d like to take you through how we think about our current performance and how that shapes our thinking as to how we approach this marketplace. Two, take you in depth into that specific opportunity and how we plan to approach it. And then three, talk very specifically about that thing which does give us confidence that we can actually execute on this and capture more than our fair share, i.e., our competitive advantages and why we believe we are truly uniquely positioned to cater to this segment, this set of segments and this type of investor and take more than our fair share.

Let’s turn to our performance. This is fiscal year ’05. The highest order measure of performance really is profitability and margin. This is fiscal year ’05 for our peers, Schwab pre-tax income about $1.2 billion, E-Trade pre-tax income just over $600 million. Take the entity that was the legacy AMERITRADE, combine it with the entity that was the legacy Waterhouse simply on a GAAP basis, pre-tax income, no synergies, no growth, no benefits of that integration at all — and these figures are on our outlook statements — that entity already produces more pre-tax income than E-Trade, more than half of Schwab’s pre-tax income, and has a margin considerably better than either one of them. No growth, no synergies. Take that entity, add in just the synergies, so the revenue synergies we’ve talked to you about, the operating expense synergies we’ve talked to you about, back off from that the debt ___, as well as the intangible amortization, etc., that entity is throwing off profitability inline with Schwab and has a margin considerably higher than any of our peers. And this is an environment where our market cap is about half of what Schwab’s is and our market cap is about what E-Trade’s is, and our multiple is significantly less. What this tells us is this franchise, without growth, simply doing what we’ve proven we’re able to do, which is smack two firms together and squeeze the synergies out of it and create a really robust operating platform coming out the other end, this entity already is a leader in its space. And we believe as we start to deliver on the growth potential, the market will recognize the earnings power of this franchise, the scalability of this franchise, and will reward our investors and our shareholders with a better multiple, and, therefore, create more shareholder value. And the rest of what I’m

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going to talk about is, well, how.

The second measure of performance is market share and revenue growth. There’s been a lot of talk, especially amongst the analysts, about AMERITRADE’s market share. Are we or are we not loosing market share in trading, which is the historic segment we serve? On one level, yes, we have lost market share in trading if you measure market share by trades per day. Now, I’m happy to report actually for the last couple of months, we regained our position as the number one online trader in terms of trades per day. However, that is an interesting, but irrelevant bragging right because it doesn’t bring along with it revenue and, therefore, profitability. The way we look at our performance in market share is we look at what’s our share of the overall trading revenue pot. And if you look at this over the last few years, what it shows you is we have taken share and taken significant share in an environment where our competition has made numerous pricing adjustments to try and capture and re-ignite this segment. And most of that, by the way, is organic because the only quarter in which the Waterhouse acquisition shows up is this last one and only for a very few days of that quarter. We’re actually pretty proud of that performance. The second thing to note is the way in which we grow non-commission revenues. Over the last few years, we have basically quadrupled non-commission revenues to the point where today they are more than 50% of our total revenues. So, we have both (a) diversified, and (b) stabilized our revenue stream, therefore, creating a much more profitable total revenue stream for our shareholders and our clients. Both of these — bear in mind — both of these are with the old value propositions and the old brands. So, clearly we expect as the new value propositions take hold, as the new brand takes hold, as Larry walked you through the value propositions and ___some of the brands, we expect this level of out performance to continue.

Now, if you’re serious about serving the individual investor in the United States, you have to understand them against two axes. The first is their investing behavior. And this is, of course, their segmentation; you can choose your favorite, but they’re basically boiled down to something like this. “I want to do it all myself.” “I mostly want to do it myself, but I need help the first time.” “I actually find this a pain in the butt. I want someone else to do it for me.” Okay. And the type of experience I want, “I want it completely virtual all the way through. I do I not want to walk into the physical presence.” “I want to look someone in the eye before I make the decision. I need a branch network or an office.” ___talked about these segments as individuals; that an individual is self-directed, an individual is a validator, an individual is a delegator. That’s not true. In our experience, this is actually how they treat discrete slices of their wallet. So, the same individual could become really self-directed and virtual with one piece of their wallet and yet choose to become really a delegator with a physical presence

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on another piece of their wallet. Okay. Same individual, two distinct desires for different parts of their wallet. So, legacy AMERITRADE business focused on a virtual relationship with the self-directed investor. That’s the business we went after. That’s the active trading business. We did it really well. We built a very valuable franchise. We will continue to focus on that. With the Waterhouse acquisition, for any individual investor whatever they need and want, whatever channel they choose, whatever investing behavior they want for their piece of the wallet, we have it covered. We have compelling value proposition on every single space on this board. For an individual investor in the United States, whatever you need, whatever you want, TD Waterho — TD AMERITRADE is our history AMERITRADE plus Waterhouse, TD AMERITRADE today can serve you in ways no one else can. That’s both for the ___clients that we have yet to go after, as well as the 6 million accounts that we currently hold. So, the combination of our branch network, our platform gives us the ability to deliver comprehensive value propositions anywhere on this space. Okay.

Well, Joe talked about the mass affluent. So, let’s look specifically at the mass affluent opportunity within the individual investor. This is the chart he showed you; the breakdown of U.S. population, okay, 5% affluent, 32% mass affluent, 62% is mainstream. Next to it is a breakdown of our client base. It’s very similar, skewed for wealth, as you would expect. Okay. Now, the affluent segment is important to us. We will continue to focus on the affluent segment for those who want a self-directed virtual experience, right. If they now want a self-directed experience or come into a branch, we continue them too, but primarily we serve them and the piece of their wallet with their long-term assets through the RIA network. The mainstream investor is also important to us. We’ll continue to focus on those folk and we’ll continue to serve them well. But look at the mass affluent. The mass affluent is almost half of our base. This is not a ___client segment that we’re going after that we don’t know anything about. This is a client that we already serve, we already acquire, we know how to keep, we know how to keep them happy. Not only that, this is a client that by these charts what it shows you is this is a client that disproportionately seeks us out as a provider of choice. And then bear in mind, when you look at the opportunity within this mass affluent segment, we historically only went after one piece of their wallet, which is why we’ve only got 16% of their total investable assets. That’s $470 billion within our own clients’ wallets that we never even asked for. Today, we can. We have the value proposition, the branch network, the sales strategy, the sales force. We can go after that in a hurry and we will. And that’s not counting the trillions of dollars that sit with clients we haven’t even yet touched. And the growth opportunity here, again, is not just within the mass affluent that we currently serve and the mass affluent that are coming, but also within the very organic growth that the mass affluent itself is going to have in it’s assets. Okay. This is an asset base that

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is growing. It is the fastest growing within the investable assets. So, there is, yes, a very big opportunity within the mass affluent in general, and specifically within our own base of the mass affluent.

Let’s turn for a minute to the implications of becoming an asset gatherer. What’s that going to do to revenues and profitability? There are, as Joe was saying and as we just showed you on the previous page, there are a tremendous number of assets that we’ve just simply never gone after that we’re now going to go after. The asset business is not only the biggest growth opportunity for us, but, frankly, it’s the soft underbelly of our competition. Why soft underbelly? To over simplify, most of our competition gives away trading to keep the assets. They would rather have the asset stream. They give away trading to keep the assets. Our low cost structure, our proprietary platform, our margins means we do not have to give away trading to keep the assets. We get the trading anyway because our clients would rather choose us for the quality of the value proposition we have in trading. For us, asset gathering is additive. The revenues, the profitability that we’re going to get from asset gathering are going to complement and be on top of the ones we currently produce from trading. This is a study by Merrill Lynch that looks at Schwab, E-Trade, and ourselves and it tries to breakdown what the distribution of assets is that we bring in and also what the margin or profitability is on those assets. So, if Merrill Lynch is to be believed, as we gather assets, it could look very much like this in terms of where the assets come from and it could look very much like this in terms of what the margins and profitability is. What this says for you is, we should see, we, TD AMERITRADE, should see disproportionate growth in our asset base, specifically in retirement assets, in fixed income, and in funds and fund equivalents. We, AMERIVEST ___in our case. And what we are going to show you over time is that given our competitive advantages, given our cost structure, not only can we grow these assets, but we can do it more profitably than anybody else in this space. Okay. So, we will get, not only will we get these assets, but we will get them with higher yields. AMERITRADE really is uniquely positioned as an asset gatherer. In some ways, we’re so late to the asset gathering game we’re early. We don’t have a legacy business to protect, we don’t have thousands of FCs we’re going to disenfranchise, we don’t have a mutual fund complex that we have to protect — none of those things. We’re clean as far as the asset gathering game is concerned. We actually can go out there with our agency only. We’re doing this because we can do it better than anybody else’s model and deliver real value for our clients and that translates into, again, real value for our shareholders. As far as we’re concerned, like I said, we’re so late to this game we’re early.

Now, on top of the opportunity that we see in front of us in trading and investing, on top of the opportunity specifically in the mass affluent, on top of the asset

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gathering opportunity, there are a bunch of beneficial macro trends going on that are going to affect our industry and us directly and we think we’re going to benefit from those simply by doing nothing but being in this space. Okay. First and foremost, there has been and will continue to be a massive generational wealth transfer from the parents of boomers to boomers and then from boomers to their children. Secondly, the mutual fund will continue to be displaced as the vehicle of choice for long-term investment. Third, each of us is going to become more and more responsible, either by choice or by necessity, for providing for our pensions and our Social Security. Last but not least, the brokerage industry, like every other industry that’s gone through that maturation phase, is going to continue to consolidate. All these trends specifically benefit TD AMERITRADE. Why? You will have tremendous wealth going to a much more computer literate, a much more self-directed and, frankly, a much more skeptical of the current provider generation. That has been baked into the way we thought about our brand. That’s why we talked about the independent spirit and strive with confidence and Chris will take you through a lot of that. We believe we have a way of connecting with this client and creating a trust for them to bring those assets to us. Second, guidance and advice will be a key requirement to getting those assets. We have the ability today through the Waterhouse acquisition to provide guidance and advice across any channel that they desire. Third, the core asset management vehicle will continue to be exchange traded. We have the most efficient exchange trading platform that’s out there in the public space. We will benefit from that. Last but not least, the ability to actually do brokerage industry consolidation at scale will continue to drive value for shareholders. We have an unmatched record in that arena. We will continue to be a player in that space. Again, all this boils down to we truly are uniquely positioned to capture disproportionate share of the growth that’s going to happen in this space.

Okay. Why? I’ll walk you through — there’s a huge opportunity. I’ll walk you through the opportunity in our own client base, as well as De Novo (?). I’ll walk you through a bunch of macro trends that are going to benefit us. Well, ultimately it is all about execution, but why should you believe our execution ability more than just the fact that Joe has said we’ve never not delivered on something we told you? Okay. And so, let me take you through what I believe are three big areas of our competitive advantage and truly differentiate us from the rest that play in this space.

First and foremost, we are technology company; we are a technology company in a financial services wrapper. That is a major difference between us and the rest of the firms that play in this space. We have over 30 years of technology driven, technology led growth. Let’s come back to asset gathering and I think Rich, you were the one talking about Schwab and its points on client relationship and

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gathering it. Yeah, we can gather assets by hiring thousands of folks and turning them loose in the field. We could do that. That would be a brain-dead way of doing it compared to ___. That would ___the kind of shareholder return we’re looking for, not the kind of risk control we’re looking for, not the client base we’re going after. That’s not us. We’re about technology led growth. The point for us is we’re going to gather assets leveraging our core strengths. We’re going to continue to do the things that have made us strong in this space, i.e., innovation. Look at all the things we’ve innovated over the last few years, okay, whether it was touch tone trading way back in the 70s to Internet trading, wireless trading, streaming products that we launched, direct assets, etc., etc., etc., to today Market Motion Detector. We have used technology to level the playing field for the individual trader, bring them professional quality trading tools with high utility and low cost; essentially allow them to get a fair from the market. Now, in front of us and what we’re going to do is to leverage that strength, the technology innovation to do for investing what we have already done for trading; deliver high net worth, quality products and services to the average individual investor at a price point lower than a mutual fund. We have the ability to do that and we are the only ones, I believe that have not only the ability, but the track record of doing that. That is a major point of differentiation between us and many of the others in this space.

Secondly, efficiency. You’ve heard a lot from us about the efficiency of our platform, about our cost structure, etc., let’s walk you through a couple of numbers. This is an SIA survey. It’s looking at clearing efficiency, i.e., back office, okay. It basically segmented all brokerage firms into one of four groups, sorry one of three groups. What it shows you is we are 4X, 4 times more efficient than any player, 4 times. And this is actually an understatement when you consider that this number is in Group I. If you took us out of Group I, the efficiency gap would be even bigger. Over the last few years as this industry has consolidated, we’ve gotten to know a lot of players in this space. We have never, not once, ever, found anybody that comes even close to us in efficiency; period. That’s because of our operational execution ability, that’s because of our platform, that’s because of our culture, that’s because of the people that we have. This is a major competitive advantage. And that’s only half of the efficiency equation. The other half of the efficiency equation is the amount of value add you deliver in your base. A lot of technology companies, and again we like to think of ourselves as a technology company, a lot of technology companies pride themselves on revenues per FTE as a metric. That’s in class companies like Microsoft, Cisco, etc., sitting somewhere at $700 to $800,000 revenue per FTE. We’re pretty proud of our performance on that basis. We’re just a shade under $600,000. We’re well in excess of anyone else in our space, and we’re especially proud of that performance when you consider we do not outsource any

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meaningful portion of our headcount. Microsoft, Cisco, all those other guys do. Going back where you’re seeing there is an inflated number. In our case, you’re seeing the actual number. And this is, again, something we track very closely. So, efficiency is another big difference between us and the competition.

The third big difference is productivity. We have competitors that literally out spend us by billions of dollars going after the same segments we currently do. Not millions, billions; spelled with a “b.” So, how the hell do we compete and win in an environment where our competition’s out spending us by billions of dollars? Because flat out, we do more with the money we spend than they can even dream of doing with that amount of money. Take a look first at the technology allocation. For those of you who cover more diversified financial institutions, you’ll know that if you look at the development that for most financial institutions, it’s basically 70% keeping the lights on, i.e., maintenance, 30% if they’re lucky on new development. Ours is the inverse of that. Ours is absolutely the inverse of that. Legacy for us is a five year old application and the few that we have we’re rapidly killing. So, we get a lot more out of our dollars that we spend, a lot more that goes into providing compelling functionality for our clients that our peer set would. Secondly, for every dollar I spend, I’m actually getting a lot more throughput. Over the last two years, our productivity in development projects over headcount has doubled. That’s how we compete and win in an environment where we are being out spent by literally billions of dollars. We’re just flat out better.

Now, I walked you through the opportunity. I walked you through the opportunity within our specific client base. I walked you through how we can deliver compelling value propositions on any spectrum that the individual investor wants. I walked you through the basis of our competitive advantage. There’s also an advantage that simply comes through newfound scale and size. We have over 6 million accounts. We have 100 branches. We have a quarter of a trillion dollars in assets. We have a series of assets that we can leverage additionally, not just through growth, to create value for clients and shareholders. So, let me take you through two ways we think about doing that.

The first is joint ventures. This is not historically something that we as a firm have done. Frankly, we weren’t important enough a player a few years ago for others to worry about as a joint venture partner. Today, we are. Simplistic little framework here, execution risk versus revenue potential. There three new areas where we’re looking to leverage our scale through joint ventures to create value for our shareholders and our clients. The first basically is if you have a compelling product or if you have some compelling content that makes sense for our client base, we’re not proud, we don’t have to build it. We’re happy to joint

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venture with you or something, put it onto our platform, make it available, monetize that asset, modifies our scale. Secondly, you might be an asset manager or you might be an intermediary who wants to take advantage of our low cost platform or our distribution scale for your products. If it makes sense for us, if it makes sense for our clients, if it makes sense for our shareholders, we’re happy to do that. And third, if there really is a true win-win that creates something unique in that marketplace, that would translate from simply a joint venture into an executing partnership and you can imagine that we might have strategic partnerships with content providers or with asset managers or with somebody who literally wants to rent our platform. Now, clearly I cannot tell you about any of these. I cannot tell you about any that are in the works. But I’m hopefully walking through how we think about them and giving you flavor for how we will do this to generate value. And clearly, as revenues come to fruition, we will update you on what they are. But joint ventures is another way we are looking to monetize the assets that we have and create growth.

Last but not least, acquisitions. We have been highly inquisitive. We will continue to be highly inquisitive. We see three potential areas for acquisition. The first is there are any number of interesting, small and mid-size brokers, equities, or other instruments or compelling technology trading firms. They’ve gone from some idea in a garage to they’ve now created the concept. It’s out there. It’s proven, but they’re having — that’s the point their in. There’s many of those that we can acquire. Are we looking hard at all of those? Clearly in this case, what we would be acquiring are either products and tools or accounts and products and tools, which we can add very quickly to our platform. Second is that you were a small and mid-size firm. You actually managed to grow to a point where now you might have even just gone public, but you have the next crisis of growth. Right. A step from there to being a player like one of us is a fairly monumental leap. Most companies are not going to be able to make that leap. They’re looking for some sort of exit. Clearly we are a decent home for those folks. They seek us out as an acquirer of choice. And again, to the extent that it makes sense for our clients and our shareholders, those are deals we’re going to do. And then last, but certainly not least, someone asked the question about scale mergers, I believe there is going to be at least one more deal in our space. I cannot imagine that we would not be involved in someway, shape, or form in that deal. There has never been a deal in our space where all the players weren’t someway, shape, or form involved. I can’t imagine that would change.

So, in summation, there is a significant opportunity. The mass affluent are a big part of that significant opportunity. That opportunity exists for both De Novo (?) clients and within our own base. There is tremendous growth potential in both. So, why are we going to be able to achieve on that growth potential and capture

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it? It comes down to this. First and foremost, we are a technology company. We have a low cost, scalable platform. We have a low CAPEX. We have the 85% of ___incremental margin. We have a history of innovation and the investments in innovation. And one example of that is the goal we set — if Larry or Chris or someone or ___comes to us and says, “Hey, I have an idea. I think this is a really great product. I want it in the hands of our clients.” Our goal is within 10 to 12 weeks the first version of that in the hands of the client. That’s what we do. That compares to the best of Silicon Valley. We compared ourselves to Ebay, Yahoo, Google, etc. We compare notes with those guys on development philosophy, development ___, etc. We feel pretty good about our performance. We think it’s world class in terms of our ability to deliver products. Again, that comes back to it’s we’re a technology company. Second, our people and our culture truly are a big differentiator and a source of our competitive advantage. We’re known for our client service. I walked you through our efficiency and productivity. I walked you through some of the figures that prove what our people are able to do. People make jokes about the fact that we’re based in Omaha. The fact that we’re based in Omaha is actually an advantage. I think a mid-western firm with mid-western values and mid-western culture delivers a sense of frugality and class service you will not find anywhere else. That’s why our call centers are located in Omaha or in Fort Worth, or in other mid-western centers. Our people really do make the difference. And last but not least, we’ve got a fairly simple and straightforward business model. We are agency only. That’s it. We take pains to be as transparent as possible with our clients, our shareholders, and our associates. We are extremely low risk. We don’t bet our balance sheet, for example, to juice profits. ___, but certainly not least, as Ed and Joe talked about, is this bank relationship, which we don’t think is fully understood yet by the markets. It essentially gives us all the benefits of being a bank without any of the drawbacks. All of this, we believe adds up to what is a high growth, high margin, low risk business; in other words, the most valuable franchise in this space. That’s what we’re building.

Questions?

Q:	Asiff, given your advantages in the clearing side, which you feel very strongly about, have you guys considered a third-party clearing model, ala, a tense and ___type of model where you could really leverage your benefits and your scale?

Asiff:	Yeah, that’s a great question, Mike. Maybe ___a little bit of juice. When I talked about providing a platform service for some asset managers and some, that is essentially what I’m talking about. The problem is I don’t want that confused with you’re going to become a ___. We serve the mass affluent. We serve the individual investor. We serve a segment in the RIA, the long-term investor and

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the active trader. We do it really well. We have the low cost platform to do that. If you’re also in that space and you and we do ourselves as complimentary, another way to think about that is if you’re enemy is also my enemy, i.e., my enemy is my enemy is my friend, there’s no reason why I won’t lend out my platform to you because not only can I create profits for you, but I can capture some of that profit for myself and I’m not complicating my business model. So, if it doesn’t — I think the rule for us is if it doesn’t get in the way of what we’re currently doing, if it doesn’t complicate the platform, right, we’re going to do it. This, again, is why we act viscerally when people talk to us about banking. If I was to add banking to my platform, I’m going to blow up the economics in that space. I’d rather rent a bank, frankly, and be able to do that than to pollute my economic with having to do that. So, a great question. Yes, we’re looking at it. I can’t tell you about any right now and if and when we do, we’ll tell you all about it. Next question. Sir?

Q:	Yes, given that you we’re talking a bigger ___as a technology company in the financial services wrapper, how do you allocate and determine what your CAPEX budget should be? I mean arguably, perhaps, you should be increasing dollars substantially here to press your advantage.

Asiff:	Well, that’s another great question. We have not and will not hesitate to invest where we believe it makes sense. So, at the last earnings, in fact, we told you about we were thinking in $20 million incremental investment in technology to accelerate things. However, there are also dis-economies of scale, right. Our view on it is we’ve got to go to battle with a very small, very talented team of folks who can get it done in a hurry than the masses of average folks who are going to take forever to get it done. And the problem — that works really well. One of the trade-offs is when we have those small teams that are working so effectively, throwing more people at the problem is actually counter productive. So, we do look very hard at how we grow our technology. We invest, actually, in people because that makes the difference. So, if you look — I showed you that productivity chart. The other thing I didn’t show you was we have ___out tens of millions of dollars in our technology budget on the non-people side; hardware, servers, network platform, etc., etc. We’ve reinvested almost all of that back into people. So, the technology budget’s remained about flat, but headcount has grown. So, that’s the way — it’s not — we’re a technology company, but it’s not a very capital intensive pathology. It’s actually quite cheap pathology. And so, what you’ll see in investments, investments for us translate into technology headcount. Great question. Sir?

Q:	The TD RIA market that the people are using, are they using low-load mutual funds and mutual funds or are they doing or do you know the mix between high ___individual stocks and bonds and how much you’re doing in mutual?

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Asiff:	I do not, but Tom Bradley can give you that answer. Is Tom Bradley here? He just stepped out. Can you ask Tom when he’s up here on that ___?

Q:	Sure. On your slide, you had mentioned mutual fund displacement.

Asiff:	Yes.

Q:	Are you talking about because of VGS?

Asiff:	Yes. I think — we think — look, what is the long-term investor need, right. They need asset allocations, they need it tailored for them, they need it rebalanced, they want customization and choice. They may not want tobacco or defense or whatever. They want all the things that are high net worth ___. Currently their only product right is this mutual thing, which ___on size fits all. It’s got a bunch of inherent downsides to it. Those downsides are ___. Finally they understood. And secondly because of technology, we can offer something that much better. Through AMERIVEST and other things, we can give them products, which gives them much better service. Frankly, we’ll deliver more dollars in their pocket and cost less than a mutual fund. That thing is going to be exchange traded. That’s what we’re talking about is that when you look at the dollars that the long-term investor is investing, we think proportionately more and more and more will go away from mutual funds and into exchange traded vehicles, be they ETFs, individual securities, or such things. Does that answer your question?

Q:	It’s not law yet. There’s – ITI(?) just had a meeting, which is really the trade group for the mutual line and they talked there’s a very high possibility that the idea of mutual funds and one of the hindrances with a mutual fund is that if you do a — you can be taxed on any transactions within the fund.

Asiff:	Yep.

Q:	ETFs don’t have that.

Asiff:	Exactly.

Q:	They’re looking to remove that. I don’t know if you’re aware of that.

Asiff:	Yeah but I don’t — that’ll help? I still don’t think it gets rid of the problem. The invented tax, the lack of customization, the fact that you can’t decide when to get into that, I mean there’s — if you looked at asset managers, most of them at a certain point will put you into like a DFA fund. But until you graduate out of that,

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they’ll put you into a separate account. It’s more efficient with ETFs. And that’s — we see that as a trend. I think the natural trend is more and more of your wallet is being exchange traded. I think that’s the general trend that we would all agree on. And what that means is a bigger slice of the long-term investing pie is going to be exchange traded. We’ll benefit from that. Any other questions?

Male:	Rich has a question.

Q:	On one of the slides you made the comment of your trades and you said this is before the benefit of the new value proposition.

Asiff:	Yes.

Q:	So I guess my question would be what are you expecting with the value proposition? What are you seeing now that you’ve had a month or a few weeks of it?

Asiff:	We expect that our performance would continue. As Joe said, our philosophy is we will not bake any of that into forward forecasts until we are comfortable that we are proving that the value propositions are working. The last couple months we’ve actually come back to being number one in trades(?). And we feel pretty good about that. Mike?

Q:	On the slide where you showed you have roughly 16 percent of your mass affluent clients’ assets.

Asiff:	Yes.

Q:	(A) How did you kind of estimate that number? (B) Do you have a sense for what kind of lock up in like 401K that you might not be able to access? And then finally do you have a sense for where the other assets are, who you’ll be stealing it from?

Asiff:	Yeah. No, great question. We constructed that basically by doing deep dive surveys into our own base, okay? We have a fairly robust market research group that Wayne heads up actually. Our second — a meaningful portion of that number is retirement assets. Third, some meaningful portion of that number is with our competitors but it’s also with Waterhouse and it’s also with Direct’s asset managers like Vanguard or T. Rowe or someone like that. There’s no reason why we can’t take some of that. Again, I don’t have to grab the 84 percent I don’t have. I just have to convince them that this year’s mutual fund allocation should come to me. Right? That in and of itself is more growth than we’ve seen in the

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long-term space. So it’s not just about tax(?) debt(?), get the stock. We’re also talking about the flow. Right?

Q:	Will you or do you now introduce the key Ameritrade products through Bank North branches?

Asiff:	Oh, I think the short answer to that is not yet. We’re in discussions with them about how we leverage the two franchises but we haven’t really come to any conclusions. So I know they want to offer our products but they currently have a wealth management solution in place right now. And I know we want to offer banking products through our base. It’s just — it’s a matter of when, with what priority, etcetera. I think it will. Short answer is it will happen. It hasn’t happened yet.

Q:	And what percent of new accounts will be online versus in the branches?

Asiff:	I don’t have that exact number. Does someone have that? I think the vast majority are online. Does anyone have the number? No. Okay, sorry. We can get back to you on that one.

Q:	Do you think that changes over time? Do you expect more openings through the branches or still the same?

Asiff:	I think if the measure is accounts, I would guess that the accounts are still mostly online. If the measure is assets, I’m guessing assets is going to be through the branch. Then again, when John Bunch gets up here, he’ll talk to you. I mean our branches exist solely to gather accounts and gather assets. And he’ll walk you through why we believe we’re going to be successful with that.

Q:	And then last question, the last couple weeks with the market decline, are you seeing any change in behavior? Thanks.

Asiff:	In client behavior?

Q:	In terms of activity or what you’re seeing. The retail investor I presume is back. Do you believe that?

Asiff:	Yes.

Q:	But the last two weeks, how much more of a market decline did we need to have before you say well we have to retract that statement or be a little more nervous? Are you nervous at all in the last two weeks?

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Asiff:	That’s okay. IR guys taught me, but I think in the last few weeks we’ve actually seen some of the strongest trading days we’ve had. So and that’s one of the big differences between when they blew up in the bubble and now is through a combination of firms like us giving them the tools and their own experience they trade in up markets as well as down. So if you have trade triggers or trailing stops or other things in place, you’re taking advantage of these movements, right, trading volatility. Yes, sir?

Q:	Thanks. Can you talk a little bit about pricing trends, specifically how the recent price cut’s gone? Has that helped your activity rates? What competitive response you expect, if any? And just general thoughts on pricing in the industry over time.

Asiff:	Let me take the second one first. If the analysts in this room are to be believed, the feedback from our competition is a big yawn on the pricing change. We’re happy about that. And in terms of — I’ll come back to — we’re happy with the way it’s going. It’s still very early. We will be — you know, you’ve seen the latest set of numbers. You’ll continue to see numbers on a monthly basis and a quarterly basis. We’re not prepared to declare a victory yet on the value propositions, but we like what we see. Any other questions? I think Kyle had a question here.

Q:	It seems to me that the website conversion is one of the most important aspects of client retention in the mergers that we’ve seen.

Asiff:	Yes.

Q:	We’ve had part of the transition but we really haven’t had both TD Waterhouse and Ameritrade’s website sort of operating on both site platforms. So can you give us some timing and your thoughts on how you’re going to proceed with that?

Asiff:	Yes. The big — the website is what the client sees. The big step in the integration is when we convert over the clearings. So currently Waterhouse is still clearing against EDT(?). By the end of this year, early next year, we will convert the accounts off that onto our backend platform. Over the period of time from now until then, the websites will evolve to add the functionality and to start to take the experience along. If we screw it up, our clients will notice in a negative way. If we do it well, our clients — it’ll be natural, it’ll be intuitive, they’ll perceive the value. And the way we measure that literally is as we told you we anticipate, we build into our forecast additional attrition around the conversion. Right? And we hold our — and Daytek(?) we told you ten percent. We actually only did four. I got it right? Right? Six, I’m sorry. And so we would hope to have similar performance here. We’ve assumed a number. We hope to deliver better than that.

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Female:	Last question.

Asiff:	Sir?

Q:	Hi, Asiff. Back to your comment about managing a technology company with a financial services wrapper, how do you think about managing that company through an interest rate cycle? We’ve seen among other things profitability of the company largely generated through net interest income in the past two years.

Asiff:	Yep. I didn’t say we were unhappy about the fact that we’re in the financial services wrapper. I just think two things. It goes to show you that there are more ways to monetize the revenue stream now than there used to be, right? And actually Randy is going to walk you through in fairly gruesome detail how exactly we think about those issues and how we protect that revenue stream and how we look to grow it. So from a technology point of view, the focus is deliver really compelling products and services out to our clients, make us the provider of choice. We think we do that and we think we do a pretty good job of that. Once we have those assets, the next challenge is how do you monetize those assets as best we can and Randy will walk you through some of that. Okay?
Again, thank you very much for your time and your questions.

Male:	Thanks, Asiff. Let’s take a — before — just two quickies before we take a 15-minute break. If you get a chance, why don’t you take a look at the first three or four questions on your survey while they’re fresh in your mind, see if we’ve struck a cord. At the same time, there are demonstrations in the back of the room for the active trader, long-term investor and the RIA stage ___here. There’s people back there that can help you walk through the website and the tools that we offer.
So we’ll see you about five after 11:00, start up again.

BREAK

Bill:	Here we go. If we could close the doors in the back, that would be helpful. Our next speaker is Larry Szczech, he’s our Chief Client Officer, responsible for the active trade in a long-term investor market, specifically responsible for shaping our products and services into a superior investment experience. He’s also a really smart guy and the chief architect of our value proposition. I know that’s something that you want to know a lot more about. So Larry, with that, Larry Szczech.

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May 23, 2006

Larry:	Thank you, good morning. My key question back to you right now is why does Rich Petto(?) have an Italian trade book on his table? But I’ve also been told by the staff in the back that if I go in the middle here, you can’t really see me. If I go on the side here, I can show off my new suit, so I’m going to try to hang in the light. That was a joke. And also, when we go to Q&A, if it gets tough, you’ll know I’m not really ready to answer the question by going back in the dark. That’ll be our signal.

So good morning. First thing I should do is find the clicker so I can move off this name slide. Just so you know, this doesn’t change presentation to presentation, it’s just to scare us into saying certain things. This slide you probably have seen before, but I do want to stay on it for just a second. I’m going to talk to you about the active trader segment and the long-term investor segment. Tom Bradley is going to come back and talk to you later about the registered investment advisors. But mostly what I’m going to talk about is the value proposition that we feel will resonate for this long-term investor and for this active trader. And the fact that those value propositions will do four things. That they will have an impact on our growth in terms of organic account acquisitions; retention, in terms of retaining more of the revenues generated by our current client base; and in yield, bringing more trade and assets per account.

We started our work, you might say, on segmentation three years ago. And we started by building a profitability model, by looking at the value of our clients and trying to compartmentalize them to determine which clients to focus on more. We move from there to behavioral aspects. We actually did a three-year study, reviewing in both Bull and Bear markets, each transaction the client had taken to try to determine behavioral patterns to help us develop products, develop services ideas and to better service that client base with those two things. And then finally, when we move down to the psychological profiles, the attitudes behind the behavior, the demographic or psychological changes that were occurring that changed the attitudes in a client’s mind and affected their profitability, affected their behaviors. And then we melted, or distilled this all down into two broad-based segments that I’m going to talk to you about today – traders and investors, and more importantly, the value propositions we have just launched into the marketplace as of April 24th, for those two categories.

First off, a brief stop at a definition. What is a value proposition? In simple terms, it’s the products and services you offer to a client that a client pays you for – i.e., the price. And that hopefully the client perceives in that price that they are getting more than they paid for – i.e., that’s the value. Now the thing about value propositions is they are ever changing. The marketplace and your competition

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forces you to make them better. We have no choice. We cannot stand still. Let me give you an example. Back in 1999, DayTech, which is the firm I’m from, Ameritrade acquired — one of those eight no(?) acquisitions. They had a thing called streamer. At that point in time, in 1999, if you put out a working – emphasize the term working – Java applet that could stream quotes to you as a retail trader and it was free, you could acquire accounts and you could acquire trades. You didn’t have to do anything else. You didn’t even have to be the low price or the low value, or the high-value provider, you just had to get that streamer thing out there. Today, everybody’s got it, it’s free. You don’t even talk about it that much any more. The value proposition bar keeps rising. And so part of what we feel we’ve done in our value proposition launch on April 24th is raise that bar.

So the first of these, the active trader value proposition. Let me give you a little background on active traders first. Active traders simply defined are anyone at TD Ameritrade who on average trades five or more times in an account in a given month – five or more times. It’s that simple. If you start to look at the people, the statistical pool of individuals, you see there are behavioral and attitudinal changes around that five plus figure, so that’s where we’ve targeted it.

Now if you’re thinking that these are 18-year olds in the basement trading their dad’s account between games of Halo, this is not the case. About a 50-year old, typically male – it’s a predominately male industry. These are self-directed individuals, highly self-directed individuals and they tend to fall into two categories – fundamental and technical. Technical being your chart traded, fundamental being someone who’s more of a swinger, position trader, looking for periods of time when they find undervalued or overvalued stock that they can take a position in. How well we going to make a difference in this space? We are making a difference because our value proposition gives us four areas of focus – the quality of the trade, the insights, the port and then simple, straightforward pricing.

Before I go into examples of these, let me give you a little bit more detail on each. Quality of the trade. This is not just about speed, this is about the price you see. And yet, every broker-dealer has a responsibility to seek the best execution. But if you look at this statistically, which I’ll do in a moment, some people do it better than others. Insight. This is where we innovate. Everybody gets the same market data. Well, everybody gets it if you take out the latency factors and ___technology organization run by Jerry Bartlett, does an incredibly good job of making sure there is nothing between our market data providers and our clients to slow the quality, the accuracy or the speed or the price. But still, within that, you can innovate and I’ll give you an example of that. Support. Support is not just

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client service. So Bryce’s client service team has been JD Power certified, always wins its awards. It’s a great group to have behind us. Support is more than that. Support is personal service. Support is giving our active traders ideas, giving them strategies, making them feel part of a community where they can share ideas and see what other people are doing.

It’s ironic. We were just in this room about a year ago, maybe a year and a half ago doing one of our Apex slide programs where we had, instead of you hundred analysts and investors, we had 600 of our clients all hearing about product demos, all hearing about new things we had. But the best time they had, the best time they had was talking to each other, building a sense of community, learning from each other so that they could be successful as traders. That’s part of the support network we supply.

Then finally, simple and straightforward pricing. We’re at $9.99 in online equity trades. There are people lower than us. There are people higher than us. The one thing no one else is is as consistent as we are. An active trader doesn’t know how many times they’re going to trade. An active trader cannot come into this room today and tell me, “Oh, yeah, I’m going to trade a hundred times this year or I’m going to trade 200 times, or I’m going to trade 50 times.” All they can tell you is what their strategy is and then they can watch the market and apply their strategy. So to charge them based on volume makes no sense in their minds.

We also found when we were looking at our behavioral data, that active traders take breaks. They move in and out of the market when conditions make it ready for them to be successful in the market. Active traders tend to have one strategy that they follow. The more sophisticated ones have a couple, but they tend to have one they play extremely well until it fails or until they find a better one. Our simple, straightforward pricing accommodates this. It’s $9.99 anytime, any order type, any share size, no restrictions, no hidden fees, no handling fees, no order fees. It’s $9.99. That resonates with the active trader. That works for the active trader. Now we won in our marketplace on price at $10.99. We think we will win at $9.99.

Let me give you some examples of these. First of all, quality of the trade. Trading, it used to be about speed. Back in 1999, the first brokerage firm, a firm that Ameritrade acquired, came out with a 60-second guarantee. The only one in the industry that would guarantee you the retail investor would get your trade executed in 60 seconds. Ameritrade bettered that and then people bettered it than Ameritrade. It’s become to the point now where speed is no longer an issue. Everybody has got a guarantee. So what’s the more important focus? Price? More importantly, price improvement.

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This is a chart of data supplied by MSI, Market Systems, Inc., this is not TD Ameritrade data, though we do buy it from them. Well, actually a lot people buy it from them in terms of execution quality. And what it’s showing you is price improvement. By price improvement, we simply mean, if I place an order and at the time I place the order there’s a national best bid in offer that I get inside it. I, me, little Mr. – did I say something wrong? I, little Mr. Retail Trader, got inside of the best bid in offer being offered nationally. That is price improvement. What this measures is how frequently it happened. You can see the industry averages are in blue. Typically us and our competitors, about 18 percent of the time get inside the spread, down to the queues. It’s harder to get inside on the queues, why? Because it’s so liquid. It’s such a tight market. How do you get in front of it? A sub-penny spread. It’s only 12 percent of the time.

Look at the green bars. That’s TD AMERITRADE. That most liquid vehicle where it’s hard to get in between the spread, 68 percent of the time we get our clients price improvement. That’s why active traders come to TD AMERITRADE. Because the price of the execution, the $9.99 or the $8 or the $10.99, starts to be less meaningful if you’re trading a thousand shares and you’ve got a penny, guess what? You just blew past the commission. It’s not about what you pay for the trade, it’s about what the market pays you. And our sophisticated, active traders get that. That’s why this story resonates with them.

Back to the insight to the market. I put that up, one of my favorite slides. It does it in several versions, but it’s one of my favorite topics in that we are an innovator, we are a technology company. We have a history of it. Our latest innovation which we just launched about a week ago is Market Motion Detectors. And actually, if you want to see it live and running, Jay Petrocelli(?) who is the head of Active Trader for TD AMERITRADE is in the back of the room demoing it today. I encourage you to stop by, either on the break, lunch, or before you get a cocktail later in the day. Just don’t hold him up too much so he can get a cocktail too.

Market Motion Detector is unique, it’s proprietary and it does one of my favorite things. It gives active traders a legal edge. How do we do that? We take information, market data that everybody has and we feed it to you in a manner, in a display that gives you insights. Simply put, Market Motion Detector tells you that speed of price moves, the acieration and the volume. Simple facts, but let me give you an analogy. I’m on the highway, I am driving in lane one of a two-lane highway, I am going 60. The car next to me is going 60 also, the speed of that car is 60 miles per hour. Assume that’s the stock price. There’s an entrance lane coming up, there’s a car coming down it, it is accelerating. Whether it’s doing 60

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or not yet is not as important as how much it’s accelerating because I’m about to come to a point where we come together, where we converge. Add volume, turn the car into a semi. Now how concerned are you about an accelerating semi versus a little bug going 60 miles an hour next to you? This is what Market Motion Detector shows in terms of the impact of speed, acceleration and the size of that movement to give you a hint as to whether the buyer ___are going on. This is the kind of tool our active traders watch to take advantage in the marketplace. This is a retail client base doing this.

I could put this on institutional desk. What we’re trying to do now – I just mentioned earlier about bringing the institutional services to the retail client. As our retail client gets more sophisticated, we’re trying to take them beyond what’s available to any trader, simply because we got there first, in one of those 12-week cycles Asiff was talking about. Again, you can see it in the back of the room.

Outstanding client support. Like I said, it’s not just service, it is providing strategy and ideas. It’s providing information to our clients. One of my favorites these days is market huddle. In the morning, once a week, we invite our best clients to get on the phone and we basically tell them what are the pros looking at. In this particular case, the current series that we’re running, we invite the folks in from Investor’s Business Daily, they bring their columnist, they talk about stocks they’re watching, what they’re going to trade this week, what they’re looking. Feedback to our clients. They love it.

That was a wrap on the active trader proposition. I’ll take questions on the end on either proposition, but I’m going to move on into a long-term investor proposition, so we’re changing speed here. We’re going from what Ameritrade and now TD AMERITRADE has had a history of being really great at, into new territory for us. New territory for one side of the company, but not new territory for TWD, or TD Waterhouse. Hence, the beauty of that merger, the strategic nature of that merger. Not just the synergy benefits, not just the revenue benefits, but the strategic benefits of that merger.

How can we be successful in the long-term investor space? How can we compete with Schwab, how can we compete with Fidelity? Four things that help differentiate us. One, our independence, two, guidance, three, wide-range of solutions and then four, excellent value. Named four ___with active, let me spend a couple moments on each of these.

Independent research. We don’t manufacture anything at TD AMERITRADE. We don’t have to sell you something. Our brokerage or branch network that John Bunch is going to talk about doesn’t have to force anything down your throat

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because we’ll sell you anything you want. We’ll sell you what’s right for you, not what’s right for us. That is our motto. We are the agents. We are not the proprietary deliverer of the vehicle. And we want you to know that and help to get information from other sources. So I’ll give you an example of that in a minute.

Guidance. I don’t care if you never ever talk to me as a client. I don’t care if you want to talk to me every single day. I don’t care if, as Asiff was pointing out, you’re a delegator, or you’re a validator, or you’re self-directive. The important point is that what you’re ready for, I have to offer at the same value. So if you want to call somebody in one of our investment centers and get just a couple questions answered on a specific bond letter you’re putting together, or if you want to walk into a branch and sit down and dump your portfolio on someone’s desk and get a portfolio review, which is what we do now for free, free consultation, or if you just want to go online, do a search and get your answer by reading because you don’t like talking to people – again, we don’t care. Our goal is to make each one of those economically efficient and allow us to compete in a high-touch, but high-tech way, so that our costs stay low and we protect those margins you’ve seen.

Wide range of solutions. I like to call this the right range of solutions. We’ve always had a range of stuff that we offered, but because of the merger, we’ve been allowed to expand that greatly in the investor category. And I’ll take a little deeper dive on a couple of those areas in a moment.

And then finally, the fourth one, excellent value. Again, the price point here is $9.99. When we did our demand analytics, when we did our research building out his value proposition, we found investors can be as value conscious as active traders. But since we can afford to do it, why not take advantage of that in our space. $9.99, no maintenance fees, no IRA fees. It’s just a very simple, straightforward value. And when we model it out to the client and show them, if you’re paying less each year to get your investments done, even if you only get standard market performance like everybody else, you will make more money. And it’s such an eye-opened to clients. I almost wish you could see it. I’d almost like to bring a client in here sometime and show you how it works because it’s a light bulb goes off. And you’re thinking, “Oh, your clients are dumb.” No, they just don’t spend time thinking about this, analyzing this stuff like we do. Once you show it to them, once you educate them, you have an inherent advantage, if you’re offering the ___ integrity, truthful and a high value offering, which is what TD AMERITRADE brings to the table.

Let me take you into some examples. When I say independent research, it’s not just that we, at TD AMERITRADE, talk to S&P, get their research report stuff on

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our site and boom, we’re done. Actually, we like to view ourselves as a consolidator of independent opinions. And because so many of our clients are self-directed, or partially self-managed, in a long-term investor space, we basically have two – self-directed and partially self-managed, if we’re talking about the website interaction and not Tom’s Investment Advisor business. They need help. So why not take a consolidated view of opinion. This is in a speech out of our new research center that’s coming out – and put them together for them. There are lots of opinions in the marketplace. Why not show everybody side by side? Now some of our providers might not like that, but that’s okay. We’re allowed to do this. Give our client a break. Make it easier, but also give them a consolidated view of what’s being said. Let the client determine their actions, hence, the term independence, and I won’t say too much about that because it is the major theme of our brand, which Chris is going to talk about.

Guidance. Guidance means a lot of things to a lot of people. Like I said, it could be in Bradley’s world where a person wants an advisor. It could be the self-directed person who is going to the independent research, planning their own portfolios, doing their own asset allocation models, building their own self- spreadsheet macros to manage their net worth. That’s fine. But if you’re in between, if you’ve been driven towards independence because of what you’ve read or where society is going, but you’re not certain, then we have the classic differentiator in Amerivest. Amerivest allows you to be in control with help. It allows you to be online and do the whole relationship electronically, but by yourself. You go to the site and a simple series of questions determine your risk profile. You don’t even have to know what risk profile means. Determine your risk profile, get a recommended asset at the allocations, which works for your risk profile. One click and you’re done. All the securities are bought, they’re in your account, it’s a balanced account, you can walk away. With our auto pilot feature, you can actually set it and forget it. You would never, ever have to come back to that site and you will reach your goal. If we get standard market performance based on how you set your risk profile, you will reach your goal with no further work on the client’s part. How simple is that? We just can’t imagine that won’t resonate with a client, that there is not part of this mass affluent that wants to be self-directed, wants to be independent, but needs help and with a little help, can take control of their finances. Since it’s all electronic, this can scale.

Now, if there’s a part of a client base that, even in a simple electronic model, doesn’t want to do it themselves, wants to literally sit there and side-by-side go through it with a human being? Guess what? We created the Amerivest Advise. This is rolling in about two weeks. The technology is done, we’ll be getting it out to the branch networks. This allows a human being to sit with you and do the exact same thing. Why? Because there’s a greater comfort factor for the client, so

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the client gets to decide. Now, because that costs us more, we do pass along that cost to the client. But it creates a model, an efficient model that allows us to build out revenues in the asset space, as efficiently and with the same target margins as in the active trader space, which we’ve been successful at for 30 years now.

The wide, or right range of solutions. We already had cash management tools, we already had retirement tools, the merger made them broader. What we’re also doing though is drilling down and getting a little deeper in each area. Let me give you an example. In cash management, we had money market funds, we had CDs, had checking, had electronic funds transfer. We’re bringing out a new debit card program. Why? Because the client wants a more total cash management view of this account, even though it’s a brokerage account. We already had account sweeps, ___FDIC on one side of the business, we need to do it on both sides. I think our outlook statement says we’ll be getting that out September with about a $6 billion sweep from the legacy Ameritrade account side, into the FDIC Bank, which is part of our relationship with TD Bank. It’s a powerful tool.

Is this alone differentiating from Schwab? No, Schwab’s got all this. That’s okay, because it’s part of the package. As long as we have the whole package, that creates the relationship for the client, it gives us a chance to win – we don’t have to exceed or be proprietary or unique in any one aspect of the product set that makes up the offering.

Retirement. We do the annual IRA campaign, just like everybody else does, we make it really easy. 401K rollovers, there was a question earlier, a very good question about how can we compete with somebody that’s got 401K money? You’ve probably seen the stats about movement, movement of 401K funds, up 7 percent, depending on who you believe, of that huge pool of 401K assets. We can bring that in in a rollover campaign. Two things have to happen. We have to educate the client. The client has to know this is even possible. Client is leaving a job. They know they’ve got to change insurance. They know they’ve got to learn where the water cooler is and where the restrooms are. They don’t’ realize they can also change their financial team, so they have to get educated.

Then, it’s still rather difficult to do. Of all the genies that come into the marketplace of moving funds, moving retail funds, it hasn’t happened in the 401K market. So you have to make it easy for them. How do we do that? We take the burden. Call us and we take the burden. We’ll just make it happen, because that setup cost, for the lifetime value of that client, especially considering consolidation is a thing in the retail industry right now, and if you want to be a consolidator, you want to get that type of asset in your account, and you can do that. We can afford to do that.

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Another stat that you’re seen a lot about and I won’t bore you with slides is the aging of the population in the US, the movement of assets, the baby boomers, blah, blah, blah, blah. That leads to one key needs, income distribution. You’re moving when you turn 55 from that asset accumulation phase into income distribution. Are we ready at TD AMERITRADE? We have some of the elements. I’ve got it to come up because we’re still building things. If you’re wondering about the dates of these to come, this is all tied into the integration work that we’re targeting for the end of December, January 2007.

So the right range of solutions. We’ll go into a little deeper into each area so we can compete, but then as a package, as a differentiating package, we think we can win.

Lastly, that pulls(?) out the long-term investor value proposition. Previously, the active trader value proposition. Several of you have already asked, I’m sure you’re going to ask again, how are we doing? And my answer is going to be almost like religion right now, it’s too soon to tell. We launched April 24th, I’m about three weeks in, it’s too soon to tell. Now I’m not saying that because our General Counsel is in the room, I’m saying that because I firmly believe that. Now are we measuring? Of course. Of course we’re measuring. This is what’s been come to be known in my group as the spaghetti chart. I throw it up not to confuse you, I throw it up here to point out that I actually did once date a Ph.D. from MIT, so that’s probably where this came from. The point is, there are metrics you can measure, whether it’s awareness, intent, these recall situations. You can measure the attributes that are assigned to your brand, which Chris can get into more detail. You can measure growth, new accounts, trades, all the key things. And then you can run them through a filter, and that filter is a series of market factors. What were the economic conditions? So were your trades up? But they really should have been up more because conditions were so good. What did your competitors do in terms of prices? So were you getting more trades while your competitors were also changing price? Changes your method somewhat, right? What about product launches from the competitors? So we run this spreadsheet data through these filters to get to potential actions, what we like to call the Plan Bs. There’s not one Plan B, there’s many of them. And the point is, don’t fix the whole thing if a little part of it is broken. What if a little part of it’s not even broken, but the numbers are just around the average and you want to tweak it? Change that part of the value proposition, move that needle, don’t move the whole thing. This form of continuous optimization ensures that the value propositions we architected can stand storms, and withstand market downturns and withstand client changes.

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Let me give you an example. If one of our metrics led to product development changes or product needs, that’s the 12-week cycle Asiff was talking about. If one of them leads to product emphasis differences — like we’ve got the brand, we’ve got the awareness, you’re coming to this site, but something is not resonating, you’re not closing the account opening process, you’re not funding. Maybe we’re emphasizing the wrong product. That’s even easier to do than this. Change the thing that needs to get changed. I put this up here to point out the level of detail that we internally look at before we take an action. Quickly, it happens quickly when we need to act, but we don’t want to make broad changes that aren’t necessary.

So that is the way that we continue to monitor the value propositions that we have put out for the long-term investors and for the active trader. Questions? Well, that was easy. Yes?

Q:	What’s the breakdown between the active and long-term investors? What’s the percentage of clients or assets or any other metric?

Larry:	I’m sorry. We don’t currently give out segmentation information yet, broken out by that.

Q:	Or even ballpark or...

Larry:	___legacy Ameritrade is more the active trader, so I’ll go with I guess the Ameritrade is more the active trader versus legacy TD Waterhouse is more the investor, but that’s as far as I would go.

Q:	And is there an entertainment element to the active trader? I mean why – isn’t it the loser’s game to try to trade on ___accounts, how to beat the market and we’re all just, we’re trying to beat the market and the statistics show that even the professionals don’t always do well, and now you have these individual at homes trying to beat the market. Is that a loser’s game for them, or another way to ask that question, what’s the success rate of your clients among the active traders?

Larry:	Well, I won’t give you our internal success rate. I would drive you though, there are some university studies that point that retail investors do have a success rate. Some are quoted as high as 40 percent, but that’s like the University of Michigan, so that’s not my fact or figure and I won’t state whether we’re near that or not. One of the things you’d have to point to is our 30-year history. If this doesn’t work, how do we grow to 6 million accounts? So there must be somebody being successful there, just by definition. In terms of entertainment factor, do some people consider certain aspects – like, a good example was, ___talking about

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these can all be the same people. That fact that we go long-term, active and investment advisor, that doesn’t mean three different people, it can be the same human being. And some do chunk out a portion of their investable assets and I think it’s slightly derogatory, play with it. Is there entertainment value in play? Most definitely.

Q:	Can you talk about the number of trades that’s happening in the options world and how you’re going to attack that? It just seems like more and more transactions or options and clearly your market share is growing there, but is there anything else you can do?

Larry:	I think we can definitely continue to develop products for the options trader. I think that if you look at the overall OCT volumes, you’ll see that option, volume and interest has outgrown equities. I think you’d see the same thing on the future side, especially with the eMoney and there is a lot of people who would tell you that eMoney volume is driven by investors. So no one can prove it to you, they just like to point to anecdotal that. Examples, an anecdotal example I’d give you – if you’d go to one of the active trader tradeshows, all of a sudden there’s all these booths talking about futures. Same thing about Forex(?) Forex is the latest one last year. Forex just started showing up at the active trader shows. So yes, they see there’s potential there. We’re studying it. You’re going to see one of our new options products roll out in a couple weeks, so we have it as a focus. We do have portions of our active team in Jay’s world assigned to trying to understand the options trader better and know what we can do.

Q:	Would you provide some more detail on the independent research you provide, A, how much does it cost? Do you charge per client usage of the research and also, how do you select who you use – put on the website, what providers?

Larry:	We don’t break out costs to that expense detail level. That’s something ___folks could consider, but we don’t currently break it out. I would tell you the contracts vary. Some are by usage, some are just by client access. Depends on the vendor, but we do try to negotiate for contracts in our favor, as you would expect. How we select them? We look at venues like institution or investor magazine and their ratings of the firms. All these firms get rated by somebody. We try to select independent firms that have been highly rated. Granted, it’s in the past, but we try to put forth both the best and – not just the best, but a variety of styles. So for example, we work with one firm called MarketEdge. That is purely technical analysis. It’s looking at buy and sell signals based on factors like strength or resistance points. It’s not looking at fundamentals. And yet you have the S&P five-star model where it’s all based on fundamentals. So we try to provide a range and then also best of breed. And we do flip them over time. Which you’ll see over

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the next six months, our research providers will change again, simply because some people come on the market who are performing better and we feel we should offer that to our client base. We also listen to the clients. When we run these apex slide programs, one of the benefits we get is a lot of feedback. We have many, many feedback loops, but one of the ones I love is the direct contract in an Apex 5 event where we hear what the latest and greatest is. And also, if it’s just the garage kind of backroom kind of programmer shop, they seek us out. We’re of a size now, we do so much in terms of volume and clients, people seek us out, so we don’t have to work as hard as we used to to find up and coming providers.

Q:	Yes, Larry, you’re sort of TD(?) AMERITRADE’s resident expert on retail investor behavior. So if...

Larry:	There isn’t any.

Q:	But you’re the expert. If the average retail guy, from my understanding, trades – or the active guy trades more NASDAQ stocks because it’s electronic, if the listed world goes electronic and the NYC goes electronic, do you think that’s going to spur activity, or does it just give a wider choice, I guess, to your active traders?

Larry:	Well, it could – I don’t know. I am encouraged by the leadership of the New York Stock Exchange now and being more electronic oriented. You look at the firms they’re trying to buy. I think that’s very interesting. I think that’s helpful to the retail market because any time you take and make a more electronic version, that makes our platform more powerful, simply because of access points. Whether having higher electronic rates of trading of listed securities would increase overall trading share volume, I don’t know, but generally, a trader trades a single strategy. If you give them ways to trade more stocks in that same strategy, simply because of access, you could logically extend that, but we don’t have statistical proof of that. So I do love the actions that are taking place. Yes?

Q:	One of, I think, the most underappreciated aspects of this industry is actually the slide that you mentioned on the percentage of sales receiving price improvement, which is looking for all ___at 57 percent versus 12 percent for the industry. Do you have that front in mind enough for your investors? I mean if you do the math, that’s a very tangible value proposition for your investor. I mean is there more you can do to sort of get that in front of people? I’m not sure even if I trade per month investor knows that?

Larry:	I would agree with you that there’s not ___to that and we have tried it in the past. You will see us trying it again in terms of getting that message out because

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we think it’s important. And I also think it’s just a good sign for the industry that the playing field is very level. I started, gosh, back in 1987 in financial services. There was no way you survived as a retail client. There was no way you could actually have been — not no way, but ___be a successful trader. And I think that’s changed. So yes, we would like to be a promoter of that. Yes sir.

Q:	Thanks, have a couple of questions. First of all, looking at Amerivest, have you looked at sort of hypothetical client on auto pilot and what results they would achieve back-tested, what’s your revenue streams would be and what kind of margin you achieve?

Larry:	Yes.

Q:	Do you want to elaborate?

Larry:	No, we have looked at it. Actually, one of the things we do now that I love, you can come in and get a consultation and we’ll show you how your portfolio did versus how the market did, versus how you’d have done if you were in one of our Amerivest models. So that shows you the ___on an individual basis, I would actually suggest you do that by going to a branch and get a great sense of how TD Ameritrade works today, but in terms of us divulging the margin capability based on that and what we see in terms of increase revenue contribution to the auto pilot version of Amerivest over time, that we’re not putting out.

Q:	Okay, but would that be sort of like an ultimate goal to have a significant portion of clients on auto pilot?

Larry:	On auto pilot with an annuity that’s not subject to be marketed or changes or conditions? Strikes me as a good goal.

Q:	Okay, have another question. Have you sub-segmented the long-term investor group and are there any of those sub-segments in particular that you’re aiming for more and where you feel that you can be more successful?

Larry:	Well, we think we can be successful in all with the addition of the tools that came from TD Waterhouse. We do like the self-directed and what we call the partially self-managed. We do also breakout into whether they are goal-oriented investors or simply general investors and we think we have to treat those investment assets differently.

??:	This is our final question

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Q:	Thank you. ___there’s a question regarding the $9.99 ___. Obviously, the long-term investors versus the active traders are looking at a totally different set of products that they want and kind of this universal $9.99 product. How would you prevent ___from like say, the active traders feeling that they are subsidizing the long-term investors? And also, the people in between, which are kind of like not quite the active traders, but not quite the higher like asset type customers – like how do you feel the profitability for those customers are going to be?

Larry:	Well, in terms of how we think the clients will feel, we’ve had this experience before, because we’re at single price points in our history. And what we’ve found is, we can differentiate and make that more active trader happy by not differentiating based on price, but on services. For example, we have an apex service level. If you are an active trader and get into that apex service level, you get things like free streaming, NASDAQ level 2, you get Dow-Jones News, not the fake retail news, but the real trader news to your PC free. You get invited to ___slides and the ___type events. We create a service level that – you’re at the same price, but we still allow you to feel special because of the service level we put you into. So that takes out almost all the noise about, hey, I’m underwriting this other person. Interestingly, the time we most got that question was when we gave out free streamer back in 1999 and the active traders would come to us and say, “You should be charging people who aren’t active for that because I’m underwriting them.” And we pointed out to them that the larger we grow the base, the better source of information we get, the better leverage we have in the marketplace when we’re trying to get you the best price. You win from that. You want us to have a broader client base even if they don’t trade as actively as you do. Part of the rationale behind those trigger stats. There’s got to be – we’re the 600 bucks ton gorilla now in the room. We’ve got more retail overflow than anybody. So market maker wants flow. Who are they going to be accommodated to? Our clients have to see that and we have to educate then that size matters in this case and we give them, we pass on those benefits to the client. Thank you very much.

Joe:	With all the speakers, we tend to beat them over the head about fair disclosure, so just in terms of some of the things that Larry said he couldn’t talk about, maybe Larry, we actually can talk about. In terms of like your question, give you a sense of where we are for active traders. We said we get about 75 percent of their share of wallet on trades, while only about 25 percent of their share of wallet in assets. So I think we could historically said – I don’t know if the numbers have been updated, but that’s...

Larry:	Generally go, well, 80 percent on trades, 30 percent on assets.

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Joe:	So I think that’s...

Larry:	___ask more a break between the types of clients...

Joe:	He was, and we don’t do that, but I think that at least helps size that opportunity for us. In terms of our options business, I’ve historically said that it is a significant portion of our revenues. It’s as much as 10 percent. It’s only about 6 percent of our trades, so there’s a very significant portion of our business. I would say relative to someone like OptionsExpress we’re as big if not bigger.

Larry:	Yes.

Joe:	We don’t charge for research, so that’s all in part of what we give the customer for free and we don’t disclose what we pay. And then in terms of the margins on Amerivest, the margins are about what we get for the rest of our business. So for charging $100,000 in assets and we’re charging 35 basis points, that’s about $300-350 for that and that’s about what we’re getting for 6 million customers. So it actually is a very interesting business for us. We don’t disclose separately what those revenues are, because frankly, they’re not significant yet. But we probably wouldn’t going forward anyway because it’s more product specific.

Larry:	Thanks. Thank you.

Bill:	Thanks Larry and Joe. Moving right along. The last speaker before lunch is Chris Armstrong. Chris is another member of the Office of the Chief Executive. He has spent 20 years in banking in the United States and Canada. The last six has been with TD Waterhouse. Prior to that he was with TD through the Canada Trust acquisition. Much of his career is spent around the sales and the marketing effort and he’s here today to tell us about branding and advertising and how we’re going to connect with the client. So Chris.

Chris:	Thank you Bill. I think you’ve had a range of presentations this morning. I’m delighted to be here with you. My role, as Bill said, will be to run sales and marketing. You will hear from two of the folks that work with me today, John Bunch and – oops, I go the other way — John Bunch and Tom Bradley in just a minute. And you’ve seen this grid about retention and yield across all of our client segments and, quite frankly, there are a hundred things going on in the marketing area today to drive growth, retention and yield across all of our customer segments. And these activities are managed quite competently by our Chief Marketing Officer and the third leg of my stool, Laurine Garrity who is in the room. Laurine, would you stand up? Laurine Garrity, our Chief Marketing

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Office. Laurine is an experienced financial services marketer — she worked for Dreyfus, INVESCO, Founders Asset Management. She’s been on the agency side before. She succeeds Anne Nelson and we’re delighted to have this extremely capable and experienced marketer managing the output that you see here.

But there is one overarching activity that we’re undertaking now because we are a new company. You’re heard from Joe about the drive in the new company. You’ve heard from Asiff about the competitive strength of the new company, from Larry about the new company’s value proposition. We are a new company. We’re a company – you guys have been tracking us for a long time. The deal got announced June 22nd of last year, but we finally brought the brand to market, TD Ameritrade, on April 24th of this year. And the one thing that overarches all of our market activity is the creation of a new brand. And creation of a new brand means burning that name in and making ourselves relevant to prospects in the investor base. Brand means a lot of different things to different people. There’s a very tangible and visible parts of brands, logos, brand architecture, advertising. There’s an equally important, if not more important part of brand, the non-visible stuff, which is really building on experience and making sure that your organizations knows how to deliver that experience the same way every time, that it’s driven by where customers expect. I’m not going to talk about that today. There’s a lot going on there and I’ll mention it a couple times, but what I’m going to talk today about is the visible stuff, take you through what our thinking is and what it is that we’re trying to accomplish with that.

Larry took you through in our value proposition stuff, our two client segments, our two retail client segments, traders and investors and he was eloquent in his description of the differences and the desires of these two customer segments. What you should know is that while they have functionally very, very different needs, they both segments have a need for what we call educational strategy or ideas and they have a need for superior customer service, whether it’s expressed in the sense of personal service or in the sense of a safety net or problem solutions. They want us to remember that they are independent and that they have these tools, but they want us to build a situation for them where they can thrive with competence. And you’ve heard that term, thrive with competence. And so that’s what underlies our brand platforms. Some of you have taken marketing 101. You’ll call this a brand positioning, some of you call it a brand-brand platform. We’re focused on independent mind at traders and investors and we’re trying to provide them an environment where they an thrive with competence. Think about those words, thriving with competence. That’s more than just great service. That’s the combination of the value proposition and the delivery mechanism and all of the things we do.

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Larry talked about Apex Live events and this notion of community that active traders have. That’s part of a thrive with confidence experience and we know that if we can get that experience into our prospect’s base, that that will create a deeper feeling of loyalty. That’s been proven, we know that it can happen for us as well. Our customers tell us in addition to wanting to thrive with confidence, that they want us to exhibit some basic behaviors in how we deal with them. They want us to be transparent in terms of both our information and our execution. They want us to help them leverage their personal power and they want us to help them make better, more competent decisions. And as you look at that and you reflect on what Larry talked about in our value proposition, I hope you can begin to connect the dots and see that our value proposition is not just about the online equity trades, it’s not just about the maintenancy, it’s about building a brand that will deliver this experience from the value proposition, everything, all the way through our organization to our customers.

And this is a wonderful blueprint to build our company around and as I said, there’s a whole host of activities that we are not talking to you about today. Maybe at the next analyst meeting, but as Joe drives the concept of growth, yield and retention and as Bryce drives what that means in the operational areas and what everyone throughout the organization takes those and drives them down into the organization and understands the behaviors that have to occur at every level of the organization to make this come true. Because – this is an important thought – great brand – and there are some great brands in our space that we have to compete with – great brands are built from the inside out. So like I said, that’s a great blueprint to build your company around and if we get to be that company, we get to have that thrive with confidence saying associated with TD Ameritrade, then darn it, we’ll probably advertise that sometime in the future.

But for right now, it’s still the company we want to be and we’ve got to get out there and compete with those strong brands in our space and so we went back and we went looked at what customers told us and we looked at how they felt about themselves and we said, well, how can we create a strong and compelling, emotional hook that will allow us to talk to people, talk to prospects, long-term investors and active traders about this new brand in the space? And the idea we are leveraging is, independence. As Sam says, independence, it’s the spirit that drives our most successful investors.

I think all of you know and Asiff showed it on one of his slides, there’s a tailwind there’s a secular shift toward independence and self-sufficiency that’s taking place across many industries today. It’s both pushed by institutions as they push down the requirements for customers to manage their own affairs and it’s being pulled by consumers because consumers are also trying to take on more

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accountability. It’s been enabled by technology with the web and this notion of increased bandwidth that has happened in all of our lifetimes. We have this situation where individually managed devices like TVOs and iPods are now replacing what we used to know as the station bar ___. Everybody manages their own media consumption today. Pensions, as you know, have given away to 401Ks, social security is going private and can you spell ownership society? So this push towards self-service and self-sufficiency is the tailwind that is moving us in the direction of independence. And it’s an idea we believe we can own. Independence as a notion, it’s a powerful notion, it’s a uniquely American notion, that sense of can-do-itness. And in a fog of messages that are about talking to ___and smart moves and being ___ordinary, we think it is an idea that we can leverage.

We’re going to talk about the executions and how we actually do that in the various advertisings that we have in a minute, but before I do that, I want to talk about how you should think about our message strategy as we go to market. Because not only do we have to burn in the awareness of TD Ameritrade as a new brand in this space, but we have to drive account growths. And driving account growth is the most important thing that we really have to do, but the two have to work in tandem. So you should think about us as having two layers in our message architecture today, the top layer being the brand messaging, it’s job is to generate awareness and to drive what Larry talked about, that consideration. There’s a whole set of normative advertising metrics. It talks about awareness, consideration and purchase intents and that’s what you should see happening at that brand level. Actually we’re going to have two waves of it this year in April and September. Beneath that, we’ll have a set of what we call acquisition messages and acquisition messages, as many of you think about those as a direct response television or online advertising or direct mail, that’s a whole layer of advertising that gets very specific. It’s targeted at a specific segment, it’s costs, in specific message terms, to that segment. It has offers, it goes through the correct media channels and so on.

Now generally when I show a slide like this, people ask me, “Well Chris, why do you need a brand layer at all? Why don’t you just have all of your ads working in the acquisition layer?” And I say, “There’s several answers to that question.” The first has to do, quite frankly, with where we are today in our evolution as a company and to coin a phrase, we are brand-new. There’s lots of work that’s been done in established companies that show how well their acquisition advertising does when it is flighted in tandem with a brand layer. I believe it’s clear that we are so new that without the brand layer, our acquisition advertising would not work as well as it should and would not work as well as our brand experience was in our two legacy brands.

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So then the next question smart analysts will probably ask is, “So after the brand gets burned in, will you continue to have the brand layer?” And I believe the second answer is also “yes”. Investors want the qualities in an investor’s company like trust, credibility and solidity and brand ads help to build that association and the association of those qualities with TD AMERITRADEs. And, by the way, at legacy Waterhouse, we actually established a firm connection between unaided brand awareness and account growth that convinced us that the investments in incremental message weight(?) paid for itself in new accounts and I expect that that condition and that set of relationships will be enhanced in a company with the advertising scale, the ad scale, the ad budget of the new TD AMERITRADEs. So for those reasons, I think you can look at this as something over the next several years that will be an ongoing thing with a layer of brand messaging and acquisitions messaging and should that change, we should come back to you.

I won’t spend a lot of time on this. This is just to talk about the fact that when we take our message to market, whether it is in the brand layer or whether it is in the acquisition layer, every one of the media channels has a specific role to play and we mix them, depending on how they drive accounts, how they drive applications and each has its own set of metrics. I would remind you that legacy Ameritrade has tremendous strengths in financial cable. They own the market opening, they own the market closed, it’s sort of a roadblock. I think you will continue to see that and as well, legacy Ameritrade brings with it a very, very strong online optimization routine which I will discuss a little bit later. And on the legacy Waterhouse side, we are bringing over into this new company the media agency and the media relationships that we have established that helps us drive the brand from the Waterhouse side. So we will bring a lot of expertise and a lot of experience in managing our medium as we roll forward with the new brands.

This is, as you see in our new logo and our tagline, the independent spirit, and I’d like to take just a couple of minutes, if I could, because I think it’s always interesting to you guys that are so caught up in the numerical analysis of our business, to think about how we built our advertising. And what we’ve done here is we’ve taken a piece of our print work that talks about our brand layer and I think I’ll just talk about some of the elements of that. I hope that all of you have seen the TV. I know that if you’ve been watching financial cable, most of you have seen it about 18 times already and you may even be getting tired of it.

We are using a spokesperson. The spokesperson we are using is Sam Waterston. There are four reasons why we use Sam Waterston. The first is that he carries — very associated with him around the notion of trustworthy, credible and honest and using this concept that we call in advertising, shared interest, using Sam and

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the rating Sam alongside of our brand, helps imbue our brand in the minds of prospects with those qualities. He resonates extremely well with traders. I think there was some fear out in ___land that if we used a spokesperson like Sam Waterston and having been associated with legacy Waterhouse, would he resonate with active traders? And the fact is, he resonates extremely well with active traders. He gives our legacy Waterhouse customers a sense of continuity to help us drive growth, retention, yield. The retention part – and quite frankly, when you use a celebrity of Sam Waterston’s stature, your ads have greater memorability, they have greater awareness, so dollar for dollar, the impact of your advertising is better.

Think about how the ad works. Sam walks along by a series of over-sized images. These images are very large in relationship to the scale of Sam. They are iconic in the sense that they express things that we recognize to be either uniquely American and uniquely identified with a sense of independence. In our ads we get the value proposition, the pricing, no maintenance fees, we have a strong visual wrap-up at the tail end of the brand. And remember, what we’re doing in this very, very early phase is burning in the name TD AMERITRADE and trying to imbue it with some of these qualities that Sam brings and the notion of independence brings. I think when you think about where we go with this in the fall, you can expect to see that our call to action, even in the brand layer, will get stronger. And I would imagine that in the fall – please don’t hold me to this – but Sam will say something on the order of, declare your independence at TD AMERITRADE or something on that order where TD AMERITRADE actually becomes the answer to how to exercise your independence.

As we move down the food chain in terms of our messaging, we move to the acquisition layer and we’re going to talk here about the direct response television. I want to tell you that this direct response television is built on some of the strong experience we had at legacy Ameritrade. We know a lot about how to make impactful DRTV, we know what works, we know what doesn’t work. And again, what we’re showing here is Sam – Sam is our connective tissue. Sam is the thing that makes sure that people understand when they see something in the acquisition layer that it’s related to the brand layer. We’re still using the notion of over-size visuals and we use a formula, if you will, that talks about the customer as a hero, the customer is the hero of the spot, not Sam. We show the customer engaging with the products, we use screen shots of tools, whether they’re new tools or high-value tools, we use – there’s a space in the ad where we have an opportunity to talk about tools, or possibly show price improvements, graphs, who knows. We talk about the value proposition, all of our DRTV has ___that we know work currently. We’re running 45 days of free equity trade and cash back and then we have strong branding throughout so that people don’t lose site

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of the fact it’s TD Ameritrade, and a wrap-up with Sam. So Sam’s on the front, Sam’s on the back, strong branding. And working through a set of rules that we know makes better DR advertising as we build the new brand acquisition layer.

If you go one layer down into online, I’d say online is an area where, again, legacy Ameritrade brings an incredible amount of experience to the table in our organization. They understand this. We run a very, very strong optimization routine and I’m going to actually show you a little bit more about that in a minute, but again, here on the online, we’re using Sam as the connective tissue. In online, as all of you know, there’s much more opportunity to give much more information. It’s very cost effective for us. We use the same actors, we use the same full motion videos that we take from the chute and again, we optimize what I said I would say something about that in a minute. So that ought to give a sense of our two-layers of messaging – the brand layer, all the way down to the online layer. We expect that all of it will work together because of the way we built it. It will all work together to drive awareness and just as importantly, it will all work together to drive account acquisition, which Mr. Moglia reminds me every day is my real responsibility.

Larry talked a lot about how we will – the spaghetti chart. And I think the spaghetti chart is something you guys should come back to. We have a culture in this company of rigorous measurements. I’m delighted to a be a new part of this company because we come from a similar place. But we will spend a lot of time looking at every space of the value chain to figure out what is working and what is not working. So we talked about, what are we doing about awareness and intent moving to action? And that whole measurement of the advertising will commence. It’s already commenced. We’ll get our first report in June. We probably will not share that with you. That will be proprietary. But we will read from that and we will get ideas and understanding about what’s working ,what’s not working, that we can roll into the work we do in September. And then what we showed up here is a notion of how we look at downstream – and in this case it’s about the online advertisement space – how we actually look at what’s happening on every site, on every app. I told you before that we optimize this. We know by day part, by portal, by landing screen, by offer, we have created – by ___created, we have champions and we have challengers and we are constantly altering our mix amongst those things to figure out what works for us and what drives customers to what we call here landing pages.

But that’s not the end of it. Once you get a customer to a landing page, you‘ve got to drag a customer through. And we can analyze where customers don’t move necessarily from landing pages through to the online account opening process. And that’s something that preoccupies Larry and I to figure out where, either in

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our messaging or our value proposition, or even in our creative, where we’re losing customers along the way. And then if we’re getting into online account processing, but we don’t get them all the way through to funded accounts and open accounts and qualities accounts, what are the things where we are failing to do that? And that’s the kind of approach that we follow every day. This is just an example of what we might do in the online ___.

So from the previous slide, we’re a company that believes in measurements. I told you will track brand awareness monthly. I told you we will measure the effectiveness of direct response, the TV, the online, the acquisition direct mail and how well it captures funded quality accounts. We will have another series of non-visible metrics to you that will determine how well we are doing with the account quality and the marketing efficiency that we bring in. We do a lot of quality tracking, we do a lot of return on marketing investment tracking. We just ???both industry norms, our legacy experience in both plans, as well as history.

We will have what we call client marketing activities that go against the objectives of retention and yield, growing assets, selling Amerivest. We’ll keep close tabs on each of them, we’ll understand what works and what doesn’t and as we move forward with our new brand, I expect we may actually share some of these measures with you on an ad hoc basis to make points that we’ll want to make along the way.

So in closing, I hope that I’ve been able to give you a notion that there’s lots of stuff going on in marketing land, in support of the business goals, the growth, retention and yield. That we’ve got a strong, well-thought out message strategy for the new brand, built on the experiences of both brands and deep customer insights. And we’ve got a culture of measurements and continuous learning that’s ensured that we’ll do more of the right thing. And with that, I’ll take a couple questions.

??:	Like Larry, wow, that was great. Mike.

Q:	Thanks, Chris.

Chris:	Yes sir.

Q:	Legacy Ameritrade focused a lot of its ad spin towards the bottom of the media channels that you put up and subsequently, they could shift their ad spending within a few weeks. Understand that you’re trying to build the brand and reach a broader audience right now, but as you use more things along the media channel, how agile can you continue to be in controlling the marketing costs?

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Chris:	Well, that’s a great question and the implication there is that when you’re at the upper end of the food chain in a brand messaging, but you’ve got a lot less flexibility about getting in and getting out. And that is though, to some extent, but I also think that we will never be so overcommitted into that space that we won’t be able to demonstrate the ability that we’ve shown in the past. I also think, you should think about the brand layer as having a lot more flexibility than network TV. It’s got all kinds of messaging that it has to – print vehicles and so forth and so on, so I hope I can leave you with a sense that we would never sacrifice agility and the ability to manage our costs in favor of just as some sort of religion notion of building the brand.

Q:	And as a follow-up, over time, again, do you view looking we as analysts looking at the marketing costs per new account acquisition as a good metric to follow?

Chris:	I think we’ve got lots of work to do on marketing metrics. The CGA is what has happened in the industry, as all of you know its’ the acts, it’s just a result, it’s not necessarily something you can measure to. We know a lot about what drives new account flow and to the extent that we begin to understand that better and understand what cost levers actually turn into different things and so forth and so on. I think to the extent that we follow and pursue our notion of – our history of sharing that information with you. I think we will try and do that to give you insight of that. We’re not ready to do that today. There’s some excellent metrics that we use in our own house that, I think, will be interesting for you at some juncture, but again, we’re not there yet and before we start doing something like that, we have to understand what are the elements of it that we have to bring you along. Not sure ___answer your question, but as we move to new ones, we’ll find – get you to the next place as well. Yes?

Q:	Charles Schwab has been successful at hit advertising campaign. They’re extending it and spending more money. Are you in a marketing battle with them or – might you have to spend a little bit more for your marketing and advertising?

Chris:	Charles Schwab is a great brand and he’s got – as arresting as I think our visual artwork is today and I think we occupy a very special place on television day. He occupies a special place of his own with the “talk to Chuck” animation stuff. I didn’t know he was extending the amount of money. As Joe said earlier, he should manage his marketing budget, we’ll manage our marketing bucket. We’ve always said we would make the expense decisions in ’06 and ’07 that were right to put us on the right projectory for ’08 and if spending more market money to guide the new accounts, etc., and so on was part of that, I think we would do that. But right now, what’s on public record is, I believe, that what we’ve said, we said

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we’re going to spend $150 million in media, in the first 12 months of the new brand. And the reason I always worry about that is because there’s a calendarization effect. So it’s in the first 12 months of the brand, not in the fiscal year. And then, what we said is that we would ___drop back to a level that was more at a l20 run-rate, 12 month run-rate. And our experience dictates to me that we’ll figure out a way to prove the value of the brand layer, just like we did at TD Waterhouse and we’ll figure out a way to continue to prove the value of the direct response television. So that when Joe asks me, “Are we getting what we should for the use of the company’s resources?” I’ll be able to answer “yes.” Yes.

Q:	thanks. Have there been any thought of brand coordination with Bank North, consultations with them and the overall green square?

Chris:	You’ve noticed the, what we call the shield, the TD shield. I think right now the coordination, I think Joe and Ed said it, our function today is to get our company integrated. We both, we being TD Bank North and TD Ameritrade, are part of what you heard today from Ed Clark of the TD Bank Financial Group North American strategy. And to the extent that we can be part of extending the TD brand, we will do that. We are not actively pursuing, as Asiff said earlier in his sort of the cross-selling of products or the time looking for synergies across the brand – to the extent we do that, we’ll keep you posted on it, but we will coordinate with them in terms of how the brand gets displayed because we all belong to the same kind of family and you may have actually seen recently some advertising that was actually TD-sponsored, in the Northeast, where it was from the mother company in Canada trying to link the TD brand. We think there will be some value of that. It’s a long-term play. Quite frankly, we at TD AMERITRADE are not preoccupied with that. We’re preoccupied with putting our companies together and bringing the new brand to our space and one that’s powerful and resonates with our prospects and, again, it’s a lot of account growth and a lot of revenue and so forth and so on. Thank you very much.

Joe:	I’m just going to ask you to just elaborate a little bit more about how dynamic the ad spend is relative to seeing quality accounts coming in. I think we would say it’s very dynamic, so that number you gave is not necessarily static.

Chris:	Well, I think that Larry, that ___point is a good one and I hope I left it – we make commitments, but we don’t’ make commitments which are best to firm kinds of commitments and so, therefore, we have the ability to lever our spending with our account ___. So if we were to get a prevailing headwind that didn’t make sense – that made it not make sense to spend money in the marketplace, we would figure out a way to not spend as much money in the marketplace.

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??:	___

Chris:	We would definitely also go the other way. Yes. I’m sorry, you meant me to go up, not go down. I very rarely that the Chief Financial Officer tells the marketing guy, spend more, spend more, but you heard it here first. Thank you very much.

Bill:	Thank you Chris. It’s lunchtime. I would just ask you, again, there’s a couple of big segments there if you could do your survey I’d appreciate it. Each of the presenters will be hosting a table. We’ll be having lunch where we had breakfast and we will see you about 25 after 1. Thank you.

BREAK

Speaker:	Hope everybody enjoyed lunch. We have a very lively speaker coming up. We’re into the sales side of the equation, so hang onto your hats. This afternoon you’re going to hear from the retail branch head, the registered investment advisor head and then Randy will wrap it up and then we’ll go to Q&A. So with that, as people file in, John Bunch is the President of our retail distribution network. John spent 20 years in the discount brokerage sales management role. He has been with TD for six years and built their process. But prior to that he cut his teeth at Schwab, where he has come up through the ranks and actually became a division sales manager. So he brought all those skills to TD. With TD he rounded it out. He was a chief learning officer over there as well as the marketing experience. And John has brought all of that to us and we’re very thankful for that. And he’s going to come up here and share with you the branch value proposition. John?

John:	Hi, I’ll tell you I’m a rookie here at Ameritrade. I came from Waterhouse with Tom Bradley and Chris Armstrong. And I royally got gypped on the time slot. So you guys had what, a three course lunch. We might as well have given you some port as well just to take a big long nap here. So I thank my friends over at Ameritrade.

So what I’m going to try to do today is take you through not just the branch network but our overall sales strategy from a retail perspective. So I’ve had a lot of questions today about what we’re doing and why we’re doing. I think that we’ll set up from the presentation here to answer a lot of those and then I welcome your questions in the Q&A.

So, I don’t think I need to read this one again. As Bill said, I spent 16 years in this business and all of it in the branch distribution business, either as a sales manager

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and for 14 years at Schwab. I’ve held two what I call positions that you would be interested in. The first one was the Chief Learning Officer when we transitioned the business from a transaction branch network to a sales network. So during that time we did an overhaul of the entire branch network. My role was to teach people how to sell and give advice. And my last job was the head of the central division, which was about 240 branches, over 1,000 sales people. Came to Waterhouse in 2003. My whole job has been to evolve the business model.

So, as you heard Joe and others talk about today, when you think about sales it’s all about having a comprehensive plan and being able to execute against it. There are five drivers that we have on the retail sales side. I’m going to go through each one of those. The segments are very clear, as you’ve heard this morning. And the results, growth, retention and yield, I actually think they should have a license plate in Omaha that says that. I mean that’s my whole life. Every single day I’m looking at metrics and results from a sales perspective around growth, retention of our customers and enhanced yield. And these are some of the metrics that I’ll go into a little deeper for you.

So let’s talk about the puzzle or the pieces of retail sales. So the first one is the new account sales team. In the past the business model at Ameritrade was solely on efficiencies. So they would set up a new account team; their whole full job was to open up new accounts as fast as possible and to gain the most efficiencies. I’ve taken over that function and while I want to maintain the efficiencies that are inside the Ameritrade machine, I want to grow share of wallet. So instead of taking 60 seconds to have a profiling conversation with a new investor, I may want to take three minutes and not just get the initial deposit of $10,000 but get a share of the wallet from another competitor.

There’s also been several questions about Schwab and Fidelity. Now and I want you to understand our selling environment. There’s more assets at the full commission brokers in the banks that are easy pickings when it comes to both the Ameritrade and the Waterhouse customers. So almost all of my energy is focused around grabbing market share or share of wallet from those two locations. When I run into a situation from a sales perspective against Schwab and Fidelity, it usually is when an investor is making a choice between the big three, Ameritrade, Schwab or Fidelity.

The local branch network, as you know, we’ve been — Waterhouse has been in the branch business for 20 years. This is our primary sales channel; although we handle service transactions, the entire focus of the branch network is to be a sales machine for this business.

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The national branch, which is a new business for us, basically is a telemarketing unit out of Fort Worth. Their whole purpose is to talk to customers that are not in a radius around a local branch. So if you’re living in Idaho or Montana or New Mexico, we have what we call a national branch. There are sales people assigned to various zip codes. Their whole job is to reach out, build relationships and take share from other competitors.

Amerivest delivery, it really is Amerivest delivery and sales. So I run not only the guidance part of Amerivest but also the sales and acquisition side of Amerivest. And then the investment centers, a very simple concept. This is all about yield. Their full focus is to talk to long-term investors about fixed income and other transactional type guidance interaction. So it’s for those folks that are in a pay as you go mode, primary vehicle there is fixed income.

I thought I’d show you a slide kind of our business model. And you start on the left-hand side and you go across on the right. You see the depth of relationship. And then you go up from a guidance perspective. I think this is one of the pieces that separates us from our competition.

I’ve heard others talk about client relationships. For me, it’s about efficiency. There are various channels inside of sales where I can drive the most efficiencies. And so, as you look at this, you can see each one of our channels has a primary focus, whether it’s around growth, retention or yield. It tells you kind of what I would call the spectrum of guidance that we give. So light advice to me would be more of a concierge service where I understand your needs and point you in the right direction. Heavy guidance would be a long-term investor calling in and is interested in some type of fixed income ladder or fixed income portfolio. We would help you set up and put together that portfolio. And then the bottom, goal. This is how much people get paid. So if we don’t grow and people don’t produce, they don’t get paid in our branch network. So for the new account seams, it’s not just about new accounts, it’s the growth and assets in new accounts. So we look at what happens on line, we look at what the new account team touches, and we look at the difference and that’s how they get paid. The branches, very simple. There are really three things. Gross assets, those are assets that, as a field person, I talk to you and influence to bring into the firm so that there are new assets in the firm. Each branch is measured on net new assets. So that is the total ins and outs of a branch. And then new accounts. Tom Bradley will speak a little later about what I call our referral programs, which are Amerivest and Advisor Direct, which is really a referral program among the advisor direct side, into the RIA channel.

All right, this is probably the number one question I get all the time. How branches add value. So let me take you back a couple of years. So what are the

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benefits of having TD Bank as a partner? If you had a 150 year old bank that has been in the branch distribution business for a long, long time. When I came to Waterhouse I had 14 years of experience at Schwab, seeing the ups and downs of their markets, as well as their branch networks. We combined the knowledge from TD Bank and really have taken a scientific approach to building our branch network. Out of this research, which took us almost a year, we found three key things. First we found that in a market where we have branches we create faster market share growth regarding assets and new accounts. The second thing we found out is accounts that open a branch fund more quickly, more frequently, and at higher amounts. And then a third key piece was that basically accounts opened in the branches have about double the revenue and tend to experience lower attrition. So we take those three factors and that has been the entire focus of our branch network. Which is about driving assets and driving new accounts. Every thing kind of below this line, which I call the halo effect, is a gimme. So I don’t factor that into when we look at the cost or expenses of running the branches or the revenue and benefits. So one is we’re faced with a brand. So you think about it, we have a branch in the Waldorf, we have a branch on Sixth Avenue, we have a branch in downtown Chicago on LaSalle Street. Every day thousands of people pass by this, I don’t take that into account when I look at the cost structure of the branches. Second one, is the advisor referral business. Tom is going to talk to you about Advisor Direct, which is our referral business. But if you think about it as an advisor that uses this as a custodian, it’s a lot easier when they’re explaining to a client to come over to our business, that there is a local presence, or a local branch in their community. So they can drop off checks or certificates or come in for any needs that they have. And then the last one that isn’t on here, but I think is important for you all, is that we can serve as a service channel. So any time that our phones are backed up from a trading or service perspective, we’re able to route calls from our call centers into our branches to create immediate capacity. And we’re very careful with that because we don’t want to eat up our sales capacity. But it does give us the opportunity to grow and expand from a service perspective. Okay, I think Randy’s going to talk a little bit later.

In January we closed 43 branches. This was a process that we’d been at, as I said, for a couple of years. And it wasn’t a merger related process where we said, “Hey, we want to take X amount of dollars out of the cost structure.” This was really our scientific approach to managing the footprint. As you know, our competitors are all over the board. You have some that three or 400 locations, a few that have 30 locations, or 150 locations. I firmly believe that our approach to selecting the markets, which is first the key point, and then selecting our location is best in class. So we have developed this approach. We applied it when we moved our locations in January. Part of that model also is to move out of what I call “highly inefficient sales opportunities.” When you have an office and it only

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has two or three people, it’s impossible to run as a sales organization. Someone walks in, someone’s on vacation, whatever it might be, you’re spending a lot of money for real estate. Frankly, I can build the national branch and a telemarketing machine that can do it just as effectively and we don’t have the retail real estate cost associated with that. So we looked at our footprint from a joint client perspective. So 80% of our clients lives within 20 miles of driving distance of our branches. We have a branch in every major DMA and then on top of that, every year we look at how we’re managing this footprint. So it’s a dynamic market. So there might be some years that the Northeast is having a better economy than other areas and I look at this from a measurement perspective and then we decide do we want expand in this market? Do we want to contract in this market? Really, what should we be doing from a physical distribution perspective?

Retail is detail. This is probably my favorite slide. So managing sales you have to look at from two perspectives. You have to look at it from a macro perspective, which is, what is the rate of return for the overall branch network? Right? If we don’t generate the right rate of return, it doesn’t make sense for the shareholders and the OCE to invest in a branch network. But we have an internal calculation that we’ve been mapping to for the last two or three years, we know exactly what we need to do on the macro level in order for it to pay off for our shareholders. And then there’s the kind of what I call the “cascading effect”. So it goes all the way down hill. So I know what we need to do on a national level, that target, or rate of return, is then distributed to our branches, which then is distributed to our associates. So anyone in the kind of chain of command knows exactly what they need to do in order to fulfill their commitment to our shareholders and to our internal constituents. So these are things that I look at on a daily basis and a weekly basis. So stat, to me it’s all about having the right sales people in the right locations and managing your headcount when it comes to the opportunities in the marketplace. So somewhere like the Waldorf, which is our biggest and busiest branch, will have a different headcount, a different target, a different way of looking at the conversion business than let’s say, what I call the Waldorf for the West, which is Omaha. So those are two different models that we run and the targets are — although the principles are the same — they’re different from a total results perspective.

Contacts per day. This is, to me, the name of the game in sales. This is my sales philosophy. It starts with your selection process and goes all the way through your learning process. You have to be consistent on how you’re managing a sales force. So I look at how many contacts a day a sales person can make in our retail businesses. And that’s how we really judge the productivity. So for me, if a branch is not managing the productivity properly, you might have a low number of contacts per day. If you’ve got a branch that really is managing the sales

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process, you’re going to have a higher number of contacts per day. Those contacts generate assets. So when I look at kind of our approach, I have what we call value for contact. So every sales campaign, whether it is a lead that comes through the marketing event or it is an existing customer asking for more information, or it’s a high value client in the Waterhouse segment of the business, I measure the value of assets that come in from everyone of those contracts. So I can turn the dial up and down when it comes to focusing my energy in the right places. Because I only have a certain amount of capacity, right? So I have to be very smart from a science perspective in order to be able to dial that up and down.

Now the other part of sales, I call that the science of sales, is the art of sales. So to me it’s very important, as Chris said, that I’m able to deliver on the brand promise. So not only do we manage kind of the scientific side of this, we’re teaching people how to deliver information towards behavioral styles. You heard Larry talk about it, it’s something that I teach people. If I were in a selling situation with many of you, you’re all financial analysts, I would offer you a lot of relevant proof, a lot of facts, a lot of data to get you to come onto the TD Ameritrade platform. If I’m talking to someone that maybe is more like Joe, that is used to being in control, is a CEO type, I would sell differently. And we teach people those behaviors and traits and we also, on the incoming process, we have a selection criteria that maps to whether these people are going to be productive or not

And then, kind of the last two here. Pay for performance. You will not make any money in the sales channel if you don’t bring in assets, new accounts, and have conversions. We have a very low fixed cost. Everything else is on the variable side. So there’s a certain hurdle, whether you’re an associate or a manager, that you need to deliver on in order to start making what I call sales incentives. So we have frozen all of the merit raises, all of the things that impact our cost structure and put everything that we have on the variable side. So the more that you sell, the more assets and new accounts you bring into the firm, the more money you make, the more money our company makes.

And then the last one is what I would call clear accountability, to me, which is a culture. One of my main jobs is to be the cheerleader sales person for the branch network, or for our sales people. I’m not in the business of competing with the Merrill Lynches. Right? I’m not in the business of competing with stock trades. I have to make our company the employer of choice. So when someone comes to work for us, it’s my job to make sure that every day they come in that they can be effective, so that they can make money. And that they believe in our value systems. And frankly, the last one is have some fun. So I think that our recruiting challenges, our opportunities, are very different from everyone else. I think that

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we have a culture that is based on winning and it hasn’t had the negative impact that some of our competitors have had, frankly, when you look at the key competitors in our marketplace.

So here’s my relative proof, right? So, as you know, the deal happened in January. Broker dealer conversion was the first day in April, the 24th, that I had the ability to sell into the Ameritrade client base. I’m very proud of the fact that we did not lose one single selling hour in that conversion. So the first day that we could sell into the Ameritrade client base we were able to do that. We had absolutely no down time. If you walk into anyone of our 103 branches on that very first day I could open an account, I could take a check, I could take a deposit, I could review your account. So if you think about it, overnight, over a weekend, we basically turned off one set of — or turned on another set of systems and I can now service both sides, the Ameritrade side and our legacy Waterhouse side. Here’s the way that we’re kind of going at what I call sales campaign. So you heard Larry and others talk about Apex events. In the past we would have these active trader shows where you’d have 500 or 1,000 people come into a room like this, have a great time, give Larry some feedback about their tools, but there was never a follow up for gaining more trades or gaining more share that was by a person. Obviously we would do it from a marketing perspective. We’ve had four Apex events this year. We’ve had branches in everyone of these Apex events. Our goal is to set up accounts and to grow assets out of these events.

The second one is the consolidation campaign. Everyone has bits of money in different buckets. And so one of the things we’re working on with the active trader crowd is looking for their retirement assets. Many of them have those assets whether they’re in a 401K or any other firm out there. We’ve designed a selling campaign where we look into our client base, pull out a list of active traders, and then physically go out and make phone calls, trying to build a relationship, gain some trust, and consolidate those assets. A long-term investor is really kind of the core of what Waterhouse was in the past and where our bread and butter is from a growth perspective. In the Apex events we have some bond seminars, we have how to use our branches, how to use Amerivest to help you in your portfolio. But we also have what I call an activate and assist campaign. And to me, this is where we look at the existing Ameritrade client base that is not in an active trader mode and we make outbound phone calls to these folks and talk to them about Amerivest and other products and services we offer, and really work on consolidation. Pricing campaign, as you know, we changed our price and went out to all of our Waterhouse customers, made a courtesy sales call to say “Hey, you’ve got a better price! Now that we’ve gone through kind of the first part of the merger, why not consolidate the rest of your accounts?” As you know, Amerivest is a big part of our guidance strategy. Not only do we have a campaign

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around Amerivest, we also are doing some in branch complications and some marketing events to drive additional traffic and assets into Amerivest. And then the last one, Tom will talk a little bit about is a registered investment advisor.

So a year ago we revamped what we call Advisor Direct, which is our referral business to fee based advisors. It is one of the best products and services that I have to offer. Because it gives me the efficiency to have another advisor handle the relationship and bring in assets and it also is a retention vehicle. So if someone is thinking about leaving an on line brokerage firm, usually they’re going to go to a full commission broker or somewhere else where they get guidance. I can use this as my weapon to stem attrition, but offer to have them sell, to consolidate assets that we as a firm get credit for that. And then lastly, buy and hold. It’s amazing how many people still follow that philosophy. We’ve taken a look at — from a behavioral standpoint — those investors that are buy and hold and we have targeted those for, again, out bound telephone calls to invite them in to have advisor days or to have time where they can sit in front of a financial advisor. So these things are all happening. There’s nothing on here that we haven’t started kind of looking at what I talked about earlier, a value for contact. These are things that day one of the broker dealer we’re up and running. We have additional sales campaigns that we run today. It’s something that we look at every week to see where we should juggle our resources. But I thought you would be interested in knowing that, as of day one of the new company we were able to start to execute. And to me, sales is an execution game. So that is my presentation, I’m sure that you have plenty of time for Q&A so my lunch table already worked on me, so you guys are free to go.

Question:	This might be a little bit for Randy as well. It’s on the numbers. Can you talk a little bit about the fixed cost per average office, average square feet. And then the one thing I always have trouble grasping, like the big office down here in Park Avenue, or whatever, how much of that is — is it more marketing than anything else? Do you really need an office right on one of the main drags that would be obviously very expensive real estate, or can you relocate and still get the same investment?

Answer:	Right, so Randy I’ll try to answer a few of these and let me know if I... So let’s talk about our real estate locations first. Some competitors have what I think is a very expensive real estate strategy so the Waldorf would be a great example, we’ve been in the Waldorf for quite some time, it’s a long term lease that’s a location that I, frankly, can’t move from. But if you look at all of our new locations, they are in the right area, just a street off of expensive real estate side. So I’m getting the same amount of traffic and impact, but I’m not spending the same amount of money. E-trade has their branch ___today but if you look at it,

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their cost of building branches has to be two or three times ours, just based on the real estate costs. The average branch is about 2800 square feet, the average number of sales people in a branch our managers are sales people, it’s about five, we have roughly 600 people in sales across all the different channels. Is there one question I didn’t answer for you, or did I get them all? Randy, is there anything you want to add to that? Okay great, all right, hope I didn’t cross the line.

Q:	John, with the 80% of branches within your client space, within driving distance, is there a target that you want to get to? Or have you looked at that metric amongst the percentage that you’re within the $16 trillion that the ___?

Answer:	The way I set the branch sales targets, 75% based on cost, 25% based on market opportunity. That model has 16 different factors. A few of those factors are around the financial metrics of share of wallet, head room that you can grow in the marketplace, etcetera. So that’s how we set the individual branch targets, that’s what we teach our management on how to grow that. So for every market that we’re in, I know the right number. We also know that if we’re starting a branch from ground zero, what the number of assets need to be over an incremental period of time? So we don’t go into this blind.

Q:	And then second question, can you give us any sense of, an anecdotal sense of the client attrition that you experience from the 40, 45 branches that you’ve closed so far and where the incremental re-investment is going in the other branches?

Answer:	Can I answer that question? Okay. So what I can tell you is, we closed the right locations. I’m not, I don’t want to give you the numbers. But I look at it from an attrition perspective, how much attrition happens over normal attrition based on the locations that we closed. And the thing about this, we’ve done it before, a year ago, we have that model down. So I think that we closed absolutely the right locations. When it comes to re-investing those resources, there’s no doubt in my mind that having more people in a location is just more efficient from a sales perspective. So when I look at the number of contacts after we’ve closed those branches, the contacts have risen. And then obviously, when you look at value per contact, you can do the math. Did that answer your question?

Q:	Great.

Q:	A couple questions. A follow-up on the last one. Can you say why you didn’t close these branches when you were at TD?

Answer:	Sure. The deal started, what, May of last year, right? Memorial day of last year, June of last year. So I looked at — we have regulatory issues that we have to do,

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which is a 30 day notice for all these branches. By the time we got to deal certainty, it made sense for me to wait until the new year. So clients come in for tax issues, etcetera. Also, I had to wind down 43 locations. Which doesn’t happen over night so there was a ton of planning and communication that we needed to be doing in that aspect. So it does take six months to wind down that many branches.

Q:	Okay. Sorry, didn’t mean to put you on the spot.

Answer:	___.

Q:	Two other questions. One is, what is your expected up sale projections. And then two, what’s the revenue per up sale increase?

Answer:	Neither one of those I can answer. But I can give you my philosophy. So again, I go back to how we manage the sales force. I look at increasing the number of contacts and I need a certain dollar amount out of each one of those contacts. And then I have it broken down from a product perspective how much we need to sell and what the average balance from a product perspective needs to be. So, although I can’t give you these numbers, we do have those in place and that is part of our core management philosophy in sales.

Q:	What percent of accounts are open to branch for long-term investors?

Answer:	So I have an answer. So at Waterhouse — I can’t give you Waterhouse data. And we didn’t break it down by active trader or by long-term investor. And I want to be clear on one point here. It’s not necessarily about the amount of accounts the branch opens. Right? I would honestly rather have them open on line and have the branch people be able to make a relationship in sales calls and draw any live people, versus having all types of traffic come in and waste some of my valuable selling time. At Waterhouse the number was in the high 30s that were open as a percentage of overall accounts. That were either in a branch or had what I call straight through processing, where they talked to a branch person and they cam through.

Q:	And what was that, Ameritrade?

Answer:	Ameritrade didn’t have branches so you couldn’t ... They had four branches, but they really didn’t count, right? So they didn’t measure that. And obviously, 100% of accounts are ___of the bottom line within Ameritrade.

Q:	And, Frank, for opening new branches, since Ameritrade now it’s more of an approach for the long-term investor than before, might you need a lot more

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branches in new attrition?

Answer:	So my strategy is not to have a 400 branch type network. There’s always keys to these that I’m looking at. I’m focused mostly right now on getting a current real estate portfolio in the right locations. And again, there are four or five cities that I’m always looking at. Frankly, I don’t want to tell you because I’m always competing with our competitors for real estate. But there is a handful of places that I’m looking at right now. Anything else?

Operator:	Final question.

Q:	So how do we evaluate, like the question about the up sale. What about just general goal production, say in net new assets, is it fair to say ___$60 billion as a company wide, how do we judge whether you’re hitting a home run or double or single?

Answer:	So we aren’t ready to release the asset numbers yet. But I can tell you, how I look at it. So every associate has a net new asset target, a conversion target, and the conversion is from Amerivest, from Advisor Direct, or any other of our guidance products. I look at them from a whole perspective. Because I want to be in the transparency business where it doesn’t matter what I sell. Some of our competitors are having problems today because their retail arm is competing with their advisor arm. I do not want to be in that space. So I look at it from a total conversion perspective. Not only the number of conversions, but the assets.

Q:	But we still don’t know what that — what to expect ...

Answer:	I can’t tell you. Sorry, I’d love to but I can’t tell you. As we go deeper into this I’m sure we’ll give you more color. All right, that was it, Mr. Bill.

Bill:	Something I probably should have done earlier, I am 50% of the IR team, and I want to introduce the other 50% of the IR team. It’s Ken ___. Many of you know him. Ken, stand up. He’s critical to the efficiency of IR, he’s a dedicated guy, he brings ___and he’s a wonderful man. Our next speaker, getting on to the — we’ve talked a lot, a lot about active trader and long-term investor, Tom Bradley, who again, is a veteran of TD. Waterhouse will address the RIA business. He built it over at TD into the third largest platform that there is out there. Spent a lot of time working his way through, he’s actually very well known in the industry as a leader. And I will just read a couple of things, because he would never, never read them, so I’ll embarrass him. Tom was voted the top 25 most influential people in financial planning by Investment and Advisor Magazine in 2004 and 2006. He also received a Nassau special achievement award in 2006,

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in recognition for his leadership role in advocating on behalf of advisors and greater investor protection. So he knows this business well, he’s going to tell you about all the competitive advantages we have and how we’re going to be successful in this platform. So with that, Tom Bradley.

Tom:	Thanks, Bill. Hi everybody. The other person that got that Nassau special achievement award was Elliott Spritzer(?). I wasn’t really sure if I could tell you that or not. But now the cat’s out of the bag. I’m here to talk to you today about our Advisor services business, as Bill said. And this is a business that contributes to the companies, it’s like our other business, it’s growth, retention, and yield. Our growth through our sales marketing and our PR efforts. Our retention of our clients through our business solutions, consultants and our service teams. And our yield, or in our ability to increase our yield on a client access, through programs like our Advisor Direct programs, The referral program that John mentioned here before. And through products like Amerivest.

The first thing I want to do today is level set for you our client base. I want to talk about who our clients are. Our clients are independent, registered investment advisors. Typically a former stock broker insurance salesman, maybe a former accountant, that’s the basic profile. They are, and this is a very important distinction, they are clients of TD AMERITRADE. They are not employed by us. These are not captive individuals. They’re fiercely independent. And they are generally fee based, usually charging a percentage of a client’s assets under management. Now their clients are retail clients. Usually high net worth individuals and they’re delegators. Somebody was asking me about this at lunch. Did we step over to the retail side? And I said no. The retail side we have do-it-yourselfers. On the advisory side, these clients are people that don’t want to do it themselves. They don’t feel comfortable with that. They want to hire an advisor, they see value in the advisor’s fee, they’re willing to pay it, and they will stay with the advisor through marketplace. In other words, the advisor has trained their clients — the market long-term is always going up, short-term you’re going to take some swings and some of those are going to be down and some significant down swings. But stay in it for the long-term. So we don’t see a lot of clients jump in difficult market conditions. What we have here, I want to lay out for you this tri-party relationship basically how it works. You have the investors, the people with the money, the retail individuals, the advisors, and the ___TD AMERITRADE. What first has to happen in the investor hires the advisor. The advisor begins providing financial advice to the investor and they direct the investor to open a TD AMERITRADE account. They begin to manage the account through our platform, add to the client, opens a complete TD account application and sends it in to us. We send the electronic activity, the trading activity, dividends etcetera, and the client counts on our platform back to the

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advisor. And we send the end investor status and confirmation. So most of the interaction here is between the investor and the advisor and the advisor and TD AMERITRADE. Very rarely do we actually get involved directly with the end investor.

The next slide here, I want to talk to you a little bit about how we’ve done historically, in terms of growth. I’m showing you legacy TD Waterhouse information. And you can see here, in 1999 we had about $9 billion in this business. And at the end of 2005 we grew that to $45 billion. What I really want you to hone in on here is this period of ’99 through 2002, we all remember this period, it was very difficult, S&P 500 down 40%, Dow down 27%, NASDAQ down 67%. But in the face of those market’s decline, we were able to grow this business by almost 90%, in terms of total assets. When the market recovered, let’s take a look at the period of 2002 to 2005, S&P up 42, Dow 28, NASDAQ up 65%, we were able to grow this business 165% in terms of total assets. Today we have almost $68 billion through April, on this platform. And that is up almost 37% from a year ago, a period when the S&P was up about 13%. So that’s a little history there on our growth.

Let’s look now into how we gather our assets and let’s look at some of the revenues behind those assets. First of all, it’s important for you to know that about 65% of our revenues are fee based. Fee based ties directly to those assets that I was showing you before. Typical fees are spreads on cash balances, fees that we get from the money market funds, 12B-1C is from mutual funds and shareholder service fees from mutual funds. That makes up the bulk of the 65%. The rest, of course, is commission based. And because such a significant portion of our revenues are tied to those assets, and because the assets have grown steadily in an up and down market, we have also found that in this business our revenues have grown steadily, in up and in down markets. And the profit margin, the profit margin we feel are very attractive in this business, and certainly comparable to what we see on our retail platform. We’re able to achieve margins like this because we acquire access through a sales team. And a slow marketing budget. While at the same time we are able to leverage the trading and custody platform of our retail business.

Now let me talk a little bit more about the sales team and the marketing budget, and how that differs from our pure retail side. On the retail platform we have a fairly significant marketing budget. And we get some side benefits to that on the advisory side, there’s no question about it, but most of our marketing dollars are spent in trade publications. We invest more in our sales team, because all of our sales, or on the retail side, some of the sales are coming in through the web or we’re driving clients into John’s people on the branches. Every sale that we make

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is through one of our individuals that has met with the advisor, probably multiple times, face to face, and developed a relationship with that advisor. Let me give you an idea as to the cost of the sales team and the marketing budget combined, it’s important for you to know the payback on that is less than one year. In other words, the costs for us to bring in an asset dollar is covered by the revenue generated from that asset dollar in less than a year. Where are the asset dollars coming from? Again I’m showing you our screen from the legacy TD Waterhouse side. Where approximately 70% of our assets, our net new assets, were coming from a full commissioned brokerage source. The rest were coming from competitors. This is significant. And it’s significant because I’m showing you here the market share of U.S. investable assets and I’ve broken out independent RIAs with 12% market share. This is all U.S. investable assets and full commission brokerage firms having 27%. And you can see there’s a sliver over here for our independent broker deals at 5%. You can almost add that into the full commissioned brokerage, because we consider them both opportunities for us to take assets. But the bottom line here is that there are significant assets at full commissioned brokerage firms. But there’s an interesting trend going on. Our research, combined with third party research, shows that the full commission market share has declined 23% since 2001. While at the same time the independent RIAs market share has increased 71% during the same period. That’s a trend that we get excited about, a trend we like to see continue, and we’d like to see it, in fact, accelerate. We intend to work hard to make that happen by focusing on our value proposition. And our value proposition can be summarized by advocacy, no conflict service, and technology. Let’s go a little bit deeper into each of those bullet points.

Anytime you ask an advisor, what is most important to his/her firm, they will tell you service and technology, hands down. We have to make sure that we are providing them with great service and great technology. And we do that by servicing our best advisors, using small personalized teams. That develops strong relationships with the principals of these advisor firms and with the back offices. We typically have about four to six per team. So when the advisor call into us, they’re going to get one of four to six people, they’re probably talking every day, relationships are developed and it means strong bonds. It makes the business sticky. A service also has to be flexible. Advisors don’t want to hear about policy or procedure, they want their problems solved. It has to be responsive. They don’t want a question answered tomorrow, they want the question answered today. It has to be intelligent and what I mean by that, is that we have to make sure our best clients are getting our highest levels of service. And we also make ourselves accessible. An advisor can call any person on my senior management team, they can call me directly. At our conferences, we’re walking the floor, pressing the flesh with advisors all the time. We make ourselves very approachable. And I

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personally spend 60% to 70% of my time out there traveling, just meeting with our clients. And a essentially, advisors are small businesses and they love that accessibility.

On the technology front, we’re totally web based. Which means they can access it from anywhere in the world as long as they have an Internet connection. This is a differentiator for us. And advisors love that. It’s easy to use. Right? You want the latest and greatest technology, but you don’t want to make it real hard to use. We have a demo back there, if you haven’t had a chance to look at it today, I suggest you do that. And also, it’s an open architecture platform. As I told you before, advisors are fiercely independent. They all have their own thoughts and ideas about which technology is the best technology out there for them to use. So rather than trying to tie into hundreds of different types of financial planning systems, and other types of software that they use, we just maintain an open platform. They can take their data and they can do whatever they need to do with it. So in summary on this front, while the competition can talk about it’s service and their technology, we have proprietary research that indicates that advisors working with us are more satisfied with our platform, and we think that’s a major differentiator for us. Another differentiator — and this one is where no other custodian can touch us, can’t even come close — is the advocacy position that we took on the brokerage dealer exemption rule. Let’s step back a little bit and talk about what the broker dealer exemption rule is. Most of you probably know, but we’re going to do a quick review. This is the rule that allows stockbrokers to offer advisor like services without being held to the same fiduciary standards as investment advisors. Essentially for one service, advise for fee, two different sets of rules. We don’t think that makes a lot of sense. Now, I need to clarify this because when the FCC created the broker dealer exemption rule, we believe that their primary reason for doing that was to allow brokerage firms to offer brokerage services, like trading services for a fee, and we don’t see anything wrong with that. But what’s going on out there, is that you don’t see full commission brokers advertising brokerage services. You see them advertising advice services. Here’s an example that I show the advisors so they can use it with a client’s all the time. You go to a web site, it’s one of our competitors, and it describes an advice service. It’s a full blown advice service, it doesn’t use the word brokerage. In fact, the words advice, and investment advice is used multiple times in the description of the web page. But when you get down to the fine print, ...a full commission brokerage firm like ___ advising ___complicated based on what you buy. So what we get ___that have to be moved from brokerage firm___in that direction. So we think that there’s an opportunity, we take the position that this creates confusion amongst the typical investor and the ___. We ___on this. We’ve built ___investor survey. And we undertook a major media awareness campaign on ___79%. This came out of our latest investor

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survey — 79% of investors ___language ___the three things that I just told you about, about ___almost 80% of them said they’d be less likely to use a brokerage firm. That’s ___opportunity ___out of the full commissioned brokerage ___of fiduciary independent ___investment advisor. To do this we believe education is the key. We’ve helped be educate by providing members a simple front and back page, one piece of paper ___that explains the differences between stockbrokers and advisors.

We’re actually going to take that to the next level. In the Summer of this year we’re going to launch a ___educational tips that will have things ___well placed ads that advisors can run, ___presentations. ___. It’s going to have tips on how to run seminars. It’ll have tips on how to use the media on this segue. So 80% less likely to use a brokerage firm ___have a solution of an individual ___in public. ___because of this position we’ve received wide spread recognition for our efforts. In media coverage an in ___overwhelming. We ___ and we believe that’s contributing to the growth and retention of ___. And the last thing on advocacy here, I pulled out a few of many ___that came out in the press. And I want you to have ___on the last one here because this came directly from an advisor. The advisor said “I think TD AMERITRADE was smart to draw attention to themselves by doing this.” The advisor manages $140 million. “It will certainly cause advisors to look at them anew, as a custodian.” I ran into this advisor on Saturday when I was getting this award from Nassau and he is absolutely looking at us anew. And this is somebody that has been at one of our competitors for years and was totally loyal to them. And he’s giving us a serious look simply because of this position that we’ve taken.

The other bullet I had up there was no conflicts. Simply put, our model, our business model does not present direct competition for advisors. We don’t have a high net worth solution like the truck company we own doesn’t exist. Our solution is our Advisor Direct program, which John touched on before. So when we run into a delegator that wants to hire an advisor, we refer them to one of the advisors on our platform, through our program that we call Advisor Direct. And the other point here is that we don’t pressure advisors to sell any of our proprietary products, frankly, we don’t have a lot of proprietary products. And so there’s absolutely no pressure for them on that.

Let’s hone in on some of the results for Advisor Direct. Because this is a program where Don and his team have absolutely blown the doors off. We create the program, we get the advisors in there, the leads come through our branch offices, primarily. We’ve had this program for awhile and we built it up to about $1 billion in March of last year, and then we re-launched it in March of last year. And the key change in that re-launch was that we structured it so we could

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receive a percentage of the advisor’s fee. We get 15% of whatever the advisor charges as an on-going referral fee. That’s an important point. It’s not a one time, up front, it’s on going, for as long as the advisor has the account. So if an advisor’s charging 101% or 100 basis points, we get 15 of those basis points. Since March, the new program assets, I’m calling them, have gone from nothing to over $600 million through the end of March ’06. Over 2300 accounts. Don’s team has been able to save a client, the advisors gained a client, we’re getting the on going fees. And this, you remember, is in addition to the regular fees that we earn through trading or other mutual funds fees. This is on top of everything else. So this has really been a great program for us.

And let me show you another slide here. And just what happens when the account moves from retail to the advisory platform? The average assets during the advisor direct conversion period, now this is the period — about a two month period — when the client signs the contract with the advisor, hires the advisor, and there are a lot of things going on, mainly portfolio restructuring is going on during that period. The average asset increases by about 31%, right? So the advisor is finding money else where and they’re pulling that money in. The average revenue is because of all the portfolio restructuring during this period, are up on an annualized basis 127%. Once things smooth out a little bit, settle down, the assets still continue to grow and are up compared to when the account was on the retail side, by 44%. And the revenues are also up, compared to retail, 27%. So this is a program that we’re quite please with. Let me wrap it up here. And just say that we’re excited about that program. We’re excited about the advisor services business, we think it’s going to play a major role in the Ameritrade’s future success. It’s been historically successful. There are still huge opportunities for us to grow this business. We have a clear, clean, crisp vision for how we’re going to grow it. It’s a target market. It’s cut and dry. Independent seed based advisors. We know how we’re going to differentiate our offering. Advocacy, no conflict service, technology. And we know what we need to do to succeed, maintain our service reputation, continue to work on our offerings, and continue to get out there and to tell our story. That’s it for me. I’ll take some questions now.

Question:	Is the goal in this business to be a powerful number two or number three player? Or how can you envision TD AMERITRADE over the next ten years, becoming one of the industry — the industry leader? I guess with Schwab’s market position seems like it’s very difficult to take away and I guess I’m interested in, can you be the primary provider of RIA services for your customers?

Answer:	Well one thing we can do is, we can buy Schwab, Joe said there was a big announcement of what’s coming out tomorrow morning. That’s a great question. You’ve heard Joe say we want to be a leader in this space. We actually think

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we’re a leader in this space today. We take a leadership position on every issue that’s out there in this industry. Advisors look at us as a leader. We have become, we believe, more innovative than the competition and we are getting significant asset flows to our platform. Do we have two competitors that are larger than us? Yes, that is the case today. But our goal is going to be the capture of greater market share. More than our natural share, if you will, that’s going to be our key goal. And is it possible that maybe we’re going to be number one in ten years? Hopefully sooner. Good question. Did you have more questions?

Question:	Thanks. Could you talk a little bit about the reaction from your RA clients from December with Ameritrade and is there a concern out there about you guys under investing the platform here and that you’re maintaining a high level of technology and service to kind of deliver ___?

Answer:	The advisors are actually very excited about the merger. I think that we’ve marketed to them exactly what it is. And it’s essentially, at the minimum we’ll break even with a potential up side. One of the things, you heard Chris talk about a brand before. Brand is very important. Because while advisors are out there marketing their own brand to their clients, remember they’re small businesses, so they need a big brand behind them. Years ago, when I started Waterhouse security, 20 years ago, and years ago in this business we used to hear from advisors all the time “Ahh, you know we know this competitor of yours, it’s an easy sell for me, it’s a tough sell to Waterhouse though, they think you’re an accounting firm.” Chris and his team came on and over the last three years completely turned that around. So that the TD Waterhouse name is well known. And the complaints came to a halt and the asset flows, I think, accelerated. So one of the things that we’re telling advisors is that the TD AMERITRADE brand is going to be an even more powerful brand than the Ameritrade or the TD Waterhouse when they were alone.

Q:	On my question, I guess what I was trying to get at was how do you get the advisors to think that you are their preferred provider? I mean, understanding that market share and asset flows will take care of whether you end up being the number one player someday, but in trying to convince RIAs that you are their preferred and number one provider, is it pricing? Is it service? What are the combination of elements?

Answer:	It’s a combination of the things that I just went over. It used to be price. But the price has narrowed. It used to be that we use to sell almost exclusively on that. But now it’s the other things. Now it’s the things we’re doing for them in the industry. It’s the position that we — the advocate position that we’ve taken for them. They see us as the only ones that kind of stood up in the school yard and

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protected them against the bullies out there, so to speak. So that is going a long way for us. It is this significant relationship factor associated with making any sale between investment advisors. So we have to get in there. We have to win them over. We have to sell ourselves, frankly. Get them to like us. Get them to like our company. That is a major part of it. The other thing that’s kind of going on out there, we tell an advisor I do want to get them to air lift their entire chunk of business and bring it over to our platform. But that’s not always possible. What is lower hanging fruit, and what happens most often is that we’ll get them — we’ll sell them on “Don’t throw all your eggs in one basket.” Essentially. So if you have assets that are competitive and there’s a lot of — in the industry there’s a lot of distrust that’s been built up with some of the competitors. And they have a desire to put assets with somebody else, spread themselves out. So that’s where we come into play. So we want them to grow. So if an advisor has, for example, $100 million and a manager, they would have grown it ten to 20 per year, taken on new clients, we want to get those new clients directed to our platform. Does that answer your question?

Q:	Could you maybe give us some more color on what your market share growth targets are? Maybe what’s a reasonable kind of approximation for the fair market share two to three years out?

Answer:	We’re not going public with any of those numbers or predictions right now. It’s possible maybe over the next 12 months we may change our position on that.

Q:	Okay, but maybe could you talk about how you expect to pick up market share more, picking up a greater share of assets from you current customers or bringing in new customers, or kind of what do you think the best way to grow is?

Answer:	We believe, again, to focus on the four bullets that I showed you. Provide great service, provide them with great technology, maybe come up with some unique technology that the competition doesn’t have. Let me give you an example there, we just integrated our system with Morning Star’s Advisor workstation. A significant number of these investment advisors use Morning Star. We integrated our platform with that system and that eliminates any key punch from Morning Star to our system, that’s a big time saver and error saver for advisors. That can help us attract individuals. Amerivest is another example. Amerivest, we believe, can help advisors become more efficient and more effective. And nobody else has that. And we don’t think others will develop it because it conflicts with other things that they have. We have a portfolio re-balancing tool that will help them run their business more efficiently and effectively. So it’s things like that, on our platform, but again, it’s all about going in, with the sales people, having the right sales people in the right places, talking to the right advisors and winning them

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over. Does that answer your question?

Q:	What I’m trying to understand is at what point is the RIA making this decision to switch? Presumably your offerings are fairly similar, at least I think in the RIAs, or RIs. So is it because they just had a bad service experience or do you really offer something that others don’t. Is the pricing better? And the other question I had is, do they actually make money on the trades. Are they marking the trades up?

Answer:	The advisors? Let me answer question kind of in reverse. No, the advisors don’t make, they’re not on commissions, they’re on fees. So what happens is, when the advisor trades in the accounts, we earn a commission, but the advisor separately charges their fee and they do that through our technology platform. So ___. But again, we’ve got to go back to where the business is coming from. Now, and it comes to us from a number of different reasons. If they are at a custodial competitor, like our friends say out in ___San Francisco, to get them to move an entire chunk of business over to us, the guys in San Francisco probably have to do something wrong. But, it’s highly likely that we can go in there and get them to send us their new clients because maybe it doesn’t make sense to keep all your eggs in one basket. Maybe you were in ___program and the leads have stopped because their sending that stuff to the truck company or to their branch solutions. So maybe come over to us and you have an opportunity maybe to develop a relationship with John’s people and get some lead flow from them. That’s one example. Another example is a breakaway broker. Now a breakaway broker is a whole different situation, from somebody that already is an investment of ours. That’s an individual that is really one ___expect ___in terms of being an entrepreneur they’re comfortable with losing maybe what they perceive to be, or some perceive to be the comfort of a wire house, they want to go off on their own. They decided I don’t need to pay the house 55% of my fee, I can do that on my own and my overhead’s not going to be 55%. So those individuals will get their entire books of business moved over to use, generally at one time. Does that answer your question?

Q:	(Inaudible)

Answer:	We’re not breaking it down yet, we’re not fully breaking it down. But again, I think over the next 12 months as we....

Q:	(Inaudible)

Answer:	I give you the asset break, I’m not sure that’s exactly what you’re looking for. I can give you the asset breakdown if it interests you. We’re about 45% mutual

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funds, about 35% equities, in our total assets, that’s about ___.

Operator:	The last question.

BREAK

Speaker:	Okay, are we ready? Dave, you want to take the mic? I see we lost a few folks here. We can get started. Our final presentation for the day will be the face behind the voice, Randy MacDonald. We’ll have his presentation and then we’ll immediately go to Q&A for all the presenters and they’ll be up on stage. So we’ll flip right into that. All I can tell you about Randy is it’s Randy MacDonald. It’s not McDonald. He’s Scottish. He’s not Irish. And he has been here since day one. He’s been through all the wars and he’s done a hell of a job. He’s the man. So anyway, Randy? Good luck.

Randy:	Great intro. You’re fired. Okay, so you met one of my five direct reports. So in addition to the lack of respect for my presentation, I’m the caboose today. Joe has to go get drinks before I speak. Phil can’t think of anything nice to say. So my middle name is Schmuck. So, I have five direct reports. You know IR, Bill and Tim. Mike Chochon, why don’t you stand up. Mike is the treasurer of the firm and Mike is responsible for managing the balance sheet. So he heads up our Alco(?) Committee. I have Karen Gandlin(?) here. Now Karen’s a good example of what Ed Clark talked about. Karen came down to us from TD Bank. We were looking for someone to run all of human resources and she’s hit the ground running, a terrific asset for us. Good job, Karen.

I have Bill Gerber(?). Bill is head of finance, but he also has risk management and tax and all the other things you’d expect. But he also has real estate. And we have a very robust strategic sourcing group. So everything we do in the firm has to go through that process and I tell you, you see a lot of the cost savings that we have here. And who am I missing that’s...? Oh, and Donna.

So in addition to putting on this show, Bill gets kudos on corporate communications. Donna’s in charge of not only internal corporate communications, but external corporate communications. And Donna’s been with us actually longer than I’ve been here.

And then there’s one other person who didn’t get introduced. Joe has actually five direct reports. You’ve met the Office of the CEO. So as of Chris and I, Larry reports directly to Joe and then we have our general counsel. So Ellen, why don’t

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you stand up? And Ellen is a great business partner. Although she’s a great general counsel, she’s an even better business partner. She’s been with us through all the wars.

The other thing of note before I get started is when you start up the iPods, what we have there is Joe Moglia singing Proud Mary.

Okay, we’re going to start with the integration slides forward. Actually, what I’m going to do, as long as you’re having cocktails is I’m going to — my Safe Harbor is slightly different. There’s one word that’s different than everyone else’s, so I’m going to read it word for word and I expect you to figure out which word’s different. Ah, just kidding.

The first three slides what I want to talk to you about is the integration, so basically just an update. But I think the overarching theme here is integration is not something that we run in a parallel process. It’s actually something that’s embedded in everything we do. So as you’ve heard people get up here and talk about what they do for a living, they talk to you about the integration effort in the same breath. And so it’s not separate people, it’s not separate efforts. It’s one, in fact, one and the same. That’s important to how we’re going to be 8 and 0 on this.

We have started with 4,700 people. We plan to end with about 3,900 and that includes all the people you’ve heard today that we plowed back into the investment centers and the branches. So we made those conscious decisions. We did already close Jersey City call center. We moved people out to Omaha and to Fort Worth. The other major call center we kept is the San Diego call center. That’s the one that supports Tom Bradley’s business.

We closed 44 branches. I’m sorry to let you know — where’s John Bunch? — that we closed one more branch than you thought. It’s the Anchorage, Alaska branch. I wanted to save him a trip to Alaska in case he shows up and sees it shuttered. I guess he left, so someone pass that on to him.

All the order routing, you heard, you saw a slide from Larry about great execution. So it was really important from a client experience that we get the orders from Waterhouse Legacy through our system as quickly as possible. The economics, of course, are better but quite selfishly from a client point of view, they’re significantly better. So remember with Joe’s two questions, is it good for the client, is it good for the shareholders; that was a huge win.

The second thing you’ve heard a lot about is the conversion of the introducing brokers. We had two introducing brokers. We also have two clearing brokers. So

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the first thing we did is we combined the two introducing brokers into one. People are now going into a single website and then going to their respective experiences. And that’ll merge over time.

So the last major effort is the clearing conversion. And that’s where the back offices come together. That’s where the major synergies are. We clear through ADP today. Ameritrade’s clearing system is completely independent of anything. We go directly to the DTC at night. And I think we’re one of the only firms in the country that do that. That’s one of the reasons we’re as low cost as we are. I think Asiff had a great slide about our cost structure for that effort. And that’s one of the main reasons that we’re as low cost as we are.

Now this slide we did already at the earnings call. But it’s the basis for a lot of the slides that are going to come. So I wanted to reinforce some points here. This does not include the May 10th set increase. So we’ll get to that at the end. I’ll cover that at the end.

So this is still as of the April earnings call. And going across the top here — let me get my pointer here — the top columns here, the first two, that was at announcement. And this first column here, that was the two firms just mashed together. And so the next column is then the two firms mashed together but with the synergies. And there’s the $200 revenue opportunity we discussed and I’ll show you that in some more detail.

But what we did is we reported March quarter, so that’s actual. So then the next column we took the March actual and we said, “What if we had owned Waterhouse for the whole quarter?” because remember, we closed the deal January 24th. And then the last column is taking our guidance, the mid-point of our guidance for fiscal year ’07.

The rows, starting at the top, these are investable assets. There’s the spread in basis points, what we earned and then the dollars, the then interest margin on that. And then what we did is we said well yeah, well what’s the increase from $645, the total increase. And then the next line, we broke it up between the balance adjustment, so balances went up and rates went up. So the next two rows, one is balance adjustment, the other one is then the revenue opportunity that we identified by going out on the yield curve.

So when we look at the percentage improvement, we expected to get $200 million and, in fact, when we reported the March quarter we said if you actually take and adjust that for the whole period we’re now up to $314 million. And then once we extend out on the curve, we’ll pick up another $14 million in addition to that

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$314. So that means we’re 64 percent ahead of where we were at the day of announcement. We also, because balances have increased, picked up another $88 million, so a total of $416 million since June 22nd. That would be the equivalent of a lot of trades.

What I have at the bottom here is, people have asked me, “How much cash do you manage everyday?” So one of the things that Mike Chochon in the Treasury Group is responsible for is every day we’re managing about $42 million — $42 billion of client cash. The investable assets are roughly the margin loans, stock loans and cash that we’ve swept to either keep it in the broker or we’ve swept it to the bank. And then additionally there’s cash that we sweep to a money market fund. And so that’s another roughly $15 billion. So $42 billion of cash that we manage every day.

With regard to the expense synergies, starting on the left side, we at announcement had $1.6 billion when we mashed the two firms together. We say our variable cost structure is 15 percent. So if we take 15 percent of that, those revenues, that’s $242 million. When we add the $242 to these fixed costs of $661, that’s the $903 million or nearly $1 billion of cost structure that we started with.

Then moving across to the March reported number, we’re up to almost $2 billion in annualized revenues. So, again, if we take 15 percent of that $1.989, we’re going to get $298 million. So when we add that to or actually we started with reporting $831 million of annualized costs and those operating expenses are before advertising or the servicing of the debt, so the interest on the debt, and also the amortization on the intangible as a result of the deal. So those are ongoing operating costs. And so when we look at the $533, it’s the mathematical result of looking at our cost structure and backing off the variable costs. So we’ve made some significant progress.

The reason that we went up to $732, there were a lot of one-time credits that were in the historical numbers and as we got closer and closer to the deal we had overlaps of people.

So then going out to the fourth quarter of ’07, if we take the low end of revenues and we say what are the variable costs, there are $285 million of variable costs. And we said our expense structure, fixed costs needs to be $333. So when you take the variable costs at the low end of revenues, the fixed cost target of $333, that’s how we get the $618 million. So that’s the low end of revenues and that’s the high end of our expense range. So that’s the integration update.

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May 23, 2006

The next thing I wanted to go through is talk about our capital structure. We’ve gotten a number of good questions about so what are you thinking about for your capital structure. We’ve got significant cash flow. A good question today, good rule of thumb for us is our bottom line is cash flow. We have relatively little cap ex. When you add back depreciation amortization, it is in fact bigger than the cap ex but roughly that’s a good rule of thumb rather than doing too much math. But so we have significant amounts of cash flow that we’re generating.

One of the things that we did when we went out and got the term A and term B debt is our mantra was maintain flexibility over repayment. Why? Because we want to create tremendous capacity. If Asiff is successful in what he’s doing with M&A, one of the things that we have to do is have a very flexible capital structure. So we have no prepayment issues with the debt. We’re at $2.1 today.

Thinking about how we get to capacity, one of the key things is investment grade. So with the investment grade, the debt to EBITDA ratio is an important ratio. But you can see out of the gate we’re already below what most people would consider to be investment grade. So the reason I have a bar over here for $1 billion, the reason that’s there is in talking to our investment bankers their thinking is once we get to $1 billion of debt that we will become investment grade.

And then there are three reasons why we think investment grade is important. One is we get a price break. So once we get to an EBITDA ratio, pay it down, we get to an EBITDA ratio of 1.75 we get a 25 bps break. We’re at 150 plus LIBOR now. And then once we get to one times we get another 25 bps break. So that’s important. We also then further reduce any of the covenants. We don’t have a ton of covenants on us. But once you get to investment grade those covenants really go down significantly. And then the number of investors who can invest in the stock goes up significantly. That raises the capacity. We’ve done some work, again, with our bankers and said, “So what do you think in terms of capacity?” And they’ve told us for the right deal, obviously an accretive deal, but for the right acquisition we think you have additional capacity of $4 to $5 billion. So good work on that, Michael and team.

In terms of the interest rate risk, what I wanted to do is talk a little bit about what some of our risks are. So this is now the Ameritrade Legacy numbers here. And, oh, you changed the colors on me. So the green line, that is cash that is in the broker. So that is cash that clients give us, what the clients — and that’s what we’re earning on those cash and cash balances invested ___cash. And the now gray line, that is what we were paying clients. So the difference between those two is the yellow line. That’s our net interest spread.

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2006 Investor/Analyst Day
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So looking at the — before the bubble burst, right in here, you can see that’s when you had the highest amount of spread in a long time. But what happened is there are different durations for the liabilities, which are typically a two or three year duration, as opposed to our assets which reprice overnight. So you have a mismatch there. As the bubble bursts, you can see that the assets repriced very quickly. They reprice overnight so they drop very quickly. And the liabilities didn’t drop as quickly. And then notice how they hit a floor once you get down to zero percent. I mean we actually thought about maybe — this was Bill Gerber’s idea, let’s charge customers for leaving their cash here. I’m only kidding. So that was the phenomenon that was happening. So we have interest rate spread risk.

But the real thing about this is the mismatch. So we can minimize this tremendously if we were better matched. We could protect this spread. So by extending our asset portfolio we could have the duration of the assets match the duration of liabilities.

Let’s show you how we’re going to do that or how we are in the process of doing that. So today, the gray bar, that is time in months and above the gray bar, those are your asset classes and below that are the liability classes, both of which were invested very short-term. And the $15.4 billion of free credits and then the A balances from the client point of view were the two to three year duration. What we then did is of the balance, the $9.2 billion that was invested historically at AMERITRADE, at TD Waterhouse legacy, at their bank and it’s already been swept to their bank, we’ve already gone out and put a program in place to extend that out to two to three years investment and begin to match the duration of the $15.4 billion. So that $5.7 billion is an average for fiscal year ’07.

Then sometime this summer, we plan to then start to sweep. We have to put the functionality in place for the Ameritrade legacy balances. We have to have the functionality in place to then sweep those balances to the Waterhouse Bank. It’s now known as TD Bank USA. That’s owned by TD Bank. So that’s another $5 billion will be swept beginning sometime this summer. So, again, that’ll be an average of $5 billion for fiscal year ’07. So at that point we’ll have $10.7 billion out of $15.4 billion invested.

So that means we don’t have $1.2 billion swept. Those are customers who, they have balances that are higher than $100,000. So their inclination to sweep that money to a bank is low because they’re not getting the insurance that they have with SIPC. We also have a lot of active traders who they have to have $25,000 in their account in order to trade and they would prefer that we not sweep that cash. So we’ll keep that cash at the broker dealer. And that will then help to fund margin loans. We have about $8 billion that we’ve projected in margin loans. We

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had, not on here, another about $4 billion of client cash, free credits that are funding the margin loans in the broker. And then the balance, the other $3 billion is us going out and borrowing against customer securities, so stock loans. So between the $1 billion of cash we won’t sweep, the $4 billion of cash we already are using to fund the margin loans and the stock lending of $3 billion, that’s the $8 billion that funds the margin loans.

So in thinking about this mismatch, again, between — there’s a mismatch too on the margin loans because the margin loans are overnight. And although the stock lending is overnight, the free credits that are supporting that, I told you it’s $1 billion here and another $4 billion I haven’t shown, that $5 billion is two to three year extension, we’re taking a look at increasing the amount of stock loan we do [audio interruption] how are we going to close the gap [audio interruption] the portfolio.

At the announcement, the blue line was the shape of the yield curve and so rates were 2.75, the short end of the curve there. And out here, this is 3.81. So we were invested here and we wanted to extend the portfolio to close the GAP mismatch. But lo and behold what happened is you also move on yield curve and so you get an extra $200 million of revenue opportunity. So we did that, rather we didn’t do that because we were announcing between the deal and closing was a long time. In that time period you ___that we were up to five. We’ve had nine increases in the SED funds. So had we extended we wouldn’t have invested out here. We didn’t extend so we have additional opportunity because everything’s still invested short-term, everything’s pre-priced. So we picked another $100 million there. And lo and behold with the last earnings call we picked up even more. So now when we extend, we’ll then pick up that last little piece by going out to two years.

Now, for each move, again, and we’re extended, it’ll take us two years before we’re able to actually have things roll off and reprice. So we will be locking in that net interest spread. So if rates come down we’re not exposed. If rates go up, we’re also not going to see a significant expansion of that investment spread.

So the question is why don’t you just do this inside a broker? So if you’re going to close your GAP risk by extending your portfolio and you’re going to go out on the yield curve and get this additional opportunity, why not just do it inside the broker dealer? Why do you need a bank? And so I tried to answer that question in this table here. Starting with capital efficiency, if you use things like a two year treasury, those things are allowable. Other things like mortgage backs you can’t. So the first starting point is what can you actually invest in inside a broker. There are restrictions. The second thing is if you do invest in certain things there are

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some pretty significant capital charges that you suffer. So using the TD Bank, we’re not using up any of our capital and we’re using the capital efficiency of a Canadian bank. With regard to income statement volatility, the broker has to take those positions and mark them to market through their P&L. So you have a large amount of volatility in your P&L; whereas a bank, they don’t have that same accounting issue. That’s all going through OCI.

With regard to the client experience, well clients really better understand FDIC insurance. They don’t appreciate SIPC insurance as much. So it’s a good client experience for most people. Larry mentioned the opportunity, the call option we have. He wants to have a lot of cash management services for his customers. Well, lo and behold, what did we just do? We created a relationship with a 150 year old bank. And the other thing that happens is we thought about starting our own bank in Utah, an ILC. It would have taken us many, many years to get this strategy in place. Here we get it up virtually in months and really without capacity issues. So that would have taken a lot of time, a lot of operational risk and a lot of capital. And instead we’re up and running in a matter of quarters.

So just looking at our summary of risks, when we think about market risk we really don’t take principal positions. We don’t trade the portfolio. We don’t lend. We’re in the cash management business but we don’t lend. We think other people are better at that. So market risk is very, very limited. I just went through with you the interest rate risk. And by closing the gap we still have interest rate risk. Things will reprice. They’ll take two years for them to reprice. So we have fairly nominal interest rate risk.

I just told you how I’m going to close the gap risk. With regard to credit risk, the instruments that we’re investing in are high quality, very good credit instruments, typically Canadian mortgage back securities. They are — there’s an interesting thing with Canadian mortgage back securities is there is no prepayment risk on them. I know this is completely alien to most people in the room. This is completely alien to me. But if you’re in Canada and you have a mortgage and you decide that you like the lower interest rates that are being enjoyed, well, you go to your lender and you say, “I’d like to actually get a new mortgage.” You actually have to make the lender whole on that prepayment risk. So it’s kind of interesting. So they take that payment, roll it over into the new mortgage. So as an investor you have no prepayment risk on mortgages. So you have the guarantee of the sovereign government. And as a result then the capital deployed is extremely, extremely low. So that’s a significant advantage to have a 150 year old Canadian bank originating mortgages all over Canada and then turning around to us and saying, “We would like to lay off those MBS’s to you.”

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

Turning now to growth, retention and yield, I thought what we would do is go back to, again, a slide that I’ll use to build to the next two slides. And this is a slide we had at the earnings call so you’ll recognize it. We had the metrics that you’ve seen all day. So what we hope to do is tie together the growth, retention, yield theme with these key metrics into this slide here. So new accounts, net new accounts, qualified accounts, the investable assets yield in this case not being cross-selling as we’ve called yield in the other presentations but yield on investable assets and then trades per day.

You can see in the first column that was actually what we reported. The next column, what we did is for the March quarter we looked at the midpoint that we had given as guidance. And so the next column, that’s the change, and you can see that for new accounts we actually did 46 percent better than what we had in our guidance. And in terms of attrition we thought for the first year we would see a lot more attrition or at least we modeled for a lot more attrition than we’re actually seeing. So the net new accounts is a nine-fold increase. Qualified accounts, 50 percent of our accounts comprise 90 percent of our revenues. Well, we were 53,000 and better on that count. The investable assets, we did better by $1.1 billion. And the yield, of course, is higher by 13 basis points. We have that on the previous slide. And the trades per day, activity’s been good. It is seasonal. March is a good month for us, a good quarter for us, as is April. So the next column, what I had the guys do is I said let’s go out the next six quarters and let’s just take what we have as the midpoint in our model and ask ourselves are we showing modest growth. And the answer is I think we are. I think we’re showing modest growth.

So for the next six quarters we’re estimating 106,000 new accounts per quarter. And what we did this quarter was 140,000. We assumed 16,000 net new accounts, so again, a lot of attrition. What we actually saw this quarter was 79,000. And so on. So $700 million of net new assets yet you actually had $1.1 billion. The rate is going to go up. I’ve already shown you that. That does not include the next Fed increase that we’ve not modeled in here or that the Fed increase we just saw we’ve not yet modeled in here. And then trades per day, of course, we’ve been seeing some strong trades per day but we’ve modeled 230.

So we then, in the last column said, okay, let’s focus on three of these things. And actually before I move on, let me talk about April relative to these numbers here. In April we opened 53,000 new accounts. So that’s a quarter. 53,000 in one month, in April. We closed 24,000 accounts. So net new accounts in the month was 29,000 for one month but 79,000 for the quarter. And then we were averaging 278,000 trades in April. And so that’s all in part of the press release we’ve already had out there.

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So in thinking about what we’ve historically shown you for sensitivity, we’ve had a lot of questions about, “Yeah, but, if you’re really going to be an asset gatherer, what are some of the things that we want to be thinking about?” And we said, “Well, new accounts and assets are important.” So if we’re a transaction processing company, transactions are important. So trades per day is going to drive everything. Well, there are two other metrics that we’re adding and that is rates or, I’m sorry, new accounts and investable assets. And then I’ve also added the most recent Fed increase. So right now the rule of thumb is for a 25 basis point move that’s $0.02. I will caution everyone that market conditions or market forces being what they are, clients will push back on margin loan rates. They will push back on what we’re paying them on cash balances. So I’m not sure that we have a model that can take us to an infinite spread between what we pay our clients for their cash and what we earn on the balances or earn on the margin loans. But right now that phenomenon continues. And so the relationship so far has been for 25 basis points we have been historically giving back about ten of those basis points.

So thinking about this we said for a one percent change in activity rate, which would be the equivalent of 61,000 trades per day, that’s a $0.20 impact per year. For an extra 100,000 trades, net new accounts rather, that’s a $0.04 impact. And for an extra $1 billion in investable assets, that’s a $0.04 impact. And then, of course, the Fed move.

So let me give you an example. And what we did is we went to the fourth quarter of ’07 and we have $0.29 as the midpoint for our guidance. And, again, I just showed you that I think it’s probably modest growth. The $0.29 annualized works out to be $1.16. So that’s our starting point. And then looking at the increase that we just saw, the May 10th increase, we’ll add $0.02 there. The net new accounts, we’re assuming that if we had 63,000 new accounts — so remember, I said the March actual versus the March midpoint was a difference of 63,000, so we’re using that as the surrogate for each of these. We’re saying if we took March and used that as the surrogate and said let’s just interpolate what EPS would look like if March continued at the pace, we would take 63,000 new accounts and we would multiply that first by six quarters. The impact was $0.04, so it’s not — it’s 63,000 per 100,000. So it’s really 63 percent because the standard was 100,000. So 63 percent of the $0.04 impact times six quarters. So the barometer — let me go back. I should have repeated this table, but the 100,000 net new accounts is $0.04. We’re saying these 63,000, which is the difference between March actual/March guidance, so that would be 63 percent of $0.04 times six quarters. So that works out to be $0.15.

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We would do the same thing for investable assets. We said for $1 billion of new assets we would get $0.04. And we’re saying it’s 40 percent, it’s $400 million on $1 billion times six quarters.

And lastly, the trades per day. And that’s the same ratio. So we take the number of trades, I think we said 24,000 over 61,000. So we said, previous slide that for a one percent activity rate that’s 61,000. Well, last quarter we saw, excuse me, 24,000 over the March actual. So 24 divided by 61 times $0.20.

So having done all that math, we said what’s the footing on that and the sensitivity on that. And this is just one example. You can, again, put in whatever numbers you want. But this is how the model works. And we get to $1.51. So we extrapolated that. And, granted, again, March is a seasonally good quarter for us. But I think over the next 18 months I don’t see that getting to $1.50 on a run rate is unattainable by any stretch of the imagination.

So in conclusion, the integration’s on track. Matter of fact, the revenue opportunities are way ahead, 64 percent ahead. The capital structure, we’re going to be paying down our debt, the goal being get investment grade, increase our capacity, be flexible for other deals. Lock in that interest rate spread, get that GAP risk out, lock in the interest rate spread. Looking at the modest growth we’ve not included, again, you’ve heard from everyone on the value proposition, none of that has been built into the midpoint of any of our guidance, nor has any of the cross- selling, taking the investor product, giving it to active traders or vice versa. No leverage from the sales culture that we’ve now instituted. And then hearing Joe’s guidance philosophy, again, understand that what our job is to give you the model. It’s not to come up with the crystal ball, but to open the kimono, show you how we think about how the model might run, use history not use what we think might happen. We have our plans that are internal plans. Those internal plans are not built into our guidance. What’s built into our guidance is here’s the model and here are the historical inputs. And, again, maintaining our focus on those three customer segments, those three priorities of shareholders, associates and clients and growth retention and yield. That’s the mantra here.

So that’s it. I will take questions and then when I’m finished we’re going to have everybody come up here and we’ll go through any questions that you have. So if you have questions that are specific to anything I went through, why don’t I take those first. Michael? Michael, did you drink something yet?

Michael:	It’s only half a glass. I’m okay.

Randy:	Okay.

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Michael:	I just, slide 109, you were wheeling through the cash, the sweep and I guess $5.7 and $5.0 billion. I’m probably just missing something. Can you step through that slide just one more time? I’m a little confused on what the $5.7 and $5.0 represent. I just want to make sure I’m perfectly clear on that.

Randy:	Was it this slide, Michael?

Michael:	I’m sorry, maybe it was 108.

Randy:	That one? Yeah, sure.

Michael:	It was that slide, just a different balance. Previous one. That’s it right there but with the orange. And build it.

Randy:	Okay. So Ameritrade Legacy is on the left side, $6.2 billion. TD Waterhouse Legacy is on the right side, $9.2 billion. That’s $15 billion of client cash. That doesn’t include any money market funds that we’ve swept. It also doesn’t include what we’ve done to support $8 billion of margin loans. So there’s another $4 billion of client cash supporting margin loans that are not showing. Okay? Then we have stock borrow. So now what do I need to do? It’s actually $7 billion — $8 billion of margin loans in our guidance.

So the first thing we do is we say okay, let’s, of the money that’s already at the bank, it’s invested overnight. Let’s move that out to two year money. That’s the first. We don’t need to do anything other than extend the portfolio. So we’re in the process of doing that right now and you’ve seen some of that already. So that’s an average of $5.7.

The second thing we do is then we have to sweep money out of Ameritrade Legacy into the bank. That requires some mechanical effort on Ameritrade’s part. We have to create that technology. That’ll be rolled out this summer. That’s this step. Now we have another $5 billion that we’ve swept into the bank. Larry mentioned $6 billion but we’re actually going to keep $1 billion back to the broker to help fund the margin loans. And that’s the cash we’d have to leave there anyway because they’re above $100,000 in assets, in balances anyway or they’re the active traders who they have to leave their cash in the account to trade it.

Michael:	That’s helpful. Thank you very much.

Randy:	Okay.

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May 23, 2006

Michael:	And then secondly, the $14 million in pick up that you mentioned, going from $314 to $328, it’s from extending now in this environment. I think we talked in the last conference call you were trying to figure out when the right time to extend is. Can you talk about your thought process on extending at this point and maybe with the possibility that the long end rises and you lose an opportunity and how do you kind of you said talk about locking in the margins on that two year whereas your customer cash you have to actually go with market conditions to determine what you pay them. So do you really lock it in or are you going to swap out and lock it in that way and that’s like six questions.

Randy:	Yeah, the behavior — yeah, I think the average is two years. So your portfolio construction is a laddered approach. I mean some of this stuff goes out to five years, right? So your average yield is going to be two years. So you do have stuff that’s rolling off to match how the liabilities are also repricing. So the concept is pretty — there’s some deposits that you’re not going to pay anything on. You’re not going to pay anything on those deposits tomorrow, the balances are too small. Well, it’s the same concept with the asset side. So when you take those average durations, they do match. Good questions.

Okay, why don’t we... Rich?

Q:	On slide 115, if you were to take the midpoint of ’07, which is $1.06 — next slide, I think. Yeah. So you took your exit...

Randy:	I took 4Q ’07 and I just said then what’s the midpoint of that? It’s $0.29. And I just multiplied it by four.

Q:	Right. So if you took your whole midpoint of ’07, which is $1.06, so I guess what you’re saying is if you ran at this past quarter run rate, you would be at $1.41.

Randy:	Yeah, correct. Yes. We’re at...

Q:	The midpoint of the guidance is $1.06.

Randy:	Yeah, well there’s compounding on — I would say we’re at $1.51. The investable assets and the new accounts, if we were running consistently between now and then, it would be the whole $1.51. I’m not sure why you’re backing off the ten cents on the investable assets.

Q:	Because you’re starting from the midpoint. You’re starting from the exiting ’07. I’m saying let’s look at ’07 what EPS estimates are out there. The guidance is

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May 23, 2006

$1.06. So if we started there, wouldn’t we — same adjustments and get to $1.41. We’re starting at a dime less is what I’m saying.

Randy:	A dime less because of what? Yeah. Exactly. So if the growth didn’t start until — let me repeat your question. Assuming that growth those six quarters didn’t start until the fourth quarter of ’07, then that’s absolutely correct. You would not have the compounding. I’m multiplying that by six quarters which would be the six quarters between now and then.

Q:	So this is a reasonable slide then when you talk about the no growth factored in at $1.06 and what basically we’d call first quarter, calendar first quarter conditions if they were to persist.

Randy:	I think so.

Q:	All right.

Randy:	But again, we don’t have enough history that I think we’re comfortable taking March quarter and just sort of projecting out. And I think that’s some of the angst that I’m feeling from the analysts, buy and sell side analysts is why can’t you just take some of the recent history? And the fact is we just closed the deal January 24th. We just rolled out brand new value propositions. And I think we’re all still a little bit uncomfortable doing that yet. But clearly, we’re going to have to start moving some of these things if we continue to see these results. A question back here, Rich.

Q:	Yeah, just a question on the slide 107 about the additional debt capacity. Do you think you’re far enough along or when do you think you’ll be far enough along in terms of the Waterhouse integration where you think you could pursue the possibility of another acquisition?

Randy:	Well, frankly, I mean — Bryce will go into spasms here. But I frankly think we’re ready now. By the time you got to the penning of a deal, you’d be many months from now anyway. So integration is essentially over for us in January. And the clearing conversion is virtually the end of integration. Everyone knows we — everyone who’s staying knows they’re staying. Everyone else has been given their termination agreements. All the plans are drawn. It’s just a matter of execution. All those initiatives are baked into everything we do every day. So as part of our business plan, we have a business plan that goes through really until the end of next year. So I mean I think we’re ready now. Thanks.

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May 23, 2006

Male:	Randy? ___talk about what we could do with M&A in a minute or two, but just from your perspective Randy, you might want to give a little color in terms of integration that’ll be over in January. Our target for the integration is still the end of 2007, the 18 months.

Randy:	That’s fair. In terms of people ramping down, those plans — that’s what I said. Our plans go through the end of September of ’07. But, frankly between now and the major headache being the clearing integration, the major headache, I would say the first calendar quarter of ’07 we’re really through the thick of it.

Male:	I want to differentiate for the group though the difference between (a) do we have the capacity or the ability to be able to (a) integrate another acquisition or whatever it might be versus the end of the overall integration. They’re two different questions with two different answers.

Female:	We have a last question here.

Q:	Randy, back to the earnings power sensitivity slide, just to be clear. This is only really revenue sensitivity, right? I mean if you were to hit these additional metrics, I mean there’d be, probably be further debt pay down and some financial leverage?

Randy:	That’s true. Yeah. For $1 billion it’s about a quarter of a penny. So if we paid down another $1 billion, I mean it would be a quarter of a penny. So frankly, you know, we probably be paying this debt down faster. But it’s $2 billion so I don’t know at what point. We get to $1 billion of debt, I think we have another decision point where we have to say what’s the appropriate capital structure at that point. And then we’d have to ask ourselves the panoply of questions of what’s the best use of our capital at that point. We’re not even close to that yet, though, so we have time to think about that.

Male:	I didn’t understand it. Perhaps someone else did. We’re paying about six percent on our debt right now, a little over six percent, so 6.5 maybe. So at $100 million you’re saving $6.5 million, which is $10 million pretax ___, so it’s almost a penny. So every $100 million pay down is just under a penny EPS in tax.

Male:	Alright, what we need now is everybody that made a presentation, come on up, grab a chair. I think we were told they were going to have the stage set up. Ladies, ladies, ladies, don’t worry about it. These are big, strong guys. They can carry a chair. No, we’ve got it. Guys, let’s go. Jeez. Okay, I don’t know about orders.

Male:	Make sure you have the right number.

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May 23, 2006

Male:	You mean I don’t have a chair?

Female:	You can have a chair.

Male:	Okay. Now, one of the things that Bill has been talking about all morning and all afternoon and I emphasized as well, you couldn’t have a better focus group in the world than the one we have in front of you and the ones we have in front of us today. So consequently from my end, what I really, really would like is just your honest to God feedback. I am not talking about the quality of the presentation. If you liked the way somebody delivered his message points, that’s got nothing to do with this. What we’re really asking and the feedback we’re asking you to provide us with is as an investor, as an analyst, as a portfolio manager, as you think about the different things each of us spoke about, how good do you feel about it? Yeah, it made sense. We believe you. We think you can do it. You know what? We don’t believe this at all. This is a real stretch. Or yeah, we can live with that. And obviously you grade that one through five, however you want to. Now, what that will tell us, kind of a motley group, and what that will tell us very, very simply is...

Male:	Who to fire.

Male:	...is there may be areas in our business plan that you challenge or you question or you’ve got a problem with. Well, we’d like to know that. Maybe that means we just did a poor job in our presentation or the way we messaged it. Or maybe there are real issues that we’ve got to go back and really think about. So all we’re looking for is just honest to God feedback and frankly when do you have an opportunity to get anything like that? Almost never. We’ve got the opportunity to do that today. So it’s a big benefit for you to do that for us, number one.

Number two, as far as we don’t just have the people that were making presentations. Randy was nice enough to introduce my directs. Each of them were nice enough to introduce most of their people. We’ve got other people from TD Ameritrade here as well that can answer questions for you. And for the people that are here from TD Ameritrade, when we had that session in the fall of 2001, how many of our associates that are here today were there back then? Just stand up for a minute. Now, I know who you are but I want you to stand up. Randy you can stand up. Bill here? John? Okay, just very quickly. Bryce Engel, Chief of Operations for us, you’ve already met our General Counsel Ellen Koplow. Bill Gerber(?) you’ve already met. John Langwith(?), if you haven’t — did you introduce John? — John’s one of our wiz tank think guys, really just a smart guy. When I’m in the room with him for like five minutes I go like, “Whoa, whoa,

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whoa, whoa. It’s too much, John.” And you met Randy. Of course, Tim you were there then. Well, get up. Oh, sit down. Fire them. Alright. So that’s our team. That’s our team. Who you pointing to?

Male:	Jim Rickards(?).

Male:	Well, come on Jim. Let’s go. Get up, Jim Rickards. Jay, sit down.

Male:	Jay.

Male:	Who?

Male:	Jay Petrocelli(?).

Male:	No, Jay wasn’t there.

Male:	Jay was not there.

Male:	Sit down.

Male:	Donna, Donna Cush(?).

Male:	Donna was here. Katrina.

Male:	And Katrina Beck. Okay, that’s the group. Alright, now, on the sell or the buy side of the street there’s only one person in this room that was there back then, Richie Repeto(?). Get up Rich. I think Rich deserves a standing ovation.

Okay. I said you can ask whatever questions you want to. You can still walk out and get a drink and come back. That’s all fine. But before we begin, there’s a nun, a priest and a rabbi. They walk into a bar. I’m just kidding. Okay. Alright with that, let’s open it up. I’m going to take this down here so I can see these guys. By the way, this is a coincidence that everybody up here happens to be male. Coincidence. Coincidence. Okay.

Q:	Just one...

Male:	Mike, you’ve asked 25 questions today. You’re cut off. Next question.

Q:	Can I have, just 26 is all I’m asking for.

Male:	Go ahead.

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Q:	Okay. Randy, follow up on the outside. You guys have talked a lot about investable assets, growing the long-term investor assets. On your slide with your four points there of sensitivity, there really was nothing there about growing mutual funds, growing things that generate fees. I think investable assets is just cash, correct?

Randy:	Yes.

Q:	So talk to us a little bit about the sensitivity there because that seems to be a big growth engine for you over the next three or four years but you’re not really talking about it yet and what impact it might have on the bottom line.

Randy:	Let me restate your question. The question really tries to break down the investments between or assets between those where we earn something and those where we don’t. So a person goes and buys a stock, that’s a transaction. But once the stock just sits there, the only way we can earn any money is if we can go out and lend the stock. So if we now have a product that we’re paid based on the asset being with us, that’s a fee, that’s Amerivest. We’ve not modeled any growth into this for that. So that’s one thing I think you’re asking about. We haven’t done that, Michael. So it’s not built into our model.

Male:	Michael, I would...

Randy:	Restate the question. So the second thing is now we’re selling a product called a mutual fund. We get paid by the mutual fund company to then distribute that fees. Again, we’ve not built in growth on that. And lastly is people do leave their cash with us. And that I’ve spent a lot of time talking about.

So I’ve not talked about transforming this model into a fee-based model. That’s not any of our guidance. If we’re successful at that, that’ll do two things. It’ll create much more of an annuity stream but it’ll also create a lot of upside that is not in this guidance, sorry assets.

Male:	I was just going to say, on page 34, clearly I didn’t do as good a job of presenting this as I would have hoped, this is as close as we’ve gotten to giving you some color on what the impact of becoming an asset gatherer could be on our revenues and our profitability. Again, to walk you through this once more, this is Merrill Lynch data looking at Schwab, E*TRADE and us. Okay? So take that with a grain of salt. If Merrill Lynch is to be believed, then as you gather assets what this says is the orange line, the spiky orange line is the distribution of those assets by type. Okay? So the 60 percent odd, 50 to 60 percent odd of the assets that we

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were bringing in on the acquisition should be equities, 20 odd percent of it is third party funds, etcetera, etcetera, etcetera.

And then what they do is they say here is the estimated revenue that they’re making yield essentially in bps on those all the way, you know, 500 bps on margin through to 20 bps on third party front. Now clearly our numbers are better in many cases than this. I would guide you to this. I would point you to this as here is the best thing we’ve got that might help you say, “Okay, if these guys are successful at generating assets, what might the distribution of those assets look like? What might the yield of those assets look like?” And I would take out where it says proprietary funds. You might read them or invest in them for that and that’s as close as we come on that.

Q:	Excuse me. Yeah, I guess it’s kind of a panel question. The comparison between pure plays, which I guess you are versus the conglomerates, I mean everybody and their brother’s going after the mass affluent, especially a lot of the big banks. So we can go down the line, whether it’s the RIA, it’s the Bank of New York or whether it’s branding. You know, Citigroup is one brand, they’re spending a lot of money there or the branches, Bank of America, the Premier segment, seeing a lot of money in there. Even if you think you can beat them, I mean some of these banks can be pretty irrational too and drive down some of the economics. Can you talk about competing against some of the bigger players?

Male:	Yeah, now, when you said the world’s going after the mass affluents, did you mean the mass affluent?

Q:	I mean a lot of the large banks are targeting the mass affluent. I mean they move them out of the — segmentation, just like you’re doing. They’re doing and accelerating that.

Male:	Yeah, I think from our perspective, remember when we talked about the banks that we have interacted with and the banks that we know about, the banks in effect that trade culpably in the marketplace are great at doing what they do. They’re banks. Okay, from our perspective we think we’re great at what we do. We’re a brokerage. Now, we create the benefits of a bank without in effect becoming a bank by the strategic relationship we have in effect with TD. We’re truly — we get most of those economics without most of the regulatory risks or the headaches associated with that or for that matter the costs associated with that. So we feel pretty good about that. Remember when we talked about the expansiveness of this market? You’re looking at 37 million households that have $1 million or less in investable assets, $10 to $16 trillion market. We’re not suggesting that anybody else can’t also do a good job. But we believe this

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segment in effect is growing and we think we’ve got enough competitive advantages that we’re going to get more than our fair share. So when you look at our scalability and when you look at our operating leverage, when you look at let’s say the long-term investor potentially can do with portfolio allocation service like at Amerivest, we just think we’re going to do a good job with that. When you look at a typical bank model, they do a lot of different things. Everything we do in the world we told you about today. And frankly, we expect to be great at what we do.

Now, do we expect to beat everybody in the world at everything? No. But we just expect to be good in the asset trader space, the long-term investor space and the independent advisor space. So to get back to the question that was asked earlier was — I think Kyle, you may have asked this to Tommy with regard to realistically the independent advisor space, are you going to catch Schwab? Okay, the point we were really trying to make, we may not. The point that we were really trying to make is this is one of the fastest growing business segments within financial services today. We are uniquely positioned to be able to take advantage of that growth. We don’t necessarily have to beat Schwab or Fidelity to be really good in that area. But we think we can take market share, more than what the market would normally give everybody on a pro rata basis, over time.

So the bottom line is we’re not telling you we’re going to be better than every bank, we’re not telling you we’re going to be better than the other two firms that handle the independent advisor space. What we’re telling you is this, when we tell you we’re going after something, we are going after it. We’re going after it with everything we have. We wouldn’t be doing that if we didn’t think we were good at it. And we’re going to hold ourselves accountable to each other for that. That’s how we’re going to get paid. And we expect us to be held accountable to you for that. Any other questions?

Q:	Thanks, Mike. So, Joe, you’ve done eight acquisitions and from the outside looking pretty flawlessly. When you — it’s taken you, when the deal is announced and it will take or when it closed to about maybe a year or less, right around a year and then E*TRADE comes. They do it and have some glitches with the HarrisDirect and I guess Brown(?) went much better. I guess what I’m trying to find out is what have you learned and why do you take the time to do that and what’s — are there differences to explain why you would take the amount of time? I’m not saying E*TRADE get it right but them taking a...?

Male:	It’s a very fair question. They’re — both acquisitions that E*TRADE did were both cash transactions. Ours was an equity transaction. By definition, that takes a lot longer just in effect to get to close. So that was part of it. So we announced the

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deal in June. We actually closed it in January. The second part of this is that the acquisition itself is significantly larger. We’re talking about almost 3 million clients. We’re talking about bringing over and we’re talking about well over $100 billion in assets. The actual magnitude of the transaction was so far bigger than what the other transactions were it would just take more time. Also understand this that in the seven acquisitions — now by the way, we’re calling ourselves 8 and 0 now. I’m not sure that’s fair. We haven’t delivered on this yet. We haven’t delivered on this integration yet. Okay?

Male:	Fifth inning.

Male:	It’s the fifth inning or the third or whatever it is. We haven’t delivered yet. We’re definitely 7 and 0. We’ve done 8 acquisitions. We expect to be 8 and 0. I’m not saying we’re 8 and 0 yet. Okay? But as far as this acquisition goes, remember, we said one of the things we really care about, we want to retain our clients. And we want to make sure that remember why we exist, the clients, the shareholders, the associates. And we want to make sure that the client experience is such that they really want to be part of “the new organization,” the new TD Ameritrade so to speak.

So consequently, if we err, we will err on the side of going slower to make sure that client experience is what it needs to be so we do a better job of retention over a longer period of time. And lastly, Rich, we said to everybody this is the first time since I’ve been at TD AMERITRADE or Ameritrade, when we’ve had the luxury to say — Guess what? I’ve always said to you, you hold me accountable to what we’re doing quarter to quarter. You hold us accountable for what we’re doing quarter to quarter but we always have a rolling 24 month horizon that we’re looking for and our goals. We’re not going to screw up 24 months for this quarter. But nor are we not going to be accountable for what’s going on this quarter. For the first time ever, well first time with me here, we’ve been able to say, “You know what? We all know the key to the success of the integration. It’s not having a good March quarter or a good June quarter or a September quarter.” It’s not giving you a number that happens to look pretty good at the time. It’s how powerful we are coming out of ’07 into ’08. So every decision we’re making now is based on that.

So we will make those decisions to do that. Now, I think E*TRADE’s done a good job with their acquisition and their pace though, that’s their pace. At least in terms of what we’re doing, we’re doing it this way for the reasons I’m giving you. And I’m not saying their way’s wrong and our way’s right. Just that’s the way we’re doing it. Larry?

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Male:	Can we talk?

Male:	Later?

Male:	I would just add one thing. If we had done the Brown(?) acquisition, it would have been for much less much purely banking functions, no mutual fund functions, no any other kind of product functions you had to worry about carrying over. So it was just an easier transaction.

Male:	And we probably would have slipped that in.

Male:	Don’t talk so long.

Male:	We probably would have slipped that in before Waterhouse.

Male:	Kyle? It is helpful if you have your next question just raise your hand so one of the ladies can bring you the microphone.

Q:	It seemed to me that the online brokerage industry consolidated rather quickly, meaning that after you announced the TD Waterhouse merger, E*TRADE quickly announced the HarrisDirect acquisition and then they quickly announced the Brown(?) acquisition. I guess my question is it seemed like it was a flurry of activity for a period of time. Behind the scenes are there still activity levels that are consistent with that time period or have the slowed down dramatically?

Male:	I’m going to take your question in two parts. The first is sort of what transpired over the span of the last two years and secondly what’s happening now. Is that fair, Kyle? Okay.

First, remember the flurry, when I was at Merrill and making decisions to take this job, one of the reasons why I thought it was attractive was because the bubble had burst. There was significant excess capacity and there was absolutely going to be consolidation. And it hadn’t happened yet. Frankly, one of the things I was worried about is that it would happen before we got a shot to get our act together so we could in effect go out and do that.

So when we started our acquisitions, I was still shocked that nobody else was doing that. So we got to 7 and 0 before anybody did anything. And then there was a lull. And then many of you, including you, were talking to us all the time about what’s the next phase of the acquisitions? What’s going to happen next? And it was absolutely a down period there for about a year and a half where everybody thought something was going to happen and I think stock prices started to suffer a

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little bit because of that. Then all of a sudden, boom, there’s an opportunity when there’s rumors in the paper about us and E*TRADE. There’s rumors in the paper about TD Waterhouse and Ameritrade. And you’ve got all those things going on. Something winds up happening. We wind up doing the deal with TD Waterhouse. E*TRADE then immediately wants to do Brown(?) and Harris. So the flurry, I think, sort of happened really the last 12 months. There was a year and a half layoff and there was a reasonable activity prior to that. But the only people doing anything prior to that was us.

Okay, so now I think when I got to Ameritrade there were about 200 firms that had an online brokerage presence in this country, about 15 names everybody knew. Today that numbers about 70, about five names that anybody knows. And I think we’re probably about 75 percent through the consolidation which struck the industry.

If, this is all capacity, if the markets that we went on — I’m not predicting this — if the market did incredibly well over the span next two, three, four years, the markets could actually take the excess capacity out of the industry. You might not need any more consolidation. But assuming that doesn’t happen, it’s our job to manage our company in good times and bad times. And it still makes sense, just on paper that there should be more of that.

Now, we’ve already started to answer part of this. We know our number one priority is to have a successful integration, do a good job with all the things we talked about. We know that. But that doesn’t mean we’re going to stop looking at opportunities that we think matters. In one of the earlier slides that Asiff had up there, he wasn’t just talking about a major scale acquisition or merger or whatever, he was also talking about JV(?) strategic alliances, what else can you do to figure out a way to maximize our potential. We’ve been looking at that almost every day for the last four years. We’re going to continue. Sometimes TD AMERITRADE, TD Waterhouse is a great example. Three and a half years. Three and a half years to be able to get that done. I think all of our shareholders and certainly all of us are delighted that we got that done. We have to deliver on that. So going forward the same type of passion we brought to how can we figure out something that’s creative, smart, good that will ultimately help our clients, help our shareholders, we’re going to try to do that. That’s exactly what we’re going to try to do going forward. It’s possible we continue to do things. It’s possible we may not get the opportunity to. But we are always going to focus our opportunity strategically from that perspective.

Q:	[Inaudible]

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Male:	The flurry of activity was I think the TD...

Q:	current activity level.

Male:	Right now? You mean...?

Q:	[Inaudible]

Male:	Well, that’s outside on my came up with the exchanges, etcetera or within our ?

Q:	Within [inaudible]

Male:	He’s asking you if we’re in discussions basically.

Male:	Oh, you’re asking me if we’re in discussions?

Q:	No, no, no, no. I’m asking if you [inaudible].

Male:	The bottom line is this. I don’t know to what extent anybody else is interested. I’d waste a lot of sleep — I’d have a lot of sleepless nights worrying about too much about things that I have zero control over. From our perspective, we are always interested in anything we think will advance our client experience or our shareholder value, period. I can’t comment on what other people feel.

Q:	Forgive me, another E*TRADE compare/contrast question. E*TRADE’s made much of the overseas growth opportunity. What is your view about international online brokerage and do you see this as one of the areas that maybe you might invest in for ’08 growth?

Male:	I think there’s wonderful opportunities internationally. But let’s back up four and a half years. When we got here, we had negative pre-tax margins, we had a number of issues that we needed to address. And in order to do that, what did we do in the fall, 2001? We said we had to build core competencies to leverage competitive advantages to be a leader in the areas we choose to play. We said active trader, long-term investor, independent advisors. Everything else we get rid of because we don’t think we can be a leader. At the time we were involved with Germany, UK, Canada, South Korea and Australia. We were losing money in all five of those areas. We made the decision then, basically it was Randy and I that made the decision; we’re out of those. We’re going to concentrate on what we can do in the United States. If we do that effectively we’re going to make some noise. If we don’t we’re going to have a problem. So let’s do what we think we’re good

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at. It’s an intense focus on what we think we can actually do. We said back then we could get into volatile long-term investor spending and we could do a good job in the independent advisor. If we get those things right in the United States, we’re in great shape. Now, is there opportunity internationally? Absolutely. But our greatest opportunity is domestic.

Male:	Could I add just a little to that?

Male:	Sure.

Male:	You know, we have a list just like everybody else does of the countries that are attractive, in which you could do business. But the notion that you can just somehow hang a shield on the internet and do business in all of those geographies is ludicrous. And number two, then there’s another way to this which is the degree of difficulty in terms of regulatory environment, the Patriot Act, just a whole list of things doesn’t allow you to get into those countries. So I think when you saw Asiff’s thing about JV(?), when you saw — I think we’d love to be in some of those areas. There are some opportunities but many of them are going to require feet on the ground. And to the extent we would do that, we would only do that if we ran out of opportunities and had lots of excess energy, etcetera, and so on, based on what we were doing in our core business. And so, quite frankly, it is not an area of high priority for us. And if that changes, again, I think Joe will let you know.

Male:	I mean Chris makes a good point. By the way, as far as our Q&A goes, when we gave you a pretty definitive answer it’s because that’s the heart of what we’re trying to get across. But anytime we think we have an opportunity doing anything that we’d be good at, that would be good for our clients and shareholders, we will look at doing that. But that’s how we make those decisions. See ya, Rich.

Male:	Take care, Rich.

Q:	An earlier question focused on the mass affluent and how there are so many firms going after that. But there’s so many subsets of the mass affluent as well. I mean if you’re able to execute on your strategy of moving in the long-term investor, what is the average profile of an Ameritrade customer going to look like five years from now? I mean what sort of account size average demographics? What sort of growth? Do you in peak earning years or not?

Male:	Well, we feel we have a real sweet spot between $50,000 and $500,000. Everybody looks at mass affluence as $100,000 to $1 million. But really if you look at the and the attitudes of somebody in the $5,500 and especially that

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$250 range, where they’re under-serviced and someone else, even though that’s either going after them, can’t afford to go after that range, we see that as a nice sweet spot. So if that plays out, we’ll probably see more clients within that range.

The mix of assets, what the market’s going to do and what’s going to be the most efficient products. Somebody mentioned earlier today about mutual funds changing. If they change and they become more efficient or better vehicles than EPS, we’re not wed to EPS at Amerivest. We’re not wed to any investment vehicle. We don’t manufacture them. We’ll just move our platform to whatever works best for the client.

Male:	Question back there.

Q:	To what extent, when you look at the transaction you got a lot more expensive than you said you would. To what extent is there that opportunity with Waterhouse or is the fact that you have 100 branches to contend with and a lot more employees to deal with talking about.

Male:	I think we would go back to our ’06 to ’08 philosophy and at the end of the day they’re already decisions. And I think, in fact, I’m not sure that we disclosed this in the last earnings call, but there have already been decisions that we’ve made that would not necessarily allow us to cut costs in particular areas. For example, the way we’re handling the investment centers because we think the revenue opportunity there is significant enough. So all we’re trying to do is balance the opportunity that we’re going to hopefully realize as we go into ’08 versus a decision that we would make now.

So we would definitely sacrifice the $328 number. Remember, we want to get to the $333 fixed income or fixed cost run rate. So we would sacrifice going higher than that and if in fact we thought that the revenues — the bottom line is we’re going to have greater — deliver greater shareholder value we will not hesitate to make that decision. So right now I think Kyle, the better way to look at it is not just well, how many more expenses are they going to — expense synergies are they going to realize, because, again, I tell you, we’re going to look at those very, very carefully. So there are a number of guys on this stage and a number of people here now that work for us that have said, “I need more resources in a particular area, because I think I’m going to deliver X.” And we expect them to deliver X. If they don’t deliver X we’re going to take those resources back anyway.

But I would look at it a little bit more less the $333 number versus the combination of what the bottom line number’s going to be and our revenue

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growth versus our fixed costs. Know inherently we’re always going to be obsessed with what our costs are. There are a lot more prima donnas in the transaction and we all wanted to get rid of them anyway, so...

Male:	Right, yeah.

Male:	Just point out pretty some more color into this, we’ve made investments. We told you in our last earnings call we were going to make $0.02 a year investments in some of the things that we think are going to deliver big time for us in the ’08 year. And so we’re going to continue to make those right choices. And so $328’s pretty good reason not to hit it .

Q:	I’m trying to catch up with Mike.

Male:	You’ve got 20 more questions.

Q:	I get this question really on the JVs. I mean why hasn’t Merrill Lynch or Morgan Stanley kind of seen the light and come to you guys and said, “Hey, you know, you guys can do a low cost brokerage much better than we can out of some call centers that we’re putting together.” Why hasn’t that happened yet? Why hasn’t Merrill called you up, Joe, and said, “Hey, can you take these accounts off our hands? We can’t make money off of them.”

Male:	I think the bottom line is this and that is that I think so very, very often you’re larger brands, your larger companies really absolutely truly believe they can do it all themselves. And the fact of the matter is they can’t. Or at the very least, they can’t do it as well as somebody else. When I first got to Ameritrade, we spent months on the road to try to talk to a bank about potentially partnering with us to do it, not to do an acquisition like we did with TD Waterhouse, but to do something strategic that we’re doing with TD, their banks now. And everybody said, “Oh, that’s a great idea, great idea, great idea.” We’ll provide you the brokerage arm. We’ll use your bank services and we’ll use your bank to help lever the way we would manage our clients’ cash. Everybody came back, “We’ll do it ourselves.” All the banks, “We’ll do brokerage ourselves.” Not many of them do it well themselves.

Then we started to go to the smaller regional banks and they all thought it was a great idea. They couldn’t get away from the politics within their own organization. “This is going to disrupt our trust business. We don’t want to do that. That is going to upset this person who’s been running this thing for 25 years. We don’t want to do that. Who’s going to own the client?” And they were . I firmly believe, I think, that as the industry sees the success, what I believe will

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be the success of the TD AMERITRADE bank relationship that we have with TD with regard to all the stuff that Randy was talking about earlier, you know I think other people will say, “You know what? Maybe there’s a little better, smarter way to do this.” I know from our end, again, we’re not worried about it. If we think it’s the best thing for our clients and shareholders, we’re going to do everything we can to do it. It doesn’t mean everybody else necessarily agrees with that.

Q:	Thanks.

Male:	Okay, how many of you in here — I’m not looking for a response from the TD Ameritrade people — have heard of Jerry Colangelo? Okay, Jerry Colangelo has been in professional sports his entire life. He owns or used to own the Arizona Diamondbacks of baseball, the Phoenix Suns, the basketball team and the Phoenix Coyotes, the girls’ basketball team. He is an icon in the sport entertainment world as a businessperson. He will definitely be in the NBA Hall of Fame. He made a number of other things.

I am a member of the National Italian American Foundation. I’m actually on the board there. I went to a dinner every year in Washington. They have a big black tie affair in DC. And I was invited to that. But I was also invited to a smaller dinner the night before that Colangelo was going to be at. And with my background in athletics and business, I couldn’t wait to meet this guy. So I go in the night before. I go to the bar, getting a drink. Somebody taps me on the shoulder and says, “Joe, I’m Jerry Colangelo.” And I said, “Well, Jerry, I was going to tell you...” Bottom line is we spent about an hour together. And everybody’s kind of coming up to him. And he’s just spending time with me. And I’m like flattered by this.

So he said, “Why don’t you have dinner with us?” There was only one reserved table in the place. And I said, “Well I don’t want to...” He goes, “No, no, come on over.” I’m walking over to the table and who’s sitting there at the table but Tommy Lasorda. Now, how many know who Tommy Lasorda is. Okay, the next 48 hours I’m hanging out with Tommy Lasorda and Jerry Colangelo. And Tommy went on and he was also one of the speakers at the black tie affair and he told a million jokes and the guy’s a riot. Well, he told a million jokes that weekend. I want to share one of them with you.

Now remember, my father was born in Italy and I’m a member of the board of this place, the American Foundation, so work with me a little bit on this, okay? Tommy Lasorda told me this story. There are two generals, a German general and an Italian general and they’re getting ready to sanitize(?) him for battle. And it’s the eve before the battle. Finally they’re done. The German general turns around

TD AMERITRADE
2006 Investor/Analyst Day
May 23, 2006

to one of his aides and says, “Hans, bring my red coat.” The Italian general thought about it, turns around and goes, “Hey, Generalissimo, hey, me no understand. Why you getting a red coat?” “Because tomorrow in battle if I get shot the red of my coat will camouflage my blood and I will continue to be a source of inspiration to my men.” Italian general thought about it and says, “Hey, Generalissimo, hey that’s a pretty good idea. Hey, Luigi, go get-a my brown pants.”

Are there any more questions? We still have cocktails. We still have cocktails. Thank you all for coming. On those feedback sheets, could you just pass those to the end of your row and we’ll get those picked up. And we’ve got cocktails in the back. So thanks everybody for coming.

END